As filed with the Securities and Exchange Commission on ______, 2008

                                                Commission File No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                           EPIC ENERGY RESOURCES, INC.
                      ------ ----------------------------
               (Exact name of registrant as specified in charter)

        Colorado                       1311                   94-3363969
--------------------------    ----------------------   ------------------------
(State or other jurisdiction (Primary Standard Classi-      (IRS Employer
     of incorporation)          fication Code Number)        I.D. Number)

                           10655 Six Pines, Suite 210
                             The Woodlands, TX 77380
                                 (281) 419-3742
                ------------------------------------------------
         (Address and telephone number of principal executive offices)

                           10655 Six Pines, Suite 210
                             The Woodlands, TX 77380
                                 (281) 419-3742
                ------------------------------------------------
(Address of principal place of business or intended principal place of business)

                                  Rex P. Doyle
                           10655 Six Pines, Suite 210
                             The Woodlands, TX 77380
                                 (281) 419-3742
                      ------------------------------------
           (Name, address and telephone number of agent for service)

       Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                               Hart & Trinen, LLP
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

       As soon as practicable after the effective date of this Registration Statement

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

Title of each                        Proposed      Proposed
 Class of                            Maximum       Maximum
Securities            Securities     Offering      Aggregate      Amount of
   to be                to be        Price Per     Offering      Registration
Registered            Registered     Share (1)      Price             Fee
----------            ----------     ---------     ---------     ------------

Common Stock (2)      34,314,368       $3.30      $113,237,413      $4,451
-----------------------------------------------------------------------------


(1) Offering price computed in accordance with Rule 457 (c).
(2) Shares of common stock offered by selling shareholders

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                            EPIC ENERGY RESOURCES, INC.

                                   Common Stock

      By means of this prospectus a number of shareholders of Epic Energy Resources, Inc. are offering to sell 5,429,335 shares of Epic's common stock, as well as up to 22,685,032 shares of common stock issuable upon the exercise of warrants. The actual number of shares issuable upon the exercise of the warrants may increase as the result of future sales of Epic's common stock at prices below the warrant exercise price.

   By means of this prospectus Epic may also issue up to 6,200,000 shares of its common stock to the holders of the notes as payment of principal. The actual number of shares which may be issued as payment of principal will depend upon the amount, if any which Epic elects to pay with shares of its common stock and the future market price of Epic's common stock.

   See "Description of Securities" for information concerning the terms of the notes and the warrants. The selling shareholders may be considered "underwriters" as that term is defined in the Securities Act of 1933.

      Epic's common stock is quoted on the OTC Bulletin Board under the symbol "EPCC." On December 31, 2007 the closing price for one share of the Epic's common stock was $3.23.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      These securities are speculative and involve a high degree of risk. For a description of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page 3 of this Prospectus.






                The date of this prospectus is ____________ 2008

The following information is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

       Epic was incorporated in Colorado on June 6, 1989. Following its formation Epic was inactive until April 2006, when Epic changed management and began operating in the oil and gas industry.

       In August 2007 Epic acquired The Carnrite Group, LLC for 3,177,812 shares of its common stock.

       In December 2007 Epic acquired Pearl Investment Company (formerly named Pearl Development Company) for 1,486,240 shares of its common stock and cash of $18,720,000.

       The Carnrite Group and Pearl Investment Company provide consulting services to the oil, gas and energy industry in the areas of engineering, construction management, operations, maintenance, and oilfield project management.

       As of the date of this prospectus Epic's revenues from the sale of oil and gas were not significant.

       Epic's officers are located at 10655 Six Pines, Suite 210, The Woodlands, TX 77380 and its telephone number is (281) 419-3742 and its fax number is (281) 419-1114.

       Epic's website is: www.1epic.com.

The Offering

      On December 5, 2007 Epic sold 4,406,334 shares of its common stock to a group of private investors for gross proceeds of $6,609,500, or $1.50 per share. The investors also received warrants which entitle the holders to purchase up to 4,406,334 shares of Epic's common stock. The warrants are exercisable at a price of $1.50 per share and expire on December 5, 2012.

      On December 31, 2007 Epic sold an additional 1,023,001 shares of its common stock to a group of private investors for gross proceeds of $1,534,502 or $1.50 per share. The investors also received warrants which entitle the holders to purchase up to 1,023,001 shares of Epic's common stock. The warrants are exercisable at a price of $1.50 per share and expire on December 5, 2012.

      On December 5, 2007 Epic also sold notes in the principal amount of $20,250,000 to a second group of private investors. The notes bear interest annually at 10% per year. The notes are due and payable on December 5, 2012 and are secured by liens on all of Epic's assets. The purchasers of the notes also received warrants which entitle the holders to purchase up to 15,954,545 shares of Epic's common stock. The warrants are exercisable at a price of $1.65 per share and expire on December 5, 2012.

      Epic may also issue shares of its common stock to the holders of the notes as payment of principal.

      By means of this prospectus investors are offering to sell shares of Epic's common stock sold in the December 2007 financing as well shares which may be issued in payment of the notes or upon the exercise of the warrants. See "Description of Securities" for information concerning the terms of the notes and the warrants.

      Epic will not receive any proceeds from the sale of the shares by the selling shareholders. Although Epic will receive proceeds from the exercise of any warrants, Epic has not determined how the proceeds will be used.

      As of December 31, 2007, Epic had 42,948,921 outstanding shares of common stock. The number of outstanding shares does not give effect to shares which may be issued as payment of principal on the notes sold in December 2007 or the exercise of outstanding warrants or options. See "Comparative Share Data".

      The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the potential for a decrease in revenues if the price of oil or gas should decline and the limited market for Epic's common stock. See the "Risk Factors" section of this prospectus for additional Risk Factors.

Forward Looking Statements

      This prospectus contains various forward-looking statements that are based on Epic's beliefs as well as assumptions made by and information currently available to Epic. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                   RISK FACTORS

      The securities being offered involve a degree of risk. Prospective investors should consider the following risk factors which affect Epic's business and this offering. If any of the risks discussed below materialize, Epic's common stock could decline in value or become worthless.

Energy Consulting Services
--------------------------

A decline in the price of, or demand for, oil or gas could reduce Epic's revenues. The demand for Epic's services depends on trends in oil and natural gas prices and is particularly sensitive to the level of exploration, development, and production by oil and natural gas companies. Historically, the prices for oil and gas have been volatile and are likely to continue to be volatile. Spending on exploration and production activities will have a significant impact on the activity level of Epic's consulting businesses.

The loss of key management and technical personnel could harm Epic's business Epic depends greatly on the efforts of its executive officers and other key employees. The loss or unavailability of any of Epic's executive officers or other key employees could have a material adverse effect on its business. Many of the services that Epic provides are complex and highly engineered. Epic believes that its success will depend upon its ability to employ and retain skilled technical personnel. The demand for skilled workers is high, the supply is limited and Epic's inability to recruit and retain the workers it needs will hurt its business.

Competition for customers and personnel in the energy consulting business may reduce Epic's revenues. The energy consulting industry is highly competitive, with limited barriers to entry. Large full-service and specialized companies, as well as small local operations, compete with Epic. Competition in some markets is intense, particularly with regard to recruiting personnel, and these competitive forces may limit Epic's ability to raise prices to its customers.

Epic has significant working capital requirements. Epic needs significant working capital in order to operate its business. Epic must maintain cash reserves to pay its employees and consultants prior to receiving payment from customers. These working capital requirements may increase in future periods. If Epic's cash balances cannot satisfy its working capital requirements, Epic could be required to explore alternative sources of financing to satisfy its needs, including the sale of equity or debt securities which would result in dilution to existing shareholders.

If Epic's expansion efforts are not successful, its operations will be adversely affected. Epic recently acquired two energy consulting firms and Epic may continue to pursue new acquisitions in the future. However, unsuccessful acquisitions may result in significant additional expenses that would not otherwise be incurred. Epic may not be able to integrate the operations of these two consulting firms without unanticipated costs and difficulties and retain its customers and key employees. In addition, Epic may not realize the revenues that it expected from these acquisitions.

Epic may suffer losses from its fixed price contracts. Some of Epic's consulting agreements are either on a cost-reimbursable basis or on a fixed-price basis. The failure to estimate accurately the resources and time required for a fixed-price project or the failure to complete contractual obligations within the time frame and costs committed could have a material adverse effect on Epic's business. In connection with projects covered by fixed-price contracts, Epic bears the risk of cost over-runs, inflation, labor availability and productivity, and supplier and subcontractor pricing and performance.

Third parties Epic may use may not provide services in an adequate or timely manner. Epic may sometimes use third-party subcontractors and equipment manufacturers to assist Epic with a project. To the extent Epic cannot engage subcontractors or acquire equipment or materials, its ability to complete a project in a timely fashion or at a profit may be impaired. If the amount Epic is required to pay for goods and services exceeds the amount Epic estimated in bidding for fixed-price work, Epic could experience losses. Any delay or failure by subcontractors to complete their portion of a project, may cause Epic to incur additional costs, including compensating the customer for delays. In addition, if a subcontractor or a manufacturer is unable to deliver services, equipment, or materials according to agreed upon terms for any reason, Epic may be required to purchase the services, equipment, or materials from another source at a higher price. This may reduce Epic's profit or result in a loss on a project.

Doing business in foreign countries subjects Epic to economic and political conditions which differ from those in the United States and which could result in losses. A significant portion of Epic's consulting revenue is derived from operations outside of the United States, which exposes Epic to risks inherent in doing business in each of the countries in which it transacts business. The occurrence of any of the risks described below could have a material adverse effect on Epic's operations.

     o    political and economic instability;
     o civil unrest, acts of terrorism, force majeure, war, or other armed conflict;
     o    currency fluctuations, devaluations, and conversion restrictions;
     o    confiscatory taxation or other adverse tax policies;
     o government activities that limit or disrupt markets, restrict payments or result in the deprivation of contract rights.

Fluctuations in foreign exchange rates and changes in foreign exchange controls could reduce Epic's revenues and restrict the use of its revenue. A sizable portion of Epic's revenue is in foreign currencies. As a result, Epic is subject to exchange risks resulting from changes in foreign exchange rates, the implementation of exchange controls, and potential limitations on Epic's ability to transfer earnings from operations in one country to fund operations in other countries.

Epic could face substantial liability due to claims from customers or third parties. The services provided by Epic expose it to potential professional liability, general and third-party liability, warranty, and other claims which may be in excess of its insurance limits.

Epic's intellectual property may become obsolete and may not be protected from competitors. Epic relies on intellectual property rights to provide consulting services. Epic may not be able to successfully preserve these intellectual property rights in the future, and these rights could be invalidated, circumvented, or challenged. In addition, the laws of some foreign countries in which Epic provides services do not protect intellectual property rights to the same extent as the laws of the United States. Epic's failure to protect its proprietary information and any successful intellectual property challenges or infringement proceedings against Epic could adversely affect its competitive position.

       The market for Epic's services is characterized by continual technological developments. If Epic is not able to provide commercially competitive services in a timely manner in response to changes in technology, its business could be adversely affected and the value of its intellectual property may be reduced. Likewise, if Epic's proprietary technologies or work processes become obsolete, it may no longer be competitive and its business could be adversely affected.

Oil and Gas Exploration and Development
---------------------------------------

If Epic cannot obtain additional capital, Epic may have to delay or postpone exploration and development and activities. Epic needs additional capital to find oil and gas reserves. Epic may be unable to obtain the funding which it requires.

Oil and gas exploration and development is not an exact science, and involves a high degree of risk. The primary risk lies in the drilling of dry holes or drilling and completing wells which, though productive, do not produce gas and/or oil in sufficient amounts to return the amounts expended and produce a profit. Hazards, such as unusual or unexpected formation pressures, downhole fires, blowouts, loss of circulation of drilling fluids and other conditions are involved in drilling and completing oil and gas wells and, if such hazards are encountered, completion of any well may be substantially delayed or prevented. In addition, adverse weather conditions can hinder or delay operations, as can shortages of equipment and materials or unavailability of drilling, completion, and/or work-over rigs. Even though a well is completed and is found to be productive, water and/or other substances may be encountered in the well, which may impair or prevent production or marketing of oil or gas from the well.

      Exploratory drilling involves substantially greater economic risks than development drilling because the percentage of wells completed as producing wells is usually less than in development drilling. Exploratory drilling itself can be of varying degrees of risk and can generally be divided into higher risk attempts to discover a reservoir in a completely unproven area or relatively lower risk efforts in areas not too distant from existing reservoirs. While exploration adjacent to or near existing reservoirs may be more likely to result in the discovery of oil and gas than in completely unproven areas, exploratory efforts are nevertheless high risk activities.

      Although the completion of oil and gas wells is, to a certain extent, less risky than drilling for oil and gas, the process of completing an oil or gas well is nevertheless associated with considerable risks. In addition, even if a well is completed as a producer, the well for a variety of reasons may not produce sufficient oil or gas in order to repay Epic's investment in the well.

Epic's operations will be affected from time to time and in varying degrees by the price for oil or gas. The price of oil and gas is often volatile and influenced by political developments and Federal and state laws and regulations regarding the development, production and sale of crude oil and natural gas. These regulations require permits for drilling of wells and also cover the spacing of wells, the prevention of waste, and other matters. Rates of production of oil and gas have for many years been subject to Federal and state conservation laws and regulations and the petroleum industry is subject to Federal tax laws. In addition, the production of oil or gas may be interrupted or terminated by governmental authorities due to ecological and other considerations. Compliance with these regulations may require a significant capital commitment by and expense to Epic and may delay or otherwise adversely affect Epic's proposed operations.

Risks Related to this Offering
------------------------------

There is, at present, only a limited market for Epic's common stock. Epic's common stock is quoted on the OTC Bulletin Board and is thinly traded. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than other public trading markets, such as the NASDAQ stock market. Quotations for stocks included on the OTC Bulletin Board may not be listed in the financial sections of newspapers and prices for securities traded on the OTC Bulletin Board are often volatile.

Shares issuable for the payment of principal on the notes or the exercise of outstanding options and warrants may substantially increase the number of shares available for sale in the public market and may depress the price of Epic's common stock. Epic had outstanding options and warrants which, as of December 31, 2007, allow the holders to acquire up to approximately 24,407,000 additional shares of its common stock. Until the options and warrants expire, the holders will have an opportunity to profit from any increase in the market price of Epic's common stock without assuming the risks of ownership. Holders of options and warrants may exercise these securities at a time when Epic could obtain additional capital on terms more favorable than those provided by the options or warrants. The exercise of the options and warrants will dilute the voting interest of the owners of presently outstanding shares by adding a substantial number of additional shares of Epic's common stock.

      Epic has filed a registration statement with the Securities and Exchange Commission so that the shares of common stock sold in the December 2007 financing as well shares which may be issued in payment of the notes or upon the exercise of the warrants may be sold in the public market. The sale of common stock issued or issuable upon the exercise of the warrants, or the perception that such sales could occur, may adversely affect the market price of Epic's common stock.

                              COMPARATIVE SHARE DATA

                                                     Number of          Note
                                                      Shares          Reference
                                                     ---------        ---------

   Shares outstanding as of December 31, 2007:      42,948,921

   Shares to be sold in this offering:

      Shares of common stock                         5,429,335            A

      Shares issuable upon exercise of warrants     21,383,881            A

      Shares issuable as payment of principal on
         notes                                       6,200,000            A

                                                     Number of          Note
                                                      Shares          Reference
                                                     ---------        ---------

      Shares issuable upon exercise of warrants
       issued to placement agent                     1,301,151            B

Other Shares Which May Be Issued:
--------------------------------

      The following table lists additional shares of Epic's common stock which may be issued as of December 31, 2007:

                                                     Number of          Note
                                                       Shares        Reference
                                                     ---------       ---------

   Shares issuable upon the exercise of warrants
     held by private investors                       1,455,100           C

   Shares issuable upon exercise of options granted
     to Epic's officers and directors                  600,000           D

   Shares to be issued to officers and employees
     of Pearl Investment Company                     3,313,760           E

A. On December 5, 2007 Epic sold 4,406,334 shares of its common stock to a group of private investors for gross proceeds of $6,609,500, or $1.50 per share. The investors also received warrants which entitle the holders to purchase up to 4,406,334 shares of Epic's common stock. The warrants are exercisable at a price of $1.50 per share and expire on December 5, 2012.

      On December 31, 2007 Epic sold an additional 1,023,001 shares of its common stock to a group of private investors for gross proceeds of $1,534,502 or $1.50 per share. The investors also received warrants which entitle the holders to purchase up to 1,023,001 shares of Epic's common stock. The warrants are exercisable at a price of $1.50 per share and expire on December 5, 2012.

      On December 5, 2007 Epic also sold notes in the principal amount of $20,250,000 to a second group of private investors. The purchasers of the notes also received warrants which entitle the holders to purchase up to 15,954,545 shares of Epic's common stock. The warrants are exercisable at a price of $1.65 per share and expire on December 5, 2012.

      The actual number of shares issuable upon the exercise of the warrants may increase as the result of future sales of Epic's common stock at prices below the warrant exercise price.

      At Epic's election, and under certain conditions, Epic may use shares of its common stock to make principal payments on the notes. The number in the table is an estimate and assumes that Epic makes all principal payment with shares of its common stock having a price of $3.30 per share. The actual number of shares which may be issued as payment of principal will depend on the amount, if any which Epic elects to pay with shares of its common stock and the future market price of Epic's common stock.

      See "Description of Securities" for more detailed information concerning the notes and warrants.

B. Rodman & Renshaw served as the lead placement agent in connection with the private placement of the securities described in Note A and received a cash fee of $1,549,000 as well as warrants to purchase 1,301,151 shares of Epic's common stock. Warrants to purchase 184,333 shares are exercisable at a price of $1.50 per share and warrants to purchase 1,116,818 shares are exercisable at a price of $1.65 per share.

C. Between October 2006 and April 2007 Epic raised $ 1,414,700, net of commissions, from the sale of 1,455,100 shares of its common stock, plus 491,500 Series A warrants and 963,600 Series B warrants, to private investors. The Series A warrants expired on December 31, 2007. Each Series B Warrant entitles the holder to purchase one share of Epic's common stock at a price of $2.50 per share at any time prior to September 30, 2009.

D. See "Management - Executive Compensation" for information concerning the terms of these options.

E. On December 5, 2007, Epic acquired Pearl Investment Company for 1,486,240 shares of its common stock and cash of $18,720,000. It is expected that up to 3,313,760 additional shares may be issued in the future to key employees and officers of Pearl Investment Company subject to certain vesting requirements.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

       Epic was incorporated in Colorado on June 6, 1989. Following its formation Epic was inactive until April 2006, when Epic changed management and began operating in the oil and gas industry.

       In August 2007 Epic acquired the Carnrite Group, LLC for 3,177,812 shares of its common stock.

       In December 2007 Epic acquired Pearl Investment Company (formerly named Pearl Development Company) for 1,486,240 shares of its common stock and $18,720,000 in cash.

       The Carnrite Group and Pearl Investment Company provide consulting services to the oil, gas and energy industry in the areas of engineering, construction management, operations, maintenance and oilfield project management.

       Epic has a 100% working interest in 58 shut in gas wells and a 50% working interest in seven shut in gas wells.

Results of Operations
---------------------

Epic
----

      Following its formation in 1989 Epic was relatively inactive until April 2006, when its management changed and it became involved in providing consulting services and oil and gas exploration and development.

Year Ended December 31, 2006
----------------------------

      During the year ended December 3, 2005 Epic did not generate any revenue and had a loss of $(20,000).

During the year ended December 31, 2006 Epic had gross revenues of $106,263 which were derived from the sale of natural gas and consulting services. During 2006 Epic's operating expenses increased as Epic hired full time management and staff and as a result of a write-down of Epic's oil and gas properties to their estimate value.

Nine Months Ended September 30, 2007
------------------------------------

      During the nine months ended September 30, 2006 Epic was inactive until April 2006. Following a change in management in April 2006, Epic hired full time management and staff.

      During the nine months ended September 30, 2007 Epic had minimal revenues were from the sale of gas from its wells in Kansas and Oklahoma. In August 2007 Epic acquired The Carnrite Group, LLC, a company which provides energy consulting services. The increase in Epic's revenues during the nine months ended September 30, 2007 was the direct result of the consolidation of Carnrite's operations subsequent to August 13, 2007, the date of the acquisition.

      During the nine months ended September 30, 2007 Epic's operating expenses increased as the result of the acquisition of Carnrite and a write-down of the Epic's oil and gas properties to their estimate value.

The Carnrite Group
------------------

      The Carnrite Group was formed on March 28, 2007. As a result, comparison to prior periods is not possible.

Pearl Investment Company
------------------------

Year Ended December 31, 2006
----------------------------

      During 2006 revenues increased due to a general increase in engineering, construction operations and maintenance consulting contracts and an increase in contracts which required Pearl to purchase materials used by clients in construction contracts. The cost of the materials was billed to the clients.

      Gross profit, as a percentage of total sales was 25%, compared to a gross profit percentage of 19.8% during 2005. The increase in Pearl's gross profit percentage was the result of more efficient use of personnel and a reduction in costs which could not be billed to clients. General and administrative expenses, as a percentage of total sales, were 12.5% in 2006, which was comparable to 13.5% in 2005.

Nine Months Ended September 30, 2007
------------------------------------

      During the nine months ended September 30, 2007 revenues increased due to a general increase in consulting contracts and an increase in contracts which required Pearl to purchase materials used by clients in construction projects. The cost of the materials was billed to the clients.

     Gross profit, as a percentage of total sales was 24% compared to a gross profit percentage of 27% during the comparable period in 2006. The decrease in Pearl's gross profit percentage was the result of higher salaries and employee benefit expense. General and administrative expenses, as a percentage of total sales, were 16% in 2007, compared to 10% in 2006. General and administrative expenses increased primarily as a result of the following:

     o Marketing, promotion and communication expenses increased as Pearl made a greater effort to expose its services to the oil and gas community;

     o Office expenses increased as the result of the expansion of Pearl's main office in Colorado and the addition of branch offices;

     o Depreciation and amortization expense increased due to the purchase of an airplane at the end of 2006;

     o Professional fees increased due to the costs associated with the sale of Pearl to Epic and the audit of Pearl's financial statements;

     o Aviation expense increased as a result of the purchase of an airplane at the end of 2006.

Liquidity and Capital Resources
-------------------------------

      Between October 2006 and April 2007 Epic raised $1,414,700, net commissions, from the sale of 1,455,100 shares of its common stock, plus 491,500 Series A warrants and 963,600 Series B warrants, to private investors. The Series A warrants expired on December 31, 2007. Each Series B Warrant entitles the holder to purchase one share of Epic's common stock at a price of $2.50 per share at any time prior to September 30, 2009.

      On December 5, 2007 Epic sold 4,406,334 shares of its common stock to a group of private investors for gross proceeds of $6,609,500, or $1.50 per share. The investors also received warrants which entitle the holders to purchase up to 4,406,334 shares of the Company's common stock. The warrants are exercisable at a price of $1.50 per share and expire on December 5, 2012.

      On December 31, 2007 Epic sold an additional 1,023,001 shares of its common stock to a group of private investors for gross proceeds of $1,534,502 or $1.50 per share. The investors also received warrants which entitle the holders to purchase up to 1,023,001 shares of Epic's common stock. The warrants are exercisable at a price of $1.50 per share and expire on December 5, 2012.

      On December 5, 2007 Epic also sold notes in the principal amount of $20,250,000 to a second group of private investors. The notes bear interest annually at 10% per year. The notes are due and payable on December 5, 2012 and are secured by liens on all of Epic's assets. The purchasers of the notes also received warrants which entitle the holders to purchase up to 15,954,545 shares of Epic's common stock. The warrants are exercisable at a price of $1.65 per share and expire on December 5, 2012.

      Interest on the notes is payable quarterly with the first interest payment due on January 1, 2008. Beginning December 1, 2008 Epic is required to make quarterly payments of $1,265,625 toward the principal amount of the notes.

      The amount raised in the December 2007 was used as follows:

      Amount received from sale of common stock, notes
       and warrants                                              $ 28,394,003

      Less:
          Acquisition of Pearl Investment Company                 (18,720,000)

          Reserve for income taxes of Pearl Investment Company
            for year ended December 31, 2007                       (2,400,000)

          Payment of Pearl Investment Company bank loans           (1,504,884)

          Placement agent fees                                     (1,785,000)

          Legal, accounting and other professional fees              (125,000)
                                                               ---------------

          Remainder to be used as working capital              $    3,859,119
                                                               ===============

       Epic's sources and (uses) of cash during the years ended December 31, 2006 and 2005 were:
                                                       2006          2005
                                                       ----          ----

Cash used by operations                             $(595,807)     $(17,386)
Acquisition of oil and gas properties                (102,100)           --
Borrowings, net of repayments                          80,663            --
Sale of common stock                                  903,195            --
Capital contributions                                 304,221        17,386

      Epic's sources and (uses) of cash during the nine months ended September 30, 2007 and 2006 were:
                                                       2007          2006
                                                       ----          ----

Cash used by operations                                 $(211,284)    $(229,349)
Investment in Epic Exploration and Development            (22,700)           --
Investment in oil and gas properties                       (1,031)           --
Cash resulting from acquisition of Carnrite                48,227
Deposit toward acquisition of Pearl Investment Company   (300,000)           --
Borrowings, net of repayments                              78,827            --
Sale of common stock                                      523,600           440
Capital contribution                                           --       305,021
Other                                                      (4,902)           --

       Other than the matters discussed in the "Risk Factors" section of this prospectus, Epic does not know of any future trends or events which would materially affect its operating results or financial condition.

      During the period from March 28, 2007 through June 30, 2007 the Carnrite Group's operations used cash of $(287,492), primarily as the result of the increase in accounts receivable of $1,207,883. During this period capital was provided primarily through borrowing under a line of credit.

       Pearl Investment Company's sources and (uses) of cash during the year ended December 31, 2006 and 2005 were:
                                                            2006          2005
                                                            ----          ----

Cash provided by operations                              $8,884,667    $479,560
Purchase of property, plant and equipment                (1,132,843)   (123,314)
Loan to related party                                      (291,871)         --
Distribution to shareholders of Pearl Investment Company   (688,872)         --
Payments on capital leases                                 (181,115)   (179,976)
Advances from line of credit                                500,000          --

      Pearl Investment Company's sources and (uses) of cash during the nine months ended September 30, 2007 and 2006 were:
                                                            2007          2006
                                                            ----          ----

Cash provided (used) by operations                      $(5,201,744) $9,063,348
Purchase of property, plant and equipment                (1,558,041)   (777,862)
Cost of patent technology                                 1,000,000          --
Collection on advances to related party                     291,871          --
Advances from line of credit                                500,000          --
Payments on capital leases                                 (711,013)   (135,836)
Bank overdraft                                              889,993          --
Distributions to shareholders of Pearl Investment Company  (580,362)   (196,923)
Cash on hand at January 1, 2007                           7,369,296          --

      During the nine months ended September 30, 2007 The Carnrite Group and the Pearl Investment Company had net income of $895,587 and $2,869,689 respectively.

      Epic's material future contractual obligations as of December 31, 2006 are shown below:

  Obligation          Amount        2007         2008       2009     Thereafter
  ----------          ------        ----         ----       ----     ----------

 Epic - Loan from
  private lender    $2,580,666  $  872,990   $  849,504  $  849,504  $    8,668
 Pearl Investment -
  Bank loans        $6,856,096  $3,240,785   $2,809,872  $2,470,163  $3,441,409

      Epic's loan from the private lender had a principal balance of $3,110,400 as of December 31, 2007 and is secured by Epic's gas wells in Rush County, Kansas. The loan bears interest at 10% per year and is payable in equal monthly installments of $72,000. The loan agreement provides that if the monthly net income from the wells is less than $72,000, the deficit will be added to the principal amount of the note. If the monthly net income from the wells is greater than $72,000, the net income is applied to the note principal. Since the Kansas wells are shut in, it is anticipated that $25,000 will be added to the note principal each month until the wells return to production.

      As a result of the acquisition of The Carnrite Group and the Pearl Investment Company, Epic believes that cash provided by its operations will satisfy its future capital requirements.

      As of the date of this prospectus Epic did not have any off balance sheet arrangements.

       Other than the matters discussed in the "Risk Factors" section of this prospectus, Epic does not know of any future trends or events which would materially affect its operating results or financial condition.

     Fluctuations in crude oil and natural gas prices will significantly affect Epic's oil and gas operations. Cash flow from oil and gas production depends upon the quantity of production and the price obtained for such production. An increase in prices will permit Epic to finance its operations to a greater extent with internally generated funds, may allow Epic to obtain equity financing more easily or on better terms, and lessens the difficulty of attracting financing from industry partners and non-industry investors. However, price increases heighten the competition for leases increase the costs of exploration and development activities and, because of potential price declines, increase the risks associated with the purchase of producing properties during times that prices are at higher levels.

      A decline in oil and gas prices will (i) reduce the cash flow internally generated by Epic which in turn will reduce the funds available for servicing debt and exploring for and replacing oil and gas reserves, (ii) increase the difficulty of obtaining equity and debt financing and worsens the terms on which such financing may be obtained, (iii) reduce the number of leases which have reasonable economic terms, (iv) may cause Epic to allow leases to expire based upon the value of potential oil and gas reserves in relation to the costs of exploration, (v) result in marginally productive oil and gas wells being abandoned as non-commercial, and (vi) increase the difficulty of attracting financing from industry partners and non-industry investors.

Critical Accounting Policies

      The preparation of Epic's financial statements requires it to make estimates and judgments that affect the reported amounts of its assets, liabilities and expenses and related disclosure of contingent assets and liabilities. Epic bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Although Epic reviews its estimates on an ongoing basis, actual results may differ from its estimates under different assumptions or conditions. Epic believes the following accounting policies are critical to the judgments and estimates used in the preparation of its financial statements:

      Accounts Receivable. Accounts receivable represent amounts due from customers for services performed. Epic extends various terms to its customers, with payment terms generally 30 days, depending on the customer and country, and Epic does not require collateral. Epic periodically assesses the collectibility of its receivables, as necessary, based on various considerations including customer credit history, payment patterns, and aging of accounts. Once management determines an account receivable is not collectible, the account is written off. Epic has not experienced collectibility problems to date. If the collection history or aging of accounts receivable deteriorates, Epic may have to record a charge to operations to establish an allowance for doubtful accounts.

     Full Cost Method of Accounting for Crude Oil and Natural Gas Activities . SEC Regulation S-X defines the financial accounting and reporting standards for companies engaged in crude oil and natural gas activities. Two methods are prescribed: the successful efforts method and the full cost method. Epic has chosen to follow the full cost method under which all costs associated with property acquisition, exploration and development are capitalized. Epic also capitalizes internal costs that can be directly identified with acquisition, exploration and development activities and do not include any costs related to production, general corporate overhead or similar activities. Effective with the adoption of SFAS No. 143 in 2003, the carrying amount of oil and gas properties also includes estimated asset retirement costs recorded based on the fair value of the asset retirement obligation when incurred. Gain or loss on the sale or other disposition of oil and gas properties is not recognized, unless the gain or loss would significantly alter the relationship between capitalized costs and proved reserves of oil and natural gas attributable to a country. Under the successful efforts method, geological and geophysical costs and costs of carrying and retaining undeveloped properties are charged to expense as incurred. Costs of drilling exploratory wells that do not result in proved reserves are charged to expense. Depreciation, depletion, amortization and impairment of crude oil and natural gas properties are generally calculated on a well by well or lease or field basis versus the "full cost" pool basis. Additionally, gain or loss is generally recognized on all sales of crude oil and natural gas properties under the successful efforts method. As a result Epic's financial statements will differ from companies that apply the successful efforts method since Epic will generally reflect a higher level of capitalized costs as well as a higher depreciation, depletion and amortization rate on our crude oil and natural gas properties.

       At the time it was adopted, management believed that the full cost method would be preferable, as earnings tend to be less volatile than under the successful efforts method. However, the full cost method makes Epic more susceptible to significant non-cash charges during times of volatile commodity prices because the full cost pool may be impaired when prices are low. These charges are not recoverable when prices return to higher levels. Epic's crude oil and natural gas reserves have a relatively long life. However, temporary drops in commodity prices can have a material impact on Epic's business, including impact from the full cost method of accounting.

      Ceiling Test. Companies that use the full cost method of accounting for oil and gas exploration and development activities are required to perform a ceiling test each quarter. The full cost ceiling test is an impairment test prescribed by SEC Regulation S-X Rule 4-10. The test determines a limit, or ceiling, on the book value of oil and gas properties. That limit is basically the after tax present value of the future net cash flows from proved crude oil and natural gas reserves, excluding future cash outflows associated with settling asset retirement obligations that have been accrued on the balance sheet, plus the lower of cost or fair market value of unproved properties. If net capitalized costs of crude oil and natural gas properties exceed the ceiling limit, Epic must charge the amount of the excess to earnings. This is called a "ceiling limitation write-down." This charge does not impact cash flow from operating activities, but does reduce Epic's stockholders' equity and reported earnings. The risk that Epic will be required to write-down the carrying value of crude oil and natural gas properties increases when crude oil and natural gas prices are depressed or volatile. In addition, write-downs may occur if Epic experiences substantial downward adjustments to its estimated proved reserves or if purchasers cancel long-term contracts for natural gas production. An expense recorded in one period may not be reversed in a subsequent period even though higher crude oil and natural gas prices may have increased the ceiling applicable to the subsequent period.

       Estimates of Epic's proved reserves included in this report are prepared in accordance with GAAP and SEC guidelines. The accuracy of a reserve estimate is a function of:

     o    the quality and quantity of available data;
     o    the interpretation of that data;
     o    the accuracy of various mandated economic assumptions; and
     o    the judgment of the persons preparing the estimate.

      Epic's proved reserve information included in this report was based on evaluations prepared by independent petroleum engineers. Estimates prepared by other third parties may be higher or lower than those included herein. Because these estimates depend on many assumptions, all of which may substantially differ from future actual results, reserve estimates will be different from the quantities of oil and gas that are ultimately recovered. In addition, results of drilling, testing and production after the date of an estimate may justify material revisions to the estimate. It should not be assumed that the present value of future net cash flows is the current market value of Epic's estimated proved reserves. In accordance with SEC requirements, Epic bases the estimated discounted future net cash flows from proved reserves on prices and costs on the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate.

      The estimates of proved reserves materially impact DD&A expense. If the estimates of proved reserves decline, the rate at which we record DD&A expense will increase, reducing future net income. Such a decline may result from lower market prices, which may make it uneconomic to drill for and produce higher cost fields.

      Excluded Costs. Oil and gas properties include costs that are excluded from capitalized costs being amortized. These amounts represent investments in unproved properties and major development projects. These costs are excluded until proved reserves are found or until it is determined that the costs are impaired. All costs excluded are reviewed at least quarterly to determine if impairment has occurred. The amount of any impairment is transferred to the capitalized costs being amortized (the DD&A pool) or a charge is made against earnings for those international operations where a reserve base has not yet been established. Impairments transferred to the DD&A pool increase the DD&A rate. Costs excluded for oil and gas properties are generally classified and evaluated as significant or individually insignificant properties.

     Valuation of Intangibles and Long-Lived Assets. SFAS No. 142 provides that goodwill and other intangible assets that have indefinite useful lives not be amortized but, instead, must be tested at least annually for impairment, and intangible assets that have finite useful lives should continue to be amortized over their useful lives. SFAS No. 142 also provides specific guidance for testing goodwill and other non-amortized intangible assets for impairment. SFAS No. 142 does not allow increases in the carrying value of reporting units that may result from Epic's impairment test; therefore, Epic may record goodwill impairments in the future, even when the aggregate fair value of its reporting units and the company as a whole may increase. Goodwill of a reporting unit will be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Examples of such events or circumstances may include a significant change in business climate or a loss of key personnel, among others. SFAS No. 142 requires that management make certain estimates and assumptions in order to allocate goodwill to reporting units and to determine the fair value of reporting unit net assets and liabilities, including, among other things, an assessment of market conditions, projected cash flows, cost of capital and growth rates, which could significantly impact the reported value of goodwill and other intangible assets. Estimating future cash flows requires significant judgment, and Epic's projections may vary from cash flows eventually realized.

      Epic reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be realizable. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such asset is necessary. Estimating future cash flows requires significant judgment, and Epic's projections may vary from cash flows eventually realized. The effect of any impairment would be to expense the difference between the fair value of such asset and its carrying value. In addition, Epic estimates the useful lives of its long-lived assets and other intangibles. Epic periodically reviews factors to determine whether these lives are appropriate.

      Asset Retirement Obligations ("ARO"). The estimated costs of restoration and removal of facilities are accrued. The fair value of a liability for an asset's retirement obligation is recorded in the period in which it is incurred and the corresponding cost capitalized by increasing the carrying amount of the related long-lived asset. The liability is accreted to its then present value each period, and the capitalized cost is depreciated by the units of production method. If the liability is settled for an amount other than the recorded amount, a gain or loss is recognized. For all periods presented, we have included estimated future costs of abandonment and dismantlement in the full cost amortization base and amortize these costs as a component of our depletion expense.

      Revenue Recognition. Oil and gas production sales and consulting fees are recognized as revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition," when persuasive evidence of an arrangement exists, fees are fixed or determinable, title has passed (generally upon transmission of oil and gas production and completion of consulting services), and collection is reasonably assured.

      Stock-Based Compensation. Epic adopted FAS 123R on January 1, 2006 and amortizes stock-based compensation expense on a straight-line basis over the expected life of the vesting period.

      Financial Instruments and Concentrations of Credit Risk. Epic's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, derivative financial instruments, and debt. Epic believes the carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair values due to their short-term nature. The fair value of debt is estimated based on the effective interest rate method.

     Epic generally does not use derivative financial instruments to hedge exposures to cash-flow risks or market-risks that may affect the fair values of its financial instruments. However, certain other financial instruments, such as warrants and embedded conversion features in Epic's debt that are indexed to its common stock, are classified as equity with the offset treated as a discount on the notes. Such financial instruments are initially recorded at fair value and amortized to interest expense during the life of the debt.

     Epic utilizes various types of financing to fund its business needs, including debt with warrants attached and other instruments indexed to its stock. The embedded conversion features utilized in these instruments require an initial measurement of the fair value of the derivative components. Pursuant to FAS 133 and EITF 00-19 Epic amortizes the discount associated with these derivative components to interest expense at each reporting period.

Recent Accounting Pronouncements

      In September 2006, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No.157, "Fair Value Measurements" (FAS 157). FAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. FAS 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. FAS 157 is effective for fiscal years beginning after November 15, 2007. Epic does not believe the adoption of FAS 157 will have a material impact on its financial statements.

      In June 2006, the FASB issued FASB Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109"("FAS 109"), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FAS No. 109, "Accounting for Income Taxes." FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006 so it will be effective for Epic in the first quarter of fiscal year 2008, which begins on January 1, 2008. Epic does not believe the adoption of FIN 48 will have a material impact on its financial statements.

     In September 2006, the SEC released Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statement" ("SAB 108"), which provides guidance on how companies should quantify financial statement misstatements. SAB 108 requires that the effect of misstatements that were not corrected at the end of the prior year be considered in quantifying misstatements in the current-year financial statements. Two techniques were identified as being used by companies in practice to accumulate and quantify misstatements -- the "rollover" approach and the "iron curtain" approach. The rollover approach quantifies a misstatement based on the amount of the misstatement originating in the current-year income statement. Thus, this approach ignores the effects of correcting the portion of the current-year balance sheet misstatement that originated in prior years. The iron curtain approach quantifies a misstatement based on the effects of correcting the cumulative misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement's year(s) of origination.

SAB 108 permits companies to adjust for the cumulative effect of misstatements relating to prior years in the carrying amount of assets and liabilities as of the beginning of the current fiscal year, with an offsetting adjustment to the opening balance of retained earnings in the year of adoption.

      In February 2007, the Financial Accounting Standards Board (the "FASB") issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities -- Including an Amendment of FASB Statement No. 115 ("SFAS 159"). This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. Most of the provisions in SFAS 159 are elective; however, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. The FASB's stated objective in issuing this standard is as follows: "to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions."

      The fair value option established by SFAS 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. The fair value option: (i) may be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method; (ii) is irrevocable (unless a new election date occurs); and (iii) is applied only to instruments and not to portions of instruments.

      SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements ("SFAS 157"). Epic is currently assessing the impact of SFAS 159 on its financial statements.

                         MARKET FOR EPIC'S COMMON STOCK

   As of December 31, 2007 there were approximately 110 record holders of Epic's common stock. Epic's common stock began trading on the OTC Bulletin Board on October 30, 2006 under the symbol "EPCC". Shown below are the range of high and low closing prices for Epic's common stock for the periods indicated as reported by the NASD. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

       Quarter Ended             High            Low
       -------------             ----            ---

       December 31, 2006        $ 2.80         $ 1.25
       March 31, 2007           $ 3.07         $ 2.78
       June 30, 2007            $ 3.20         $ 2.90
       September 30, 2007       $ 3.83         $ 3.15
       December 31, 2007        $ 4.29         $ 2.30

      Holders of common stock are entitled to receive dividends as may be declared by the Board of Directors out of legally available funds and, in the event of liquidation, to share pro rata in any distribution of Epic's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend. Epic has not paid any dividends on its common stock and Epic does not have any current plans to pay any common stock dividends.

                                    BUSINESS
Background
----------

      Epic was incorporated in Colorado on June 6, 1989 under the name San Juan Financial. Following its formation Epic was relatively inactive until April 2006, when its management changed and it become involved in oil and gas exploration and development.

      On March 11, 2005 the shareholders of Epic approved a 1-for-20 forward split of Epic's common stock. Unless otherwise indicated, all per share data in this report has been revised to reflect this forward stock split.

      On May 15, 2006 Epic's shareholders:

     o approved amendments to its Articles of Incorporation which changed the corporate name to Epic Capital Group, Inc., and

     o changed Epic's authorized capitalization to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.

      Between October 2006 and April 2007 Epic raised $1,455,100 from the sale of 1,455,100 shares of its common stock, plus 491,500 Series A warrants and 963,600 Series B warrants, to private investors. The Series A warrants expired on December 31, 2007. Each Series B Warrant entitles the holder to purchase one share of Epic's common stock at a price of $2.50 per share at any time prior to September 30, 2009.

      On December 1, 2006 Epic's shareholders approved an amendment to its Articles of Incorporation which changed the corporate name to Epic Energy Resources, Inc.

      In December 2007 Epic sold to private investors:

     o 5,429,335 shares of its common stock for gross proceeds of $8,144,007, or $1.50 per share, plus warrants which entitle the holders to purchase up to 5,429,335 shares of Epic's common stock.

     o notes in the principal amount of $20,250,000 plus warrants which entitle the holders to purchase up to 15,954,545 shares of Epic's common stock.

      During 2007 Epic acquired the Carnrite Group, LLC and Pearl Investment Company. The Carnrite Group and Pearl Investment Company provide engineering, construction management, operations, maintenance, field, and project management services to the oil, gas and energy industry.

      Unless otherwise indicated, all references to Epic include the operations of the Carnrite Group and Pearl Investment Company subsequent to the dates that Epic acquired these companies.

      As of the date of this prospectus, Epic's revenues from the sale of oil and gas were not significant. However, Epic plans to evaluate undeveloped oil and gas prospects and participate in drilling activities on prospects which in the opinion of management are favorable for the production of oil or gas. Epic may also acquire other producing oil and gas properties which have the potential to support additional oil and gas wells.

Consulting Services
-------------------

      Through the late 1950's the early oil and gas companies such as Standard Oil, Texaco and Mobil were fully vertically integrated enterprises with business units that included oil and gas drilling, pipeline transportation, refining, gas stations and motor oils. The consensus was that companies needed to own the entire chain to control the product and maximize profits.

      In the late 1970's a new model emerged with smaller companies being created that focused on only one aspect of the industry. Independent production companies were created to find, drill and produce oil and gas. Pipeline companies were formed to deliver product from producers to refineries and other end users. Refining companies were organized to refine oil and gas into usable fuels and products. And, finally retail oriented companies were created to developed innovative ways to market gasoline (the birth of the gasoline station as a convenience store!).

      Epic sees the next natural progression to be the separation of oil and gas producers into two groups: those that want to explore and drill for oil and gas and those that want to focus on the efficient processing of oil and gas before it is transported.

      Because of increasing demand and prices, major integrated oil companies and large independents are exploring for new fields in areas such as West Africa, Brazil, Venezuela, Trinidad, the Caspian, Western Russia and others. The scale of these projects requires significant financial and human resources. These projects usually require assembling a large international team consisting of staff from the oil company, a large engineering firm, a large fabrication and construction company to build and assemble the structure and processing equipment, and an operations and maintenance partner to staff the project and manage the start-up. This rush to large, international, projects is consuming a substantial portion of the existing engineering and construction capability in the oil and gas industry. Many of the majors and larger independent oil and gas companies are exiting the domestic market and turning their capital, manpower and technology to new, high investment areas around the world. The service sector, especially the large engineering and construction companies, are following their main customers to these international projects leaving few companies to compete for domestic projects. At the same time, record drilling activity in the US onshore market will require more production, process and transportation infrastructure.

      Due to the high operating costs and low production rates of many older oil and gas fields, most producers have been limited in their ability to maintain the operating condition of pipelines, compressor stations, gathering systems, SCADA systems, secondary recovery injection plants, and similar equipment.

       In August 2007 Epic acquired the Carnrite Group LLC for 3,177,812 shares of common stock. In connection with this acquisition, 1,673,036 additional shares of common stock were issued to key officers of The Carnrite Group as retention shares that will vest during the two year period ending March 28, 2009. All or part of these shares will be returned to Epic if one or more officers of Carnrite voluntarily terminate their employment prior to March 28, 2009. The Carnrite Group currently employs five professionals in its offices in Houston, Texas and serves clients in North America, Europe, the Middle East, Africa and Asia.

      In December 2007 Epic acquired Pearl Investment Company for 1,486,240 shares of its common stock and cash of $18,720,000. Up to 3,313,760 additional shares may be issued in the future to key employees and officers of Pearl Investment Company subject to certain vesting requirements. Pearl Investment Company currently employs over 200 professionals working from six offices and serves clients in the greater Rocky Mountain Region and the Middle East.

      Through its subsidiaries, the Carnrite Group and Pearl Investment Company, Epic provides the following consulting services to the oil, gas and energy industry:

     o    monitoring performance of wells and reservoirs,
     o techniques to improve well productivity and increase recoverable reserves,
     o    drilling and completion of oil and gas wells,
     o    reservoir and formation evaluation,
     o    integration of data workflows and operational processes,
     o    oilfield project management,
     o    design of energy and petrochemical projects,
     o    construction management,
     o    commodity marketing and trading,
     o    financial analysis,
     o    organizational design.

      Backlog represents the revenue Epic expects to realize in the future from performing consulting work under multi-period contracts. Epic generally includes total expected revenue in the backlog when a contract is awarded and the scope of the services are determined. Backlog is not defined by generally accepted accounting principles and Epic's process for determining backlog may not be comparable to the methodology used by other companies in determining backlog. Backlog may not be indicative of future operating results. Not all of Epic's consulting revenue is recorded in backlog for a variety of reasons, including the fact that some projects begin and end within a short-term period. Many contracts do not provided for a fixed amount of work to be performed and are subject to modification or termination by the customer. The termination or modification of any one or more sizeable contracts or the addition of other contracts may have a substantial immediate effect on backlog.

      For long-term contracts, the amount included in backlog is limited to twelve months. If the contract duration is indefinite, projects included in backlog are limited to the estimated revenue within the following twelve months. Some contracts provide maximum dollar limits, with authorization to perform work under the contract being agreed upon on a periodic basis with the customer. In these arrangements, only the amounts authorized are included in backlog.

      As of November 30, 2007, Epic's backlog for consulting services to be provided in the future was approximately $22.5 million. This compares to a combined backlog of approximately $16.5 million as of November 30, 2006, all of which was attributed to Pearl Investment Company since The Carnrite Group was not formed until March 2007.

Oil and Gas Exploration and Development
---------------------------------------

      Epic plans to evaluate undeveloped oil and gas prospects and participate in drilling activities on prospects which in the opinion of management are favorable for the production of oil or gas. If, through its review, a geographical area indicates geological and economic potential, Epic will attempt to acquire leases or other interests in the area and assemble a prospect. Epic may then attempt to sell a portion of its leasehold interests in a prospect to unrelated third parties, thus sharing the risks and rewards of the exploration and development of the prospect with the joint owners pursuant to an operating agreement. One or more wells may be drilled on a prospect, and if the results indicate the presence of sufficient oil and gas reserves, additional wells may be drilled on the prospect.

      Epic may also acquire producing oil and gas properties which have the potential to support additional oil and gas wells.

Current Operations
------------------

     Epic has a 100% working interest (approximately 82% net revenue interest) in 58 gas wells located on 28,600 acres in Rush County, Kansas. In January 2007 the gas wells were shut in due to the closure of the plant which was purchasing the gas produced from Epic's wells. Epic does not know if the plant will reopen and is currently looking for an alternate buyer for the gas.

      Epic has a 50% working interest (approximate 40% net revenue interest) in seven shut-in gas wells located on 6,000 acres in Kay County, Oklahoma. Epic estimates that it will cost approximately $7,000 (with Epic being responsible for its 50% share) to rework each shut-in well and place the well back on production. Two wells were successfully tested for commercial production following workovers in 2007. Depending on weather conditions, Epic plans to begin reworking the remaining shut-in wells during the first quarter of 2008.

      In July 2007 Epic formed a joint venture, Epic Exploration and Production LLC, with a private investment firm to acquire energy assets and oil and gas properties. Epic will manage the operations of the joint venture. The private investment firm is responsible for providing capital required to acquire the assets on a project-by-project basis.

      Epic will receive 20% of the net income from any asset or oil and gas property acquired by the joint venture until the private investment firm receives 100% of the equity contributed by the private investment firm to acquire the asset or property. Thereafter, the net income from the asset or property will be allocated equally between Epic and the private investment firm. As of the date of this prospectus, the joint venture was negotiating to acquire working interests, varying from 50% to 100%, in producing oil wells in Fort Bend and Bazoria counties, Texas.

      Epic did not participate in the drilling of any wells in 2006 or 2007.

      The following table shows, as of December 31, 2006, Epic's producing wells, Developed Acreage, and Undeveloped Acreage, excluding service (injection and disposal) wells:

                  Productive Wells (1)   Developed Acreage   Undeveloped Acreage
                   Gross       Net       Gross         Net   Gross           Net
                   -----       ---       -----         ---   -----           ---
   Oklahoma          2          1           80          40    5,920        2,960
   Kansas           58         58        2,400       2,400   26,200       26,200
                  ----        ---        -----       -----   -------      ------

       Totals       60         59        2,480       2,440   32,120       29,160
                  ====       ====       ======      ======   =======      ======


(1) All wells are gas wells.

       Developed acreage represents the number of acres which are allocated or assignable to producing wells or wells capable of production.

       Undeveloped acreage represents leasehold interests on which wells have not been drilled or completed to the point that would permit the production of commercial quantities of natural gas and oil regardless of whether the leasehold interest is classified as containing proved undeveloped reserves.

      The following table shows, as of December 31, 2006 the status of Epic's gross developed and undeveloped acreage.

State          Gross Acreage     Held by Production    Not Held by Production
-----          -------------     ------------------    ----------------------

Kansas            6,000                   --                   6,000
Oklahoma         28,600                   --                  28,600

      Acres held by production remain in force so long as oil or gas is produced from the well on the particular lease. Leased acres which are not held by production require annual rental payments to maintain the lease until the first to occur of the following: the expiration of the lease or the time oil or gas is produced from one or more wells drilled on the lease acreage. At the time oil or gas is produced from wells drilled on the leased acreage the lease is considered to be held by production. Since the wells on the acreage shown in the table are shut-in, all acreage is classified as "Not Held By Production".

      Epic does not own any overriding royalty Interests.

      Title to properties is subject to royalty, overriding royalty, carried, net profits, working and other similar interests and contractual arrangements customary in the oil and gas industry, to liens for current taxes not yet due and to other encumbrances. As is customary in the industry in the case of undeveloped properties, little investigation of record title is made at the time of acquisition (other than a preliminary review of local records). However, drilling title opinions are always prepared before commencement of drilling operations.

      The following table shows Epic's net production of oil and gas, average sales prices and average production costs during the year ended December 31, 2006.

Production Data:

   Production -
      Oil (Bbls)                 --
      Gas (Mcf)              18,902
   Average sales price -
      Oil (Bbls)                 --
      Gas (Mcf)                5.02

   Average production
       costs per MCF           2.86

      Production costs may vary substantially among wells depending on the methods of recovery employed and other factors, but generally include severance taxes, administrative overhead, maintenance and repair, labor and utilities.

      Epic is not obligated to provide a fixed and determined quantity of oil or gas in the future. During the last fiscal year, Epic did not have, nor does it now have, any long-term supply or similar agreement with any government or governmental authority.

      Below are estimates of Epic's net proved reserves and the present value of estimated future net revenues from its reserves based upon the standardized measure of discounted future net cash flows relating to proved oil and gas reserves in accordance with the provisions of Statement of Financial Accounting Standards No. 69, "Disclosures about Oil and Gas Producing Activities" (SFAS No.
69). The standardized measure of discounted future net cash flows is determined by using estimated quantities of proved reserves and the periods in which they are expected to be developed and produced based on period-end economic conditions. The estimated future production is priced at period-end prices, except where fixed and determinable price escalations are provided by contract. The resulting estimated future cash inflows are then reduced by estimated future costs to develop and produce reserves based on period-end cost levels. No deduction has been made for depletion, depreciation or for indirect costs, such as general corporate overhead. Present values were computed by discounting future net revenues by 10% per year.

                                                    December 31, 2006
                                                    -----------------
                                                    Oil          Gas
                                                    ---          ---
                                                   (Bbls)       (Mcf)

      Proved reserves                              3,717      4,970,318
      Estimated future net cash
           flows from proved oil
           and gas reserves                           $ 13,355,253
      Present value of future net
          cash flows from proved
          oil and gas reserves                        $  7,354,511

      Epic's proved reserves include only those amounts which Epic reasonably expects to recover in the future from known oil and gas reservoirs under existing economic and operating conditions, at current prices and costs, under existing regulatory practices and with existing technology. Accordingly, any changes in prices, operating and development costs, regulations, technology or other factors could significantly increase or decrease estimates of Proved Reserves.

Government Regulation
---------------------

      Although Epic's consulting business is not subject to any particular governmental regulations, Epic's oil and gas operations are subject to numerous environmental laws and regulations. These laws and regulations include:

     o    the Comprehensive  Environmental Response,  Compensation and Liability
          Act;
     o    the Resources Conservation and Recovery Act;
     o    the Clean Air Act;
     o    the Federal Water Pollution Control Act; and
     o    the Toxic Substances Control Act.

      In addition to the federal laws and regulations, states often have numerous environmental, legal, and regulatory requirements which Epic must comply with.

      Epic does not expect that costs pertaining to environmental compliance will have a material adverse effect on its operations.

      Various state and federal agencies regulate the production and sale of oil and natural gas. All states in which Epic plans to operate impose restrictions on the drilling, production, transportation and sale of oil and natural gas.

      The Federal Energy Regulatory Commission (the "FERC") regulates the interstate transportation and the sale in interstate commerce for resale of natural gas. The FERC's jurisdiction over interstate natural gas sales has been substantially modified by the Natural Gas Policy Act under which the FERC continued to regulate the maximum selling prices of certain categories of gas sold in "first sales" in interstate and intrastate commerce.

     Epic's sales of any natural gas will be affected by intrastate and interstate gas transportation regulation. Beginning in 1985, the FERC adopted regulatory changes that have significantly altered the transportation and marketing of natural gas. These changes are intended by the FERC to foster competition by, among other things, transforming the role of interstate pipeline companies from wholesale marketers of natural gas to the primary role of gas transporters. All natural gas marketing by the pipelines is required to divest to a marketing affiliate, which operates separately from the transporter and in direct competition with all other merchants. As a result of the various omnibus rulemaking proceedings in the late 1980s and the individual pipeline restructuring proceedings of the early to mid-1990s, the interstate pipelines must provide open and nondiscriminatory transportation and transportation-related services to all producers, natural gas marketing companies, local distribution companies, industrial end users and other customers seeking service. Through similar orders affecting intrastate pipelines that provide similar interstate services, the FERC expanded the impact of open access regulations to intrastate commerce.

      Federal, state, and local agencies have promulgated extensive rules and regulations applicable to Epic's oil and gas exploration, production and related operations. Most states require permits for drilling operations, drilling bonds and the filing of reports concerning operations and impose other requirements relating to the exploration of oil and natural gas. Many states also have statutes or regulations addressing conservation matters including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from oil and natural gas wells and the regulation of spacing, plugging and abandonment of such wells. The statutes and regulations of some states limit the rate at which oil and natural gas is produced from Epic's properties. The federal and state regulatory burden on the oil and natural gas industry increases Epic's cost of doing business and affects its profitability.

Competition
-----------

Consulting Services
-------------------

      The energy consulting industry is highly competitive. Competitors include large, multinational corporations such as SAIC, Accenture, KBR and Baker Energy as well as many medium sized and small consulting firms. Because the energy consulting industry is large and crosses numerous geographic lines, a meaningful estimate of the total number of Epic's competitors is not possible. Competitive factors include:

     o    price;
     o    service delivery  (including the ability to deliver services quickly);
          and
     o    technical proficiency.

Oil and Gas
-----------

      Epic will be faced with strong competition from many other companies and individuals engaged in the oil and gas business, many of which are very large, with substantial capabilities and well established. Epic will compete with these individuals and companies, many of which have greater financial resources and larger technical staffs. Although it is nearly impossible to estimate the number of competitors; it is known that there are a large number of companies and individuals in the oil and gas business.

     Exploration for and production of oil and gas are affected by the availability of pipe, casing and other tubular goods and certain other oil field equipment including drilling rigs and tools. Epic will depend upon independent drilling contractors to furnish rigs, equipment and tools to drill its wells. Higher prices for oil and gas may result in competition among operators for drilling equipment, tubular goods and drilling crews which may affect Epic's ability expeditiously to drill, complete, recomplete and work-over its wells. However, Epic has not experienced and does not anticipate difficulty in obtaining supplies, materials, drilling rigs, equipment or tools.

      The market for oil and gas is dependent upon a number of factors beyond Epic's control, which at times cannot be accurately predicted. These factors include the proximity of wells to, and the capacity of, natural gas pipelines, the extent of competitive domestic production and imports of oil and gas, the availability of other sources of energy, fluctuations in seasonal supply and demand, and governmental regulation. In addition, there is always the possibility that new legislation may be enacted which would impose price controls or additional excise taxes upon crude oil or natural gas, or both. Oversupplies of natural gas can be expected to recur from time to time and may result in the gas producing wells being shut-in. Increased imports of natural gas, primarily from Canada, have occurred and are expected to continue. Such imports may adversely affect the market for domestic natural gas.

      Since the early 1970's the market price for crude oil has been significantly affected by policies adopted by the member nations of Organization of Petroleum Exporting Countries ("OPEC"). Members of OPEC establish prices and production quotas among themselves for petroleum products from time to time with the intent of controlling the current global supply and consequently price levels. Epic is unable to predict the effect, if any, that OPEC or other countries will have on the amount of, or the prices received for, crude oil and natural gas produced and sold from Epic's wells.

     Gas prices, which were once effectively determined by government regulations, are now largely influenced by competition. Competitors in this market include producers, gas pipelines and their affiliated marketing companies, independent marketers, and providers of alternate energy supplies, such as residual fuel oil. Changes in government regulations relating to the production, transportation and marketing of natural gas have also resulted in significant changes in the historical marketing patterns of the industry. Generally, these changes have resulted in the abandonment by many pipelines of long-term contracts for the purchase of natural gas, the development by gas producers of their own marketing programs to take advantage of new regulations requiring pipelines to transport gas for regulated fees, and an increasing tendency to rely on short-term contracts priced at spot market prices.

General
-------

      As of December 31, 2007, Epic and its subsidiaries, the Carnrite Group and Pearl Investment Company, had 220 full time employees.

      Epic's offices are located at 10655 Six Pines, Suite 210, The Woodlands, Texas 77380. Approximately 1,500 square feet of office space is occupied under the lease requiring rental payments of $2,400 per month. The lease on this space is occupied on a month-to-month basis.

      The offices of The Carnrite Group are located at 219 W. 11th Street, Houston, Texas. The 1,480 square feet of office space is occupied under the lease requiring rental payments of $2,500 per month through April 2008, $2,750 per month thru April 2009 and $3,000 per month through April 2010. The lease on this space expires in April 2010.

      The primary offices of Pearl Investment Company are located at 7110 Jefferson Avenue, Lakewood, Colorado. The 30,552 square feet of office space is occupied under the lease requiring rental payments of $42,168 per month. The third floor lease on this space expires in July 2011 and the second floor lease on this space expires in March 2012. Pearl has eight branch offices and facilities in Colorado, Wyoming, Montana and Utah. The rental for all of the branch offices is approximately $18,900 per month.

                                    MANAGEMENT

         Name                 Age     Position
         ----                 ---     --------

         Rex Doyle             49     Chief Executive Officer and a Director
         John Ippolito         48     President
         David Reynolds        56     Executive Vice President and Secretary
         R. Bret Rhinesmith    44     Executive Vice President
         W. Robert Eissler     57     Director
         Dr. Robert Ferguson   64     Director
         Kevin G. McMahon      40     Director

      Rex P. Doyle has been an officer and director of Epic since April 4, 2006. Mr. Doyle was a Vice President of Michael Baker Corporation (AMEX:BKR) between August 2000 and September 2002. Between September 2002 and April 2004 Mr. Doyle was Vice President of Business Development for Baker Energy, a subsidiary of Michael Baker Corporation. Between April 2005 and April 2006 Mr. Doyle was Senior Vice President of Global Operations for Baker Energy and an officer of Michael Baker Corporation. Mr. Doyle graduated with a BS in Mechanical engineering from The Ohio State University, and has been a licensed professional engineering in the state of Louisiana(inactive). He graduated with a Masters of Business Administration, with Distinction, from the University of Michigan, and also graduated from the Harvard IPAA Program for Owners and Executives.

      John S. Ippolito has been an officer of Epic since April 4, 2006. Mr. Ippolito was Business Development Manager - North and South America Integrated Project Management Division for Schlumberger Ltd. between 2000 and August 2003. Between August 2003 and April 2006 Mr. Ippolito was Senior Business Development Director, Continental U.S., and Business Manager - Large Asset Management Contracts, for Baker Energy, a subsidiary of Michael Baker Corporation.

      David R. Reynolds has been an officer of Epic since April 4, 2006. Mr. Reynolds was a principal of Orion Oil & Gas L.L.C. between 2003 and December 2005. Since January 2006 Mr. Reynolds has been working on oil and gas projects. From 2001 to 2003 Mr. Reynolds was with the Business Development Group of Union Oil of California.

      R. Bret Rhinesmith was appointed an officer in December 2007 of Epic following Epic's acquisition of the Pearl Investment Company. Since 1994 Mr. Rhinesmith has been the President of the Pearl Investment Company and its predecessor companies.

      W. Robert Eissler has been a director of Epic since December 2006. Since 1983 Mr. Eissler has been the President of Eissler & Associates, an executive recruiting firm based in The Woodlands, Texas. Mr. Eissler also serves as Texas State Representatives for the 80th Legislature (2006-2007).

      Dr. Robert M. Ferguson has been a director of Epic since December 2006. Since October 2005, Dr. Ferguson has been the President of the Leadership Institute for Vision and Ethics (Live) in Houston, Texas. Dr. Ferguson has spent over twenty years equipping men and women to be successful leaders in various businesses, professions, schools, churches and other non-profit organizations.

      Kevin G. McMahon has been a director of Epic since July 2007. Mr. McMahon is the Company's financial expert and serves as the Chairman of the Audit Committee. Since May 2006, Mr. McMahon has been Senior Vice President of Internal Audit and Sarbanes Oxley Compliance for Calpine Corp. From September 2005 to May 2006, he was the Vice President and General Auditor for Exide Technologies. From March 1997 to August 2005, he was the Vice President of Internal Audit. Mr. McMahon has over 19 years experience in banking, public accounting, healthcare, manufacturing and energy/power generation. Kevin has a master of business administration degree from Palm Beach Atlantic University and a bachelor of science degree in accounting from the State University of New York, and is a Certified Internal Auditor.

      Epic has a compensation committee. Dr. Robert Ferguson is the only member of the compensation committee. Epic's audit committee is comprised of Dr. Robert Ferguson and Kevin G. McMahon. Kevin McMahon serves as Epic's financial expert. All of Epic's directors, with the exception of Rex Doyle, are independent as that term is defined in Section 121(A) of the listing standards of the American Stock Exchange.

      Epic has adopted a Code of Ethics applicable to Epic's principal executive, financial, and accounting officers and persons performing similar functions.

Changes in Management
---------------------

      On April 4, 2006, Mark W. Moniak, Epic's only officer and director, appointed Rex Doyle, John S. Ippolito and David R. Reynolds as directors of Epic. Following these appointments Mr. Moniak, resigned as an officer and director of Epic.

      Epic's directors then appointed the following persons to be officers:

      Name                 Position
      ----                 --------

      Rex P. Doyle         Chief Executive and Principal Financial Officer
      John S. Ippolito     President
      David R. Reynolds    Executive Vice President and Secretary

      On November 6, 2006 John Sherwood was appointed a director of Epic. On November 30, 2006, John Ippolito and David Reynolds resigned as directors of Epic, but remained executive officers of Epic. On December 1, 2006 Robert Eissler and Dr. Robert Ferguson were appointed directors of Epic. On July 1, 2007 Kevin G. McMahon was appointed as a director of Epic. On October 1, 2007 Mr. Sherwood resigned as a director. R. Bret Rhinesmith was appointed as an officer of Epic in December 2007.

Management of Subsidiaries

      The managing directors of the Carnrite Group are:

          Name                     Age
          ----                     ---

          Lea Ann Robertson         51
          Rita L. Williams          47
          Sherri Herzig             41
          Gillian A. Tilbury        44
          Carolyn Stortstrom        47

      All of Carnrite's managing directors have been employed by Carnrite since its inception in March 2007. Between 2002 and the formation of Carnrite, all of these persons were employed by Jeffries Energy Consulting LLC.

      The officers of Pearl Investment Company are:

      Name                 Age   Position
      ----                 ---   --------

      R. Bret Rhinesmith    44   President
      Mona Walker           41   Chief Financial Officer
      Curtis L. Good        48   Vice President
      Patrick W. Murray     50   Vice President

      Information concerning the management of Pearl Investment Company (formerly named Pearl Development Company) follows. For purposes of the biographical information, employment by any subsidiary of Pearl Investment is considered to be employment by the parent company, Pearl Investment Company.

      R. Bret Rhinesmith has been an officer of Epic since December 2007. Mr. Rhinesmith has been the Chief Executive Officer of Pearl Investment Company since 1993.

      Mona Walker has been an officer of Pearl Investment Company since October 2006. Between 2005 and 2006 Ms. Walker was the Director of Accounting and Finance for Centennial Energy, a natural gas liquids marketing company. Between 1990 and 2005 Ms. Walker was the Risk & Financial Planning Manager for an affiliate of MarkWest Hydrocarbons, Inc.

      Curtis L. Good has been an officer of the Pearl Investment Company since 2004. Between 2000 and 2004 Mr. Good was a consultant with J.M. Huber Corporation where he consulted in the construction of pipelines, roads, reservoirs, and water and gravel pits.

      Patrick W. Murray has been an officer of Pearl Investment Company since 2006. Between 1995 and 2006 Mr. Murray managed his own investments. Between 1988 and 1995 Mr. Murray was Chief Financial Officer and Vice President of Finance for MarkWest Hydrocarbon Partners, Ltd.

EXECUTIVE COMPENSATION
----------------------

      The following table shows the compensation paid or accrued to Epic's officers during the year ended December 31, 2006.

                                                                 All
                                                                Other
                                                                Annual
                                             Stock    Option   Compen-
Name and Principal  Fiscal  Salary   Bonus   Awards   Awards    sation
  Position           Year    (1)      (2)      (3)     (4)       (5)      Total
------------------  ------  ------   -----   ------   ------   -------   -------

Rex Doyle, Chief     2006  $118,750     --       --  $    --        --  $118,750
   Executive Officer
   since April 4, 2006

John Ippolito        2006  $105,625     --       --  $    --        --  $105,625
   President since
   April 4, 2006

David Reynolds       2006   $75,000     --       --  $    --        --   $75,000
   Executive Vice
   President and
   Secretary since
   April 4, 2006

(1)  The dollar value of base salary (cash and non-cash) earned.
(2)  The dollar value of bonus (cash and non-cash) earned.
(3) During the periods covered by the table, the value of Epic's shares issued as compensation for services to the persons listed in the table.
(4) The value of all stock options granted during the periods covered by the table. On October 24, 2006 Epic granted the named officers options to purchase shares of its common stock. However Epic's common stock was not publicly traded on that day.
(5) All other compensation received that Epic could not properly report in any other column of the table.

      Epic does not have an employment agreement with any of its officers.

      Carnrite has employment agreements with its managing directors which provide for the following:

      Name of Employee                       Annual Salary
      ----------------                       -------------

      Lea Ann Robertson                       $150,000
      Rita L. Williams                        $150,000
      Sherri Herzig                           $150,000
      Gillian A. Tilbury                      $150,000
      Carolyn Stortstrom                      $150,000

      Each employment agreement continues in effect until the death or disability of the employee, or upon 30 days notice of termination given by either Carnrite or the employee. If the employment agreement is terminated by Carnrite without cause, then Carnrite will be required to pay the employee one-twelfth of the employee's then current salary.

      For purposes the employment agreements "cause" means.

     o The commission by the employee of acts that's are both dishonest and demonstrably injurious to Carnrite in any material respect;
     o The failure of the employee to observe and comply with Carnrite's published policies;
     o The willful failure the employee to observe and comply with any lawful and ethical directions or instruction of Carnrite's Directors;
     o The failure of the employee to perform, in any material respect, her duties with Carnrite, but only if such failure was not caused by disability or incapacity and shall have continued unremedied for more than 30 days after written notice is given to the employee by Carnrite;
     o Any willful conduct on the part of the employee that prejudices, in any material respect, the reputation of Carnrite.

      Epic has employment agreements with the officers of Pearl Investment which provide for the following:

      Name of Employee                       Annual Salary
      ----------------                       -------------

      R. Bret Rhinesmith                      $  310,000
      Mona L. Walker                          $  175,000
      Curtis L. Good                          $  220,000
      Patrick W. Murray                       $  220,000

       Each employment agreement continues in effect until the death or disability of the employee, or upon 30 day's notice of termination given by either Epic or the employee. If the employment agreement is terminated by Epic without cause, then Epic will be required to pay the employee the greater of:

     o    Three months of employee's then current salary;

     o The amount the employee would have received had the employee continued to work between the date of termination and September 1, 2010.

     o If the employment agreement is terminated after September 1, 2010, the amount the employee would have received had the employee continued to work between the date of termination and the next following September 1st.

      For purposes of the employment agreements, "cause" means:

     o An act of fraud, embezzlement, or theft in the course of employment with Epic;
     o Unauthorized intentional disclosure of Epic's trade secrets or confidential information;
     o Violation of any federal, state or local law, ordinance, rule, or regulation while conducting business on behalf of Epic (other than traffic violations or similar offenses);
     o    Any material breach of fiduciary duties owed to Epic;
     o    Refusal to perform the duties reasonably required by Epic;
     o    Unsatisfactory job performance;
     o Any material misconduct in the course and scope of the employee's employment with Epic, including dishonesty, disorderly conduct, insubordination, harassment of other employees or customers or abuse of alcohol or controlled substances, or
     o    The violation of any material provision of the employment agreement.

      Long-Term Incentive Plans. Epic does not provide its officers or employees with stock appreciation rights, long-term incentive or similar plans.

      Employee Pension, Profit Sharing or other Retirement Plans. Epic does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

Compensation of Directors During Year Ended December 31, 2006
-------------------------------------------------------------

Name                      Paid in Cash     Stock Awards (1) Option Awards (2)
----                      ------------     ---------------- -----------------

John Sherwood                 --              $  11,419                --
Robert Eissler                --              $  11,419                --
Dr. Robert Ferguson           --              $  11,419                --

(1) The fair value of stock issued for services computed in accordance with FAS 123R on the date of grant.
(2) The fair value of options granted computed in accordance with FAS 123R on the date of grant.

Stock Option and Bonus Plans
----------------------------

      Epic has adopted stock option and stock bonus plans. A summary description of these plans follows. In some cases these Plans are collectively referred to as the "Plans".

      Incentive Stock Option Plan. Epic's Incentive Stock Option Plan authorizes the issuance of shares of Epic's Common Stock to persons that exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

      Non-Qualified Stock Option Plan. Epic's Non-Qualified Stock Option Plan authorizes the issuance of shares of Epic's Common Stock to persons that exercise options granted pursuant to the Plans. Epic's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee but cannot be less than the market price of Epic's Common Stock on the date the option is granted.

      Stock Bonus Plan. Epic's Stock Bonus Plan allows for the issuance of shares of Common Stock to it's employees, directors, officers, consultants and advisors. However bona fide services must be rendered by the consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Summary. The following is a summary, as of December 31, 2007, of the options granted, or the shares issued, pursuant to the Plans. Each option represents the right to purchase one share of Epic's common stock.


                                 Total       Shares
                                 Shares    Reserved for   Shares      Remaining
                                Reserved   Outstanding   Issued as   Options/Shares
Name of Plan                   Under Plans   Options    Stock Bonus   Under Plans
------------                   ----------- -----------  -----------  --------------

Incentive Stock Option Plan     2,000,000          --          N/A     2,000,000
Non-Qualified Stock Option Plan 3,000,000   1,546,000          N/A     1,454,000
Stock Bonus Plan                1,000,000         N/A      600,000       400,000


      The following tables show, during the fiscal year ended December 31, 2006, the options granted to and the options exercised and held by, the persons named below. All of the options listed below were granted pursuant to Epic's Non-Qualified Stock Option Plan.

                            Shares underlying
                        unexercised options which are:
                        -----------------------------  Exercise    Expiration
    Name               Exercisable  Unexercisable       Price         Date
    ----               -----------  -------------      --------    -----------

    Rex Doyle          100,000                           $0.50      10/24/08
    Rex Doyle           50,000          50,000           $3.00      10/24/08
    John Ippolito      100,000                           $0.50      10/24/08
    John Ippolito       50,000          50,000           $3.00      10/24/08
    David Reynolds     100,000                           $0.50      10/24/08
    David Reynolds      50,000          50,000           $3.00      10/24/08

                                       Options Exercised
                                       -----------------
                           Shares Acquired On                Value
Name                          Exercise (1)               Realized (2)
----                      -------------------            ------------

Rex Doyle                         --                         --
John Ippolito                     --                         --
David Reynolds                    --                         --

(1) The number of shares received upon exercise of options during the fiscal year ended December 31, 2006.
(2) With respect to options exercised during the fiscal year ended December 31, 2006, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

      The following table shows the weighted average exercise price of the outstanding options granted pursuant to Epic's stock option plans as of December 31, 2006. Epic's stock option plans were not approved by its shareholders.

                                    Number of Securities
                        Number      Remaining Available
                    of Securities   For Future Issuance
                     to be Issued     Weighted-Average      Under Equity
                    Upon Exercise     Exercise Price of  Compensation Plans,
                    of Outstanding     of Outstanding    Excluding Securities
Plan category         Options (a)         Options        Reflected in Column (a)
-------------      -----------------  -----------------  -----------------------

Incentive Stock
 Option Plan                    --                --            2,000,000
Non-Qualified Stock
 Option Plan               600,000             $1.75            2,400,000

      On December 13, 2007 Rex Doyle and John Ippolito were each awarded 300,000 shares of Epic's common stock pursuant to Epic's Stock Bonus Plan.

      On December 13, 2007, and in accordance with Epic's Non-Qualified Stock Option Plan, the following officers of Epic were granted options upon the terms shown below:
                  Shares Issuable Upon        Option          Expiration Date
    Name          Expiration of Options    Exercise Price        of Option

    Rex Doyle            292,000               $3.30            12/31/2012
    John Ippolito        182,000               $3.30            12/31/2012
    David Reynolds       143,000               $3.30            12/31/2012

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

     On April 4, 2006 Epic sold:

     o    20,000,000 shares of its common stock to Rex Doyle for $200;
     o    20,000,000 shares of its common stock to John Ippolito for $200;
     o    2,000,000 shares of its common stock to David Reynolds for $20;
     o    2,000,000 shares of its common stock to two unrelated parties for $20.

      On March 12, 2007 Rex Doyle and John Ippolito each agreed to the cancellation of 11,600,000 of their shares of Epic's common stock.

                              PRINCIPAL SHAREHOLDERS.

     The following table sets forth the number of and percentage of outstanding shares of common stock owned by Epic's officers, directors and those shareholders owning more than 5% of Epic's common stock as of December 31, 2007.

                                      Shares of
Name and Address                    Common Stock (1)        Percent of Class (2)
----------------                    ----------------        --------------------

Rex P. Doyle                          8,892,000                    21.1%
10655 Six Pines Drive, Suite 210
The Woodlands, TX 77380

John Ippolito                         8,782,000                    20.9%
10655 Six Pines Drive, Suite 210
The Woodlands, TX 77380

David Reynolds                        2,343,000                     5.8%
10655 Six Pines Drive, Suite 210
The Woodlands, TX 77380

R. Bret Rhinesmith                    1,000,000                     2.4%
7110 Jefferson Ave.
Lakewood, CO  80235

W. Robert Eissler                        15,000                        *
10655 Six Pines Drive, Suite 210
The Woodlands, TX 77380

Dr. Robert Ferguson                      18,000                        *
10655 Six Pines Drive, Suite 210
The Woodlands, TX 77380

All Executive Officers               21,050,000                    50.2%
and Directors as a group (7 persons)

*     Less than 1%.

(1) Includes shares issuable upon the exercise of options held by the following persons:

                                           Shares Issuable Upon
             Name                            Exercise of Options

             Rex Doyle                            492,000
             John Ippolito                        382,000
             David Reynolds                       343,000

                  SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

     The owners of the common stock, notes and the warrants sold in the December 2007 financing, are referred to in this prospectus as the "selling shareholders". Epic will not receive any proceeds from the sale of the shares by the selling shareholders.

      The names of and the shares to be sold by the selling shareholders are:


                                                             Shares Which
                                              Shares Which      May be
                                                  May be     Received as              Owner-
                                              Acquired Upon   Payment of    Total     ship
                                 Shares of     Exercise of    Principal     Shares    After
Name                            Common Stock   Warrants (1)      (2)       Offered   Offering
-------                         ------------  -------------  ------------  -------   ---------

Chestnut Ridge Partners, LP         200,000       200,000             --    400,000      --

Ironman PI Fund (QP), L.P.          500,000       500,000             --  1,000,000      --

Truk Opportunity Fund, LLC          250,000       250,000             --    500,000      --


                                       39

Truk International Fund, LP          83,333        83,333             --    166,666      --

Brio Capital L.P.                   100,000       100,000             --    200,000      --

GCA Strategic Investment
  Fund Ltd.                         333,333       333,333             --    666,666      --

Cranshire Capital, L.P.             166,667       166,667             --    333,334      --

Midsummer Investment, Ltd.          500,000       500,000             --  1,000,000      --

Fort Mason Master, LP               469,550       469,550             --    939,100      --

Fort Mason Partners, LP              30,450        30,450             --     60,900      --

Fraser Black and
  Deirdre D. Black                  333,333       333,333             --    666,666      --

Marcus Wilkins                      100,000       100,000             --    200,000      --

Robert R. Henry                     130,000       130,000             --    260,000      --

C. Allen Robinson                    66,666        66,666             --    133,332      --

Castex New Ventures, L.P.           666,667       666,667             --  1,333,334      --

Roger S. Kellett                     35,000        35,000             --     70,000      --

Ricky D. Needham                     22,000        22,000             --     44,000      --

Thomas E. Palmer Jr.                 20,000        20,000             --     40,000      --

Thomas Edwin Palmer Sr.              33,334        33,334             --     66,668      --

Terry P. Sellers                     33,333        33,333             --     66,666      --

Continental American
  Resources, Inc.                    33,333        33,333             --     66,666      --

Morgan J. Scudi                      40,000        40,000             --     80,000      --

Albert G Aaron                       66,667        66,667             --    133,334      --

Edward Perera                        76,001        76,001             --    152,002      --

Warren W. Smith                      66,667        66,667             --    133,334      --

William Reed Moraw                   50,000        50,000             --    100,000      --

M. Richard Asher                    466,667       466,667             --    933,334      --

Susanne Young                        66,667        66,667             --    133,334      --


                                       40

Steven Hahn                          66,667        66,667             --    133,334      --

Jeffrey Hahn                         66,667        66,667             --    133,334      --

Braden S. Carlsson                   23,000        23,000             --     46,000      --

Retzloff Family Company Ltd.,
   LLLP                             333,333       333,333             --    666,666      --

Shelter Island Opportunity
  Fund, LLC                                       787,879        303,030  1,090,909      --

William H. Wilson, Jr.                             55,152         21,212     76,364      --

H. Steven Walton                                   39,394         15,152     54,546      --

Peter Morin                                        51,213         19,697     70,910      --

Todd M. Binet                                      51,513         19,697     70,910      --

Cranshire Capital, L.P.                           196,970         75,758    272,728      --

Midsummer Investment, Ltd.                      3,545,455      1,363,636  4,909,091      --

Fort Mason Master, L.P.                         1,664,769        640,295  2,305,064      --

Fort Mason Partners, L.P.                         107,960         41,253    149,213      --

Whitebox Convertible                            4,333,334      1,666,667  6,000,001      --
 Arbitrage Partners, LP

Pandora Select Partners, LP                     2,363,637        909,091  3,272,728      --

Whitebox Special Opportunities                  2,363,637        909,091  3,272,728      --
 Partners Series B, LP

Guggenheim Portfolio Company                      393,940        151,515    545,455      --
  XXXI, LLC

Rodman & Renshaw (3)                      --    1,301,151             --  1,301,151      --



(1) Each warrant holder, with the exception of Rodman & Renshaw, is prohibited from exercising the warrants to the extent that such exercise would result in such holder, together with any affiliate of the warrant holder, beneficially owning in excess of 4.999% of the outstanding shares of Epic's common stock following such exercise. This restriction may be waived by each holder on hot less than 61 day's notice to Epic. However, the 4.999% limitation would not prevent each warrant holder from acquiring and selling in excess of 4.999% Epic's common stock through a series of acquisitions and sales under the warrants so long as the warrant holder never beneficially owns more than 4.999% of Epic's common stock at any one time.

  The number of shares issuable upon the exercise of the warrants is subject to adjustment under those conditions explained in the section of the prospectus entitled "Description of Securities - Notes and Warrants".

(2) At Epic's election, and under the conditions described in the section of the prospectus captioned "Description of Securities", Epic may use shares of its common stock to make principal payments on the notes. The number in the table is an estimate and assumes that Epic makes all principal payment with shares of its common stock having a price of $3.30 per share. The actual number of shares which may be issued as payment of principal cannot be predicted at this time and will depend upon a variety of factors, including the amount, if any which Epic elects to pay with shares of its common stock and the future market price of Epic's common stock and Epic's decision, or ability, to pay principal with shares of its common stock. Epic may not use its common stock to pay principal if the number of shares to be issued would result in the note holder being the beneficial owner of more than 4.999% of Epic's outstanding shares. The note holder may waive this restriction in the same manner as provided in footnote(1) above.

      The controlling person of each selling shareholders which is not an individual is shown below:

    Selling Shareholder                       Controlling Person
    -------------------                       ------------------

    Chestnut Ridge Partners, LP               Kenneth Holz

    Ironman PI Fund (QP), L.P.                G. Bryan Dutt

    Truk Opportunity Fund, LLC                Aaron Braxton
    by: Atoll Asset Management, LLC

    Truk International Fund, LP               Aaron Braxton
    by: Atoll Asset Management, LLC

    Brio Capital L.P., 401 E. 34th Street     Shaye Hirsch

    GCA Strategic Investment Fund Ltd.        Michael S. Brown

    Cranshire Capital, L.P.                   Mitchell P. Kopin

    Midsummer Investment, Ltd.                Alisa Butchkowski

    Fort Mason Master, LP                     Marshall Jensen or David Smolen

    Fort Mason Partners, LP                   Marshall Jensen or David Smolen
    Castex New Ventures, L.P.                 Alan G. Carnrite

    Continental American Resources, Inc.      Carl Suter

    Retzloff Family Company Ltd., LLLP        Mark A. Retzloff

    Shelter Island Opportunity Fund, LLC      Michael Fein

    Whitebox Convertible Arbitrage Partners, LP   Jonathan Wood

    Pandora Select Partners, LP               Jonathan Wood

    Whitebox Special Opportunities            Jonathan Wood
     Partners Series B, LP

    Guggenheim Portfolio Company XXXI, LLC    Jonathan Wood

    Rodman & Renshaw (3)                      Thomas Pinou

(3) Rodman & Renshaw served as the lead placement agent in connection with the sale of the shares of common stock, notes and warrants and received a cash fee of $1,549,000 as well as warrants to purchase 1,301,151 shares of Epic's common stock.

Manner of Sale.

   The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

     o    short sales;

     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders may sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.

      Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

      The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after Epic has filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

      The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after Epic has filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

      The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      Epic is required to pay all fees and expenses incident to the registration of the shares of common stock. Epic has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      The selling stockholders have advised Epic that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If Epic is notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, Epic will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

      The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of Epic's common stock and activities of the selling stockholders.

                            DESCRIPTION OF SECURITIES

Common Stock
------------

      Epic is authorized to issue 100,000,000 shares of common stock, (the "common stock"). Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of Epic's assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

      Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by Epic. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of Common stock are fully paid and non-assessable.

Preferred Stock
---------------

      Epic is authorized to issue up to 10,000,000 shares of preferred stock. Epic's Articles of Incorporation provide that the Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by Colorado statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted takeover of Epic.

Notes and Warrants
------------------

      On December 5, 2007 Epic sold 4,406,334 shares of its common stock to a group of private investors for gross proceeds of $6,609,500, or $1.50 per share. The investors also received warrants which entitle the holders to purchase up to 4,406,334 shares of Epic's common stock. The warrants are exercisable at a price of $1.50 per share and expire on December 5, 2012.

      On December 31, 2007 Epic sold an additional 1,023,001 shares of its common stock to a group of private investors for gross proceeds of $1,534,502 or $1.50 per share. The investors also received warrants which entitle the holders to purchase up to 1,023,001 shares of Epic's common stock. The warrants are exercisable at a price of $1.50 per share and expire on December 5, 2012.

      On December 5, 2007 Epic also sold notes in the principal amount of $20,250,000 to a second group of private investors. The notes bear interest annually at 10% per year. The notes are due and payable on December 5, 2012 and are secured by liens on all of Epic's assets. The purchasers of the notes also received warrants which entitle the holders to purchase up to 15,954,545 shares of Epic's common stock. The warrants are exercisable at a price of $1.65 per share and expire on December 5, 2012.

      Interest on the notes is payable quarterly with the first interest payment due on January 1, 2008. Beginning December 1, 2008 Epic is required to make quarterly payments of $1,265,625 toward the principal amount of the notes. If Epic fails to make any interest or principal payment when due, the notes will become immediately due and payable.

      At Epic's election, quarterly principal payments may be paid in Epic's common stock. In the event Epic elects to pay principal in shares of its common stock, the number of shares of common stock to be issued to each note holder will be determined by dividing the amount to be paid by a price equal to 90% of the average of Epic's VWAPs for the ten consecutive trading days prior to the applicable payment date,

      Epic may not use its common stock to pay principal unless each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of common stock is sufficient for the issuance; (ii) the shares of common stock to be issued in payment for principal and interest may be sold by the holder pursuant to an effective registration statement covering the shares or, in the alternative, all the shares may be sold pursuant to Rule 144; (iii) Epic's common stock is listed (and is not suspended from trading) on the OTC Bulletin Board; (iv) the number of shares to be issued would not result in the note holder being the beneficial owner of more than 4.999% of Epic's outstanding shares; (v) Epic is not in default with respect to any material obligation in its agreements with the holders of the notes; (vi) no public announcement of a proposed change in the control of Epic has occurred that has not been consummated and (vii) the number of shares to be issued to all note holders will not exceed an amount equal to 20% of the total dollar trading volume of Epic's common stock over the twenty-two trading days immediately prior to the date which is thirty trading days prior to the applicable payment date.

      In the event that the consolidated cash and accounts receivable amounts reported on any balance sheet included in any 10-Q, 10-QSB, 10-K or 10-KSB report filed by Epic is less than 90% of Epic's consolidated cash and accounts receivables on December 5, 2007 (the "Closing Current Assets Balance"), any note holder will have the right to require Epic to redeem a portion of the holder's note in cash, in an amount equal to the holder's pro-rata portion (based on the then outstanding principal amounts of all outstanding notes) of the difference between the Closing Current Asset Balance and Epic's consolidated cash and accounts receivable.

      If Epic sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable exercise price of the warrants, the warrant exercise price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be.

      If the warrant exercise price is decreased, the number of shares of common stock issuable upon the exercise of the warrant will be increased according to the following formula:

     WS   x EP1  =  NWS
            ---
            EP2

Where:

      WS = The number of shares issuable upon the exercise of warrants based upon the exercise price prior to adjustment.

      EP1 = The old exercise price of the warrants.

      EP2 = The new exercise price of the warrants.

      NWS = The number of shares of Epic's common stock issuable based upon the new exercise price of the warrants.

      The exercise price of the warrants, as well as the shares issuable upon the exercise of the warrants, will also be proportionately adjusted in the event of any stock splits.

      However, neither the exercise price of the warrants nor the shares issuable upon the exercise of the warrant will be adjusted as the result of shares issued in connection with a Permitted Financing.

      A Permitted Financing involves shares of common stock issued or sold:

     o in connection with acquisitions, or other strategic transactions, the primary purpose of which is not to raise cash;

     o upon the exercise of options or the issuance of common stock to Epic's employees, officers or directors, in accordance with Epic's stock option, stock bonus or similar plans.;

   Epic's agreements with the note holders provide that Epic may not:

     o sell or issue any shares of its common stock or any securities convertible into common stock until 90 days after the date of this prospectus.

     o issue options, warrants or securities convertible into Epic's common stock unless the exercise or conversion price exceeds 130% of Epic's average VWAPs for the five trading days prior to the issuance of the security.

     o issue securities convertible into common stock with a conversion price or a number of shares issuable upon conversion that floats or is subject to adjustment based upon the market price of Epic's common stock.

     o    reverse split, forward stock split or reclassify its common stock.

     o become obligated on any new debt with the exception of indebtedness not exceeding $1,000,000 used to acquire capital assets;

     o amend its articles of incorporation or bylaws in any manner that adversely affects any rights of a note holder.

     o purchase or otherwise acquire any of its capital stock other than a de minimis number of shares or other than shares purchased from departing officers and directors, provided that the purchase price does not exceed $100,000 for all officers and directors;

     o    repay debt, other than debt which was outstanding on December 5, 2007.

     o declare or pay any dividends (other than a stock dividend or stock split) or make any distributions to any holders of its common stock;

     o enter into any transaction with any affiliate unless the transaction is made on an arm's-length basis and approved by a majority of the disinterested directors of Epic.

      Any of the following are an event of default:

     o    Epic fails to make any interest or principal payment when due;

     o Epic breaches any representation or warranty or covenant or defaults in the timely performance of any other obligation in its agreement with the note holders.


     o Epic, or any of its major subsidiaries, files for protection from its creditors under the federal bankruptcy code or a third party files an involuntary bankruptcy petition against Epic or any of its major subsidiaries.

     o Epic, or any of its major subsidiaries, defaults in any of its obligations under any other note or credit agreement or long term lease in an amount exceeding $150,000, and the default continues for a period of five days and results in the indebtedness becoming payable prior to the date on which it would otherwise become payable;

     o Epic's common stock is not listed on the OTC Bulletin Board or other public trading market

     o Epic is acquired by another company, or Epic agrees to sell in excess of 33% of its assets in one transaction or series of related transactions;

     o    a Change in Control occurs;

     o the effectiveness of the Registration Statement, of which this prospectus is a part, lapses for any reason

     o the holders of the notes and warrants are not permitted to sell any shares under the Registration Statement for twenty or more consecutive trading days or thirty trading days (which need not be consecutive trading days) in any twelve month period and the common stock issued or issuable upon the conversion of the notes cannot be sold pursuant to Rule 144;

     o Epic fails for any reason to deliver a certificate within five trading days after delivery of the certificate is required pursuant to any agreement with the note holders;

     o a judgment or judgments for the payment of money in excess of $50,000 are rendered against Epic and are not bonded, discharged or stayed pending appeal within forty-five days after the entry of the judgment; or

       At any time after an event of default the interest rate on the notes will increase to 18% per year, or the maximum rate permitted under applicable law, and the note holders may require Epic to repurchase all or any portion of the outstanding notes at a price equal to 130% of the outstanding principal, plus all accrued but unpaid interest. So long as the notes are outstanding, the note holders have a right to participate in any subsequent financings involving Epic.

      Until June 5, 2008 the note holders have the option to purchase from Epic notes in the principal amount of $10,125,000 plus warrants which would allow the holders to purchase an additional 7,977,273 shares of Epic's common stock. The additional notes and warrants, if purchased, will have the same terms and provisions as the notes and warrants purchased by the note holders in December 2007.

For purposes of the notes:

       The term "VWAP" means for any particular period the volume weighted average trading price per share of Epic's common stock, and

      A Change in Control is any transaction whereby any person acquires more than 33% of Epic's voting securities, Epic merges into or consolidates with any other company and after the transaction the stockholders of Epic immediately prior to the transaction own less than 66% of the voting power of the successor entity immediately after the transaction, Epic sells all or substantially all of its assets and the stockholders of Epic immediately prior to the transaction own less than 66% of the total voting power of the acquiring entity immediately after the transaction or, the replacement within a three year period of more than half of Epic's directors which is not approved by a majority of Epic's directors holding office on December 5, 2007.

      Epic has filed a registration statement, of which this prospectus is a part, with the Securities and Exchange Commission in order that the shares of common stock sold in the December 2007 financing as well as the shares which may be issued in payment of the notes or upon the exercise of the warrants or may be resold in the public market.

      Rodman & Renshaw acted as the lead placement agent for the sale of the common stock, notes and warrants. For its services in this regard, Rodman & Renshaw received $1,549,000 in cash from Epic, as well as warrants to purchase 1,301,151 shares of Epic's common stock. Warrants to purchase 184,333 shares are exercisable at a price of $1.50 per share and warrants to purchase 1,116,818 shares are exercisable at a price of $1.65 per share. Epic paid $235,000 to other placement agents, none of which were affiliated with Epic, participating in the financing.

Warrants Held by Private Investors
----------------------------------

    See "Comparative Share Data" for information concerning the terms of warrants held by private investors.

Transfer Agent
--------------

         TranShare Corporation
         5105 DTC Parkway, Suite 325
         Greenwood Village, CO 80111
         303-662-1112
         303-662-1113 - Fax

                                     EXPERTS

      Effective February 21, 2007 Epic replaced (i.e. dismissed) Comiskey & Company with Malone & Bailey, P.C. as Epic's independent certified public accountants. Comiskey & Company audited Epic's financial statements for the fiscal years ended December 31, 2004 and 2005. During Epic's two most recent fiscal years and subsequent interim period ended February 21, 2007, there were no disagreements with Comiskey & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Comiskey & Company would have caused it to make reference to such disagreements in its report had a reports.

      During the two most recent fiscal years and subsequent interim period ended February 21, 2007, Epic did not consult with Malone & Bailey regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Epic's financial statements, or any matter that was the subject of a disagreement or a reportable event as defined in the regulations of the Securities and Exchange Commission.

      The change in Epic's auditors was recommended and approved by the directors of Epic.

      The consolidated financial statements of Epic as of December 31, 2006 and for the year ended December 31, 2006 included in this prospectus have been audited by Malone & Bailey, an independent registered public accounting firm, as stated in their report appearing elsewhere in this prospectus, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The financial statements of Epic as of December 31, 2005 and for the year ended December 31, 2005 included in this prospectus have been audited by Comiskey & Company, an independent registered public accounting firm, as stated in their report appearing elsewhere in this prospectus, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The financial statements of the Carnrite Group, LLC as of June 30, 2007 and for the period ended June 30, 2007, in this prospectus have been audited by Malone & Bailey, an independent registered public accounting firm, as stated in their report appearing elsewhere in this prospectus, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The financial statements of Pearl Investment Company (formerly named Pearl Development Company) as of December 31, 2006 and for each of the two years in the period ended December 31, 2006, in this prospectus have been audited by Ehrhardt Keefe Steiner & Hottman PC, an independent registered public accounting firm, as stated in their report appearing elsewhere in this prospectus, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  INDEMNIFICATION

      Epic's bylaws authorize indemnification of a director, officer, employee or agent of Epic against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of Epic who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling Epic pursuant to the foregoing provisions, Epic has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              ADDITIONAL INFORMATION

      Epic is subject to the requirements of the Securities Exchange Act of l934 and is required to file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of any such reports, proxy statements and other information filed by Epic can be read and copied at the Commission's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding Epic. The address of the SEC's website is http://www.sec.gov.

      Epic has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to Epic and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

                         EPIC ENERGY RESOURCES, INC.

           Unaudited Pro forma Condensed Combined Financial Statements
                    September 30, 2007 and December 31, 2006

                         Epic Energy Resources, Inc.
         Unaudited Pro forma Condensed Combined Financial Statements
                   September 30, 2007 and December 31, 2006

       INTRODUCTION TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet, unaudited pro forma condensed combined statement of operations and explanatory notes give effect to the acquisitions of The Carnrite Group ("Carnrite") and Pearl Development Company ("Pearl") by Epic Energy Resources, Inc. ("Epic").

The unaudited pro forma condensed combined balance sheet as of September 30, 2007, unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2007 and year ended December 31, 2006 and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations have been prepared utilizing the historical financial statements of Pearl and Epic and should be read in conjunction with the historical financial statements and notes thereto.

The transactions giving rise to the unaudited pro forma condensed combined financial statements is a purchase by Epic of a 100% interest in Pearl on December 5, 2007 in consideration for 1,486,240 shares of its restricted common stock and $18,720,000 in cash and the related common stock offering of 4,397,000 shares of common stock and warrants to purchase 4,397,000 shares of common stock and the sale of notes totaling $20,250,000 with warrants to purchase 15,954,545 shares of common stock. It is expected that up to 3,313,760 additional shares may be issued in the future to key employees and officers of Pearl Investment Company subject to certain vesting requirements.

The unaudited pro forma condensed combined statement of operations has been prepared as if the acquisition had been consummated on January 1, 2006 and carried through to September 30, 2007. The unaudited pro forma condensed combined balance sheet has been prepared as if the acquisition was consummated on September 30, 2007.

This pro forma condensed combined financial statements are provided for illustrative purposes only, and do not purport to be indicative of the actual financial position or results of operations had the acquisition occurred at the beginning of the fiscal period presented, nor is it necessarily indicative of the results of future operations.

                          Epic Energy Resources, Inc.
             Unaudited Pro forma Condensed Combined Balance Sheet
                              September 30, 2007

                                                                                              Pro Forma
                                          Epic            Pearl                               Epic/Pearl
                                       Consolidated   Consolidated        Pro Forma             as of
                                           As of September 30,            Adjustments        September 30,
                                         2007             2007          Dr           Cr          2007
 ASSETS                                -----------     ----------       ---          ---     --------------

 CURRENT ASSETS
 Cash and cash equivalents (1),(2)    $   700,909     $         -    25,140,500   18,720,000   $ 7,121,409
 Accounts receivable:
   Billed, net of allowance of $0       1,454,062      13,477,185                               14,931,247
   Unbilled, at estimated net
    realizable value                      330,597               -                                  330,597
 AR from affiliates                         5,000          80,000                                   85,000
 Prepaid expenses and other                16,250         267,297                                  283,547
                                      -----------     -----------    ----------   ----------   -----------
 TOTAL CURRENT ASSETS                   2,506,818      13,824,482    25,140,500   18,720,000    22,751,800

 Oil and gas properties
  (full-cost method), net
    Proved                              6,075,984               -                                6,075,984
    Unproved                                    -               -                                        -
 Other mineral reserves                   783,474               -                                  783,474
 Property and equipment, net               27,473       9,940,691                                9,968,165
 Investment in joint venture               22,700               -                                   22,700
 Other assets (3)                         304,902       1,184,312     1,442,500                  2,931,714
 Goodwill (1)                           9,967,252               -    15,767,564                 25,734,816
                                      -----------     -----------    ----------   ----------   -----------
       TOTAL ASSETS                  $ 19,688,603     $24,949,485   $42,350,564  $18,720,000   $68,268,652
                                     ============     ===========   ===========  ===========   ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
 Accounts payable                       $ 418,998     $ 4,003,767                                4,422,765
 Bank overdrafts                                -         889,993                                  889,993
 Accrued liabilities                      375,936       1,238,391                                1,614,327
 Current portion of long term debt        849,505       1,576,091                                2,425,596
 Line of credit                           362,000       1,000,000                                1,362,000
                                      -----------     -----------    ----------   ----------   -----------
 TOTAL CURRENT LIABILITIES              2,006,440       8,708,242             -            -    10,714,682
 Asset retirement obligations             151,555               -                                  151,555
 Long-term debt (3)                     1,830,658       5,572,732                 20,250,000    27,653,390
 Other long-term liabilities                    -       3,034,419                                3,034,419
 Debt discount (4)                              -               -     7,177,458                 (7,177,458)
                                      -----------     -----------    ----------   ----------   -----------
         TOTAL LIABILITIES              3,988,653      17,315,393     7,177,458   20,250,000    34,376,588
                                      -----------     -----------    ----------   ----------   -----------
 STOCKHOLDERS' EQUITY
   Common stock (1), (2)               21,318,341               -       276,500   11,291,156    32,332,997
   Member equity (1)                            -         257,463       257,463                          -
   Additional paid-in capital (1),(4)     331,412               -             -   13,085,380    13,416,792
   Accumulated (earnings) deficit
        (1),(4)                        (5,949,803)      7,376,629    13,314,298       29,747   (11,857,725)
                                      -----------     -----------    ----------   ----------   -----------
TOTAL STOCKHOLDERS EQUITY             15,699,950       7,634,092    13,848,261    24,406,283    33,892,064
                                      -----------     -----------    ----------   ----------   -----------
 TOTAL LIABILITIES AND
 STOCKHOLDERS EQUITY                 $19,688,603      $24949,485   $21,025,719   $44,656,283   $68,268,652
                                     ===========      ==========   ===========   ===========   ===========


                         Epic Energy Resources, Inc.
        Unaudited Pro forma Condensed Combined Statement of Operations
                     Nine Months Ended September 30, 2007

                                    Pro Forma
                                  Epic/Carnrite                                    Pro Forma
                                    Combined       Pearl for                  Epic/Carnrite/Pearl
                                   nine months     the nine                      for the nine
                                      ended       months ended                  months ended
                                  September 30,   September 30,    Pro Forma    September 30,
                                      2007            2007       Adjustments         2007
REVENUES
 Consulting fees                  $3,550,644       $ 37,575,940   $        -      $ 41,126,584
 Oil and gas revenue                   9,673                  -            -             9,673
 Other                                     -                  -                              -
                                  ----------       ------------    ---------      ------------
  TOTAL REVENUES                   3,560,317         37,575,940            -        41,136,257
                                  ----------       ------------    ---------      ------------
OPERATING EXPENSES
    Compensation and benefits        416,634         12,784,682            -        13,201,316
    Reimbursed expenses                    -         15,239,550            -        15,239,550
    General and administrative     1,348,607          3,389,518            -         4,738,125
    Lease operating expenses         202,783                  -            -           202,783
    Professional and
      subcontracted services         976,109          1,359,359            -         2,335,468
    Occupancy, communication and
       other                         241,319            896,565            -         1,137,884
    Depreciation and amortization      1,089            886,697            -           887,786
   Accretion expense                  10,738                  -            -            10,738
   Impairment of oil and gas
      properties                   1,338,527                  -            -         1,338,527
                                  ----------       ------------    ---------      ------------
  OPERATING EXPENSES               4,535,806         34,556,371            -        39,092,177
                                  ----------       ------------    ---------      ------------
INCOME (LOSS) FROM OPERATIONS       (975,489)         3,019,569            -         2,044,080

OTHER INCOME (EXPENSE)              (288,571)          (149,880)  (2,777,052)       (3,215,503)
                                  ----------       ------------    ---------      ------------
NET INCOME, BEFORE TAXES          (1,264,060)         2,869,689   (2,777,052)       (1,171,423)

TAXES                                      -                  -            -                 -
                                  ----------       ------------    ---------      ------------
NET INCOME (LOSS)                $(1,264,060)        $2,869,689  $(2,777,052)      $(1,171,423)
                                 ===========       ============  ===========      ============

LOSS PER COMMON SHARE                                                              $     (0.02)
                                                                                  ============

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                                                                         48,742,691
                                                                                  ============

                         Epic Energy Resources, Inc.
        Unaudited Pro forma Condensed Combined Statement of Operations
                         Year Ended December 31, 2006

                                                                                Pro Forma
                                  Epic for        Pearl for                     Epic/Pearl
                                  the year        the year                     for the year
                                    ended          ended                          ended
                                 December 31,    December 31,     Pro Forma     December 31,
                                    2006            2006         Adjustments        2006
REVENUES
 Consulting fees                   $33,190       $34,610,756       $     -     $ 34,643,946
 Oil and gas revenue                73,073                 -             -           73,073
 Other revenue                           -                                                -
                                  --------       -----------       -------     ------------
  TOTAL REVENUES                   106,263        34,610,756             -       34,717,019
                                  --------       -----------       -------     ------------
OPERATING EXPENSES
    Compensation and benefits            -         8,765,176             -        8,765,176
    Reimbursed expenses                  -        16,260,146             -       16,260,146
    General and administrative     926,301         3,424,625             -        4,350,926
    Lease operating expenses        59,460                 -             -           59,460
    Professional and
       subcontracted services            -           869,494             -          869,494
    Occupancy, communication and
       other                             -           503,060             -          503,060
    Depreciation and amortization   30,814           390,121             -          420,935
   Accretion expense                   725                 -             -              725
   Impairment of oil and gas
        properties               3,062,265                 -             -        3,062,265
                                 ---------       -----------       -------     ------------
  OPERATING EXPENSES             4,079,565        30,212,622             -       34,292,187
                                 ---------       -----------       -------     ------------

INCOME (LOSS) FROM OPERATIONS   (3,973,302)        4,398,134             -          424,832

OTHER INCOME (EXPENSE)               3,088           117,451    (3,010,331)      (3,130,870)
                                 ---------       -----------       -------     ------------
NET INCOME (LOSS),
   BEFORE TAXES                 (3,970,214)        4,515,585    (3,130,870)      (2,585,499)

TAXES                                    -                 -             -                -
                                 ---------       -----------       -------     ------------
NET INCOME (LOSS)              $(3,970,214)       $4,515,585   $(3,130,870)     $(2,585,499)
                               ===========       ===========   ===========     ============

LOSS PER COMMON SHARE                                                           $    (0.05)
                                                                               ============
WEIGHTED AVERAGE COMMON
     SHARES OUTSTANDING                                                         48,852,566
                                                                               ===========


EXPLANATORY NOTES

Pro forma adjustments

1. The adjustment to the balance sheet for the acquisition is to recognize the consideration for the acquisition, being 1,486,240 shares of Epic common stock valued at the closing price on December 5, 2007 of $3.15 per share and $18,720,000 in cash. The excess purchase price paid over net book value is recorded as Goodwill. The equity of Pearl is eliminated as is standard in consolidation of acquired entities.

2. The adjustment to the balance sheet for the issuance of 4,397,000 shares of common stock in the equity offering, raising gross proceeds of $6,595,500.

3. The adjustment to the balance sheet for the issuance of $20,250,000 of 10% notes.

4. The adjustment to the balance sheet to reflect the derivative liability associated with the issuance of in-the-money warrants in the equity and note offerings per 2. and 3. above.

5. No adjustments were made for potential liquidated damages that must be paid in cash if the registration statement to be utilized to register the shares is not declared effective within 120 days after the offering. The penalty is 2% of the gross proceeds for both the debt and equity offering and amounts to $567,860 for each 30 days that the registration statement is not declared effective.

                            EPIC ENERGY RESOURCES, INC.

                            FINANCIAL STATEMENTS AS OF

                            DECEMBER 31, 2007 AND 2006

           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
 Epic Energy Resources, Inc.
(a development stage company)
 The Woodlands, Texas


We have audited the accompanying consolidated balance sheet of Epic Energy Resources, Inc. as of December 31, 2006 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended and for the period from April 10, 2000 (inception) through December 31, 2006. The financial statements for the period April 10, 2000 (inception) through December 31, 2005, were audited by other auditors whose reports expressed unqualified opinions on those statements. The financial statements for the period April 10, 2000 (inception) through December 31, 2005, include total revenues and net loss of $0 and $98,312, respectively. Our opinion on the statements of operations, stockholders' equity, and cash flows for the period April 10, 2000 (inception) through December 31, 2006, insofar as it relates to amounts for prior periods through December 31, 2005, is based solely on the report of other auditors. These financial statements are the responsibility of Epic's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Epic as of December 31, 2006 and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Epic will continue as a going concern. As discussed in Note 3 to the financial statements, Epic has suffered recurring losses from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONE & BAILEY, PC

www.malone-bailey.com
Houston, Texas

April 16, 2007

                               COMISKEY & COMPANY
                            PROFESSIONAL CORPORATION


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have audited the balance sheet of Epic Energy Resources, Inc. (formerly San Juan Financial, Inc.) (not presented) as of December 31, 2005, and the related statements of operations, cash flows, and stockholders' equity (deficit) for the year ended December 31, 2005, and for the period from inception (April 10, 2000) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Epic Energy Resources, Inc. as of December 31, 2005, and the results of its operations, its cash flows, and its changes in stockholders' equity for the year ended December 31, 2005, and for the period from inception (April 10, 2000) to December 31, 2005, in conformity with generally accepted accounting principles in the United States of America.



Denver, Colorado
April 3, 2006

                                                        /s/ COMISKEY & COMPANY
PROFESSIONAL CORPORATION
















                  Certified Public Accountants & Consultants
              789 Sherman Street - Suite 385 - Denver, CO 80203
  (303) 830-2255 - Fax (303) 830-0876 - info@comiskey.com - www.comiskey.com

                            EPIC ENERGY RESOURCES INC
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2006

                            Assets
Current assets:
   Cash and cash equivalents                        $    590,172
   Accounts receivable                                     4,600
   Prepaid expenses and other current assets             120,219
                                                      ----------
         Total current assets                            714,991

   Oil and gas properties (full-cost method),
 net of depletion
        Proved developed                               7,354,511
        Unproved                                          60,000
   Other mineral reserves                                783,474
                                                      ----------
         Total assets                               $  8,912,976
                                                      ==========

              Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                                 $     97,630
   Accrued liabilities                                     7,346
   Current portion of long-term debt                     872,990
                                                    ------------
         Total current liabilities                       977,966
Long-term liabilities:
   Asset Retirement Obligation                           142,343
   Long-term debt                                      1,707,676
                                                    ------------

         Total liabilities                             2,827,985
                                                    ------------
Stockholders' Equity
   Preferred stock, no par value; 10,000,000
     shares authorized; no shares issued and
     Outstanding                                               -
   Common stock, no par value; 750,000,000
     shares authorized; 53,441,061 shares
     issued and outstanding at December 31, 2006       9,822,605
   Additional paid-in capital                            330,912
   Deficit accumulated during development stage       (4,068,526)
                                                    ------------
         Total stockholders' equity                    6,084,991
                                                    ------------
                                                    $  8,912,976
                                                    ============


         See accompanying notes to consolidated financial statements.

                           EPIC ENERGY RESOURCES INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

          Years ended December 31, 2006 and 2005 and Period from April
                 10, 2000 (inception) through December 31, 2006

                                                                For the period
                                                                from inception
                                                                (April 10, 2000)
                                                                To December 31,
                                           2006         2005         2006
                                        ----------   ---------- ----------------

Revenue from operations:
   Oil & gas revenue                    $   73,073   $       --    $   73,073
   Consulting revenue                       33,190           --        33,190
                                        ----------   ----------    ----------

Revenue from operations                    106,263           --       106,263
Cost of operations:
   General and administrative expenses     926,301       20,000     1,024,613
   Lease operating expense                  59,460           --        59,460
   Depletion expense                        30,814           --        30,814
   Accretion expense                           725           --           725
   Impairment of oil and gas properties  3,062,265           --     3,062,265
                                        ----------   ----------    ----------
Cost of operations                       4,079,565       20,000     4,177,877
                                        ----------   ----------    ----------
   Loss from operations                 (3,973,302)     (20,000)   (4,071,614)

Other income (expense):
   Interest and other income                 3,519           --         3,519
   Interest expense                           (431)          --          (431)
                                        ----------   ----------    ----------
   Net loss                            $(3,970,214)  $  (20,000)  $(4,068,526)
                                       ============  ===========  ============

Loss per common share -
  Basic and Diluted:                   $     (0.10)  $   ($0.00)
                                       ============  ===========
Weighted average number of common
  shares outstanding                    38,045,590     5,260,000
                                       ============  ===========

         See accompanying notes to consolidated financial statements.

                           EPIC ENERGY RESOURCES INC.
                          (A Development Stage Company)
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
       For the Period from Inception (April 10, 2000) to December 31, 2006




                                                                                   Deficit
                                                                                  Accumulated
                                                      Additional     During the  Stockholders'
                                     Common Stock       Paid-in      Development    Equity
                                  Shares      Amount    Capital        Stage       (Deficit)
----------------------------------------------------------------------------------------------

Issuance of common stock
for cash at $0.05 per share    1,260,000   $   63,000   $       -     $      -     $  63,000

Issuance of common stock
no consideration received    100,000,000            -           -            -             -

Net loss for the period
from inception (April 10,
2000) to December 31, 2000             -            -           -      (56,711)      (56,711)
                             ------------  ----------- ----------- ------------  ------------

Balance, December 31, 2000   101,260,000       63,000           -      (56,711)        6,289

Cancellation of stock for
consideration not received  (100,000,000)           -           -            -             -

Net loss for the year
ended December 31, 2001                -            -           -       (5,825)       (5,825)
                             ------------  ----------- ----------- ------------  ------------

Balance, December 31, 2001     1,260,000       63,000           -      (62,536)          464

Net loss for the year ended
December 31, 2002                      -            -           -         (464)         (464)
                             ------------  ----------- ----------- ------------  ------------

Balance, December 31, 2002     1,260,000       63,000           -      (63,000)            -

Net loss for the year ended
December 31, 2002                      -            -           -            -             -
                             ------------  ----------- ----------- ------------  ------------

Balance, December 31, 2003     1,260,000       63,000           -      (63,000)            -




   The accompanying notes are an integral part of the financial statements.

                           EPIC ENERGY RESOURCES INC.
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                    CONTINUED
       For the Period From Inception (April 10, 2000) to December 31, 2006



                                                                                   Deficit
                                                                                  Accumulated
                                                      Additional     During the  Stockholders'
                                     Common Stock       Paid-in      Development    Equity
                                  Shares      Amount    Capital        Stage       (Deficit)
----------------------------------------------------------------------------------------------

Shares issued for
compensation                   4,000,000        5,000           -            -         5,000

Expenses paid by shareholders          -            -       9,305            -         9,305

Net loss for the year ended
December 31, 2003                      -            -           -      (15,312)      (20,000)
                             ------------  ----------- ----------- ------------  ------------
Balance, December 31, 2004     5,260,000       68,000       9,305      (78,312)       (1,007)

Expenses paid by shareholders          -            -      17,386            -        17,386

Net loss for the year ended
December 31, 2005                      -            -           -      (20,000)      (20,000)
                             ------------  ----------- ----------- ------------  ------------

Balance, December 31, 2005     5,260,000   $   68,000  $   26,691  $   (98,312)  $    (3,621)

Shares issued for cash        44,902,755      903,195           -            -       903,195

Shares issued for services        75,000       57,094           -            -        57,094

Shares issued for Oil and Gas
property (Kansas field)        3,200,000    8,480,000           -            -     8,490,000

Shares issued for un-proved
properties (Oklahoma)              3,846       10,000           -            -        10,000

Expenses paid by shareholders          -            -     304,221            -       304,221

SFAS 123R stock option expense         -      304,316           -            -       304,316

Net loss for the year ended
December 31, 2006                      -            -           -   (3,970,214)   (3,970,214)
                             ------------  ----------- ----------- ------------  ------------

Balance, December 31, 2006    53,441,601   $9,822,605  $  330,912  $(4,068,526)  $ 6,084,991
                             ============  =========== =========== ============  ============




         See accompanying notes to consolidated financial statements.

                            EPIC ENERGY RESOURCES INC
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
         Years ended December 31, 2006 and 2005 and For the period from
               April 10, 2000(inception) through December 31, 2006

                                                                 For the period
                                   For the year   For the year   from inception
                                       ended         ended      (April 10, 2000)
                                   December 31,   December 31,   to December 31,
                                      2006           2005              2006
                                   ------------   ------------  ----------------
CASH FLOWS FROM OPERATING
   ACTIVITIES
   Net                  loss       $(3,970,214)   $   (20,000)  $  (4,068,526)
    Adjustments to reconcile net
    loss to net cash flows from
    operating activities:
      Depletion                         30,814              -          30,814
      Impairment of oil and gas
       Properties                    3,062,265              -       3,062,265
      Accretion of ARO                     725              -             725
      Shares issued for compensation   361,410              -         366,410
   Changes in operating assets
    and liabilities:
        Accounts payable                44,012          2,614          47,633
        Accounts receivable             (4,600)             -          (4,600)
        Prepaid expenses              (120,219)             -        (120,219)
                                   ------------   ------------   ---------------
   Net cash flows from operating
     activities                       (595,807)       (17,386)       (685,498)

CASH FLOWS FROM INVESTING
 ACTIVITIES
     Acquisition of properties        (102,100)             -        (102,100)
                                   ------------   ------------  ----------------
CASH FLOWS FROM FINANCING
 ACTIVITIES
    Debt service                       (24,089)             -         (24,089)
    Proceeds from debt                 104,752              -         104,752
    Proceeds from the issuance
     of common stock                   903,195              -         966,195
    Capital donated by shareholders    304,221         17,386         330,912
                                   ------------   ------------  ----------------

  Net cash flows from financing
    activities                       1,288,079         17,386       1,377,770

NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                  590,172              -         590,172
CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD                         -              -               -
                                   ------------   ------------  ----------------
CASH AND CASH EQUIVALENTS,
 END OF PERIOD                     $   590,172    $         -   $     590,172
                                   ============   ============  ================

Additional cash flow disclosures:
  Non-cash investing and financing
  activities:
   Oil and gas properties acquired
    with stock                      $8,480,000              -
   Note payable for Oil and
    Gas properties                  $1,707,673              -

See accompanying notes to consolidated financial statements.

                            EPIC ENERGY RESOURCES INC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   Organization and Operations

Background

      San Juan Financial, Inc. was incorporated under the laws of Colorado on June 6, 1989. Following incorporation, San Juan remained an inactive shell company. Effective April 10, 2000, San Juan entered the development stage in accordance with SFAS No. 7. San Juan's principal activities since April 10, 2000 have consisted of organizational matters and the sale of its no par value common stock. This changed in April 2006 when the name changed to Epic Capital Group Inc. During this time, Epic refocused its business plan to oil and gas activities. On April 4, 2006, Epic signed an agreement for the sale of 44,000,000 shares of common stock to five individuals for an aggregate price of $440. Mark W. Moniak, Epic's President and only director, appointed Rex Doyle, John Ippolito and David Reynolds as directors of Epic. Following these appointments Mr. Moniak, resigned as an officer and director of Epic. Epic's new directors then appointed the following persons to be officers of Epic:

            Name               Position
            ----               --------

            Rex Doyle          Chief Executive and Principal Financial Officer
            John Ippolito      President
            David Reynolds     Executive Vice President and Secretary

Amendment to Articles

      On April 10, 2000, San Juan filed amended articles of incorporation with the State of Colorado, at which time San Juan revised Article XI, Board of Directors. The Board consists of one director who is also the President of San Juan. On September 15, 2004, Troy Fullmer, Epic's only officer and director, appointed Mark W. Moniak as a director of Epic and as Epic's President and Chief Executive Officer. Following the appointment of Mr. Moniak, Mr. Fullmer resigned as an officer and director Epic. Mr. Moniak resigned as an officer and director of Epic on April 4, 2006.

Operations

      Epic is engaged primarily in the acquisition, exploration, development, production, and sales of, oil, gas and natural gas liquids.

      The shareholders of Epic approved an amendment to Epic's Articles of Incorporation in May 2006 which changed the name of the corporation from San Juan Financial Inc. to Epic Capital Group Inc. In December 2006 the shareholders approved an amendment to change the name of the corporation from Epic Capital Group Inc. to Epic Energy Resources Inc. (Epic)

2. Summary of Significant Accounting Policies

Development Stage Activities

      Epic Energy Resources Inc. entered the development stage in accordance with Financial Accounting Standards Board Statements of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises" in 2000, upon commencement of activities. Epic's original business plan was to operate as a mortgage banking and brokerage company over the Internet. In 2006, Epic changed its focus to that of an oil and gas company.

Use of Estimates

      The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

      Financial instruments, including cash, receivables, accounts payable, and notes payable are carried at amounts which reasonably approximate their fair value due to the short-term nature of these amounts.

Credit Risk and Concentrations

        Epic does not require collateral from its customers with respect to accounts receivable but performs periodic credit evaluations of such customer's financial conditions. Epic determines any required allowance by considering a number of factors including lengths of time accounts receivable are past due and Epic's previous loss history. Epic provides an allowance to reserve for accounts receivable when they become uncollectible. As of December 31, 2006 and 2005, Epic has determined that no allowance for doubtful accounts is required.

Cash Equivalents

      Epic considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Revenue recognition

      Epic records oil and gas revenues following the entitlement method of accounting for production, in which any excess amount received above Epic's share is treated as a liability. If less than Epic's share is received, the underproduction is treated as an asset. Epic did not have an imbalance position in terms of volumes or values at December 31, 2006.

Oil and gas properties

      Epic follows the full cost accounting method to account for the costs incurred in the acquisition, exploration, development and production of oil and gas reserves. Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities are capitalizable as oil and gas property costs. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. Epic assesses the realizability of unproved properties on at least an annual basis or when there has been an indication that an impairment in value may have occurred. Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of Epic to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized. There was no impairment of unproved properties during the years ended December 31, 2006 and 2005.

      On the sale or retirement of a complete unit of proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

      On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

      The fair value of an asset retirement obligation is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The present value of the estimated asset retirement costs is capitalized as part of the carrying amount of the long-lived asset. For Epic, asset retirement obligations relate to the abandonment of oil and gas producing facilities. The amounts recognized are based upon numerous estimates and assumptions, including future retirement costs, future recoverable quantities of oil and gas, future inflation rates and the credit-adjusted risk-free interest rate.

      Costs of oil and gas properties are amortized using the units of production method. Depletion expense per equivalent physical unit of production amounted to $30,814 and $ 0, for the years ended December 31, 2006 and 2005, respectively.

      Under full cost accounting rules for each cost center, capitalized costs of proved properties, less accumulated amortization and related deferred income taxes, shall not exceed an amount (the "cost ceiling") equal to the sum of (a) the present value of future net cash flows from estimated production of proved oil and gas reserves, based on current economic and operating condition, discounted at 10 percent, plus (b) the cost of properties not being amortized, plus (c) the lower of cost or estimated fair value of any unproved properties included in the costs being amortized, less (d) any income tax effects related to differences between the book and tax basis of the properties involved. If capitalized costs exceed this limit, the excess is charged as an impairment expense. During the year ended December 31, 2006, the Company incurred a proved property impairment expense of $3,062,265 which is reflected in the accompanying Consolidated Statement of Operations.

Other mineral reserves

      Helium is a gas produced as part of the production stream from our oil and gas properties in Kansas. Helium is a byproduct of the production process. We have estimated that the net recoverable amount of helium is approximately $783,474.

Long-lived assets

      Long-lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset. Long-lived assets to be disposed of by sale are reported at the lower of the asset's carrying amount or fair value less cost to sell.

Income Taxes

      Epic uses the liability method in accounting for income taxes. Deferred tax assets and liabilities are recognized for temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities, and are measured using the tax rates expected to be in effect when the differences reverse. Deferred tax assets are also recognized for operating loss and tax credit carry forwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is used to reduce deferred tax assets when uncertainty exists regarding their realization.

Loss per Common Share

      Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the absence of common stock equivalents as all potential common stock equivalents are anti-dilutive.

Stock-based compensation

      In 2006, Epic began issuing options to purchase common stock to employees as compensation. Epic records as compensation expense the fair value of such shares as calculated pursuant to Statement of Financial Accounting Standard No. 123R, Accounting for Stock-Based Compensation ("SFAS No. 123R"), recognized over the related requisite service period. Epic accounts for stock-based compensation issued to non-employees in accordance with the provisions of SFAS No. 123R and EITF No. 96-18, "Accounting for Equity Instruments That Are Issued to Non-Employees for Acquiring, or in Conjunction with Selling Goods or Services". For accounting purposes, the value of common stock issued to non-employees and consultants is determined based on the fair value of the services received or the fair value of the equity instruments issued, whichever value it more reliably measurable. Epic utilizes a standard option pricing model, the Black-Scholes model, to measure the fair value of stock options granted.

3. Going Concern

      As shown in the accompanying financial statements, Epic incurred recurring net losses chargeable to common shareholders of $3,970,214 and $20,000 in fiscal 2006 and 2005, respectively, and has an accumulated deficit of $ 4,068,526 as of December 31, 2006. These conditions create an uncertainty as to Epic's ability to continue as a going concern. Management is trying to raise additional capital through various funding arrangements. The financial statements did not include any adjustment that might be necessary if Epic is unable to continue as a going concern.

4.    Prepaid Expenses and Other Current Assets

      Prepaid expenses and other current assets consisted of the following at December 31, 2006.

      Workers' Compensation & Liability Insurance $86,886
      Directors' and Officers' Insurance           33,333
                                                 --------
            Total                                $120,219
                                                 ========

5.   Acquisition of Oil and Gas Properties

     In December 2006 Epic acquired a 100% working interest (approximately 82% net revenue interest) in 28,600 acres in Rush County, Kansas. Located on the acreage were 58 producing gas wells with total proved reserves at December 31, 2006 of 3,717 barrels of oil and 2,793,000 Mcf of gas.

     The acreage and wells were acquired for $100,000 in cash, a $2,500,000 loan from the sellers of the property and 3,200,000 shares of Epic's common stock valued at $8,480,000 using the closing price of Epic's common stock at the inception of the agreement. The $2,500,000 loan bears interest at 10% per year and is payable in 42 equal monthly installments of $72,000.

     In December 2006 Epic acquired a 50% working interest (approximate 40% net revenue interest) in 6,000 acres in Kay County, Oklahoma. Located on the leased acreage were one producing gas well and six shut-in gas wells. Epic estimated that it will cost approximately $7,000 (with Epic being responsible for its 50% share) to rework each shut-in well and place the wells back on production. Epic plans to begin reworking the six shut-in wells in the next few months. For its interest in this prospect, Epic paid $50,000 in cash and issued 3,846 shares of its common stock to the sellers valued at $10,000 using the closing price of Epic's common stock at the inception of the agreement.

6.    Other Mineral Reserves

      Our proved oil and gas properties in Rush County, Kansas contain a Helium reserve estimated between 1% and 2% of our proved gas reserves of the property. Our engineers engaged to perform an analysis of our Oil and Gas reserves estimate that our average proved Helium reserve gross of extraction costs is approximately $1,566,947. We are currently in negotiations with a third party that would extract our Helium reserves for a cost of approximately half of our estimated a reserve. As a result we have stated our net other mineral reserves at an estimated net value of $783,474 at December 31, 2006.

7.    Asset Retirement Obligations

      Epic records depreciation of the capitalized asset retirement cost and accretion of the asset retirement obligation over time. The depreciation will generally be determined on a straight line basis, while the accretion to be recognized will escalate over the life of the producing assets, typically as production declines. The following table indicates the changes to Epic's ARO account:

     Balance at December 31, 2005                   $0
     Liabilities Incurred                     $148,964
     Accretion Expense                             725
                                          ------------
           Balance at December 31, 2006       $149,689
                                              ========

     Current asset retirement obligation    $    7,346
     Long-term asset retirement obligation    $142,343
                                              --------
                                              $149,689

8.   Long-Term Debt

      In December 2006, Epic borrowed $2,500,000 secured by the Rush County Kansas property. The note is for a term of 42 months pursuant to 10% interest. The monthly principal and interest payment of this note is approximately $71,000.

      If the cash flow from the property is less than the monthly principal and interest payment, the deficit is added to the principal amount of the note. If the cash flow from the property is greater than the monthly principal and interest, the additional amount reduces the principal of the note.

      Long-term debt at December 31, 2006 consists of the following:

      Note payable secured by property acquired             $2,486,386
      Note payable General Liability Insurance                  65,480
      Note payable Director & Officers Insurance                28,800
      Less current maturities                                 (872,990)
                                                            -----------
                                                            $1,707,676
                                                            ===========

      The long-term debt is scheduled to mature as follows, subject to production payments:

               Year ending
              December 31st,                              Amount

                  2007                                   $872,990
                  2008                                    849,504
                  2009                                    849,504
                  2010                                      8,668
                  2011                                          -
                  Thereafter                                    -
                                                       -----------
                                                        2,580,666
         Less: current portion of long-term debt         (872,990)
                                                       -----------
         Total long-term debt, net of current
          maturities                                   $1,707,676
                                                       ===========

9.  Stockholders' Equity

      Following its original incorporation in June 1989, Epic had issued 100,000,000 shares of its no par value common stock to an officer as payment for services related to the organization and start-up of the Company. The value of the transaction could not be objectively measured as a related party rendered the services. The transaction has been recorded at no value since the Board of Directors determined that the rendered services for which these shares had been issued were incomplete. On November 2, 2001, the Board of Directors authorized the cancellation of the original 100,000,000 shares of common stock, as a result of the incomplete performance.

      On April 7, 2000, the Board of Directors authorized a 1-to-8 reverse split of Epic's no par value common stock, effective on that date. All share and per share amounts reflect this reverse split.

      In May 2000, Epic conducted a private placement offering whereby it sold 1,260,000 shares of its no par value common stock for $0.05 per share pursuant to an exemption from registration claimed under Sections 4(2) and 4(6) of the Securities Act of 1933, as amended, and Regulation D promulgated hereunder. Epic received net proceeds of $63,000.

      On September 15, 2004, Mark W. Moniak was appointed as Director, President, and Chief Executive Officer of Epic. Epic does not have an employment agreement with Mr. Moniak. Epic issued 4,000,000 shares of its common stock, valued at $5,000, to Mr. Moniak in return for Mr. Moniak serving as Epic's President until September 15, 2005.

      During the year ended December 31, 2004, Epic incurred $9,305 of expenses which were paid by stockholders and recorded as additional paid-in capital.

      On March 11, 2005, Epic held a special meeting of its shareholders. At this meeting, the shareholders of Epic held a 20-for-1 forward stock split of Epic's common stock. All share and per share data has been retroactively restated to reflect this forward stock split.

      During the year ended December 31, 2005, Epic incurred $17,386 of expenses which were paid by stockholders and recorded as additional paid-in capital.

      On April 4, 2006, Epic signed an agreement for the sale of 44,000,000 shares of common stock to five individuals for an aggregate price of $440. Mark
W. Moniak, Epic's President and only director, appointed Rex Doyle, John Ippolito and David Reynolds as directors of Epic. Following these appointments Mr. Moniak, resigned as an officer and director of Epic. Epic's new directors then appointed the following persons to be officers of Epic:

            Name              Position
            ----              --------

            Rex Doyle         Chief Executive and Principal Financial Officer
            John Ippolito     President
            David Reynolds    Executive Vice President and Secretary

      In addition to the shares issued for cash stated above, 902,755 shares of stock were issued in a private offering in December 2006. The total cash received was $902,755. There were no registration rights penalties associated with this issuance. The shares issued were restricted shares in accordance with SEC section 144.

      In December 2006, 45,000 shares of common stock were issued to directors for services rendered and for services to be rendered over the next 12 months. The fair market value using the closing price of the Epic's stock on the measurement date was $65,254 of which $13,594 has been recorded as compensation expense. 30,000 shares of common stock were issued to key employees for services previously rendered. The fair market value of the services rendered for the common stock was approximately $43,500 using the closing price of Epic's stock on the measurement date and is included as component of compensation expense.

      In December 2006, 3,200,000 shares of stock were issued to purchase proved oil and gas properties in Rush County, Kansas. Based upon the closing price of Epic's stock on the effective date of the purchase agreement, the value was $8,480,000. Additionally, 3,846 shares were issued in December 2006 for un-proved oil and gas properties in Oklahoma. The value of the stock at the time of purchase was $10,000 based upon the closing price of Epic's stock on the agreement effective date.

      In April 2006 several shareholders loaned Epic $300,000. The loans were unsecured, did not bear interest and were to be cancelled at such time as Epic's common stock became eligible for listing on the OTC Bulletin Board. In September 2006 Epic's common stock was listed on the OTC Bulletin Board, the loans were cancelled, and the $300,000 liability was reclassified as additional paid-in capital.

10. Income Taxes

     During 2006 and 2005, EPIC incurred net losses and, therefore, had no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $645,000 at December 31, 2006, and will expire in the years 2019 through 2026.

   At December 31, 2006, deferred tax assets consisted of the following:

                       Deferred tax assets
                         Net operating losses             $225,700
                         Less:  valuation allowance       (225,700)
                                                         ----------
                       Net deferred tax asset                   $0
                                                         ----------

11.   Commitments and Contingencies

   Epic is not currently involved in any pending legal proceedings. In the future, Epic may become involved in various legal proceedings from time to time, either as a plaintiff or as a defendant. and either in or outside the normal course of business. Epic is not now in the position to determine when, if ever, such legal proceedings may arise. If Epic becomes involved in legal proceedings, Epic's financial condition, operations, or cash flows could be materially adversely affected, depending on the facts and circumstances related to such proceedings.

12.   Lease Agreement

      Our executive offices are located in The Woodlands, Texas, in a leased facility consisting of approximately 1,500 square feet requiring lease payments of $2,400 per month. The lease for our offices expires on December 31, 2006, however we can extend the lease for a subsequent period of 12 months at that time. All of our facilities are in good repair.

13.   Stock Options and Warrants

      There were no stock options issued or outstanding prior to 2006. A summary of changes in outstanding options is as follows:

                                          Weighted         Weighted
                                          Average           Average
                                          Options         Share Price
                                          --------        -----------
Outstanding at December 31, 2005                --                --

Changes during the year:
      Granted                              600,000             $1.75
      Exercised                                 --                --
      Forfeited                                 --                --
                                      ------------        ----------

Outstanding at December 31, 2006           600,000             $1.75

Options outstanding and exercisable as of December 31, 2006:

                                                  Exercisable
                                                   Remaining
                                     Outstanding    Number
                     Exercise Price     Life      of Shares
                     -----------     -----------  -----------
                        $.50           2 years      300,000
                       $3.00           2 years      300,000

Epic has determined, based upon the Black-Scholes model, that the fair value of the warrants on the date of grant was approximately $335,619, using an expected life of two years, volatility of 47% and a risk-free interest rate of 4.9%.

14.   Subsequent Events

      On March 12, 2007 Rex Doyle (Chief Executive Officer) and John Ippolito (President) surrendered to the Company a total of 23,200,000 shares of common stock. This action was taken in order to place the Company in a favorable position to attract the equity and debt financing required to continue to execute its business plan.

   In January 2007 the Rush County gas wells were shut in due to the closure of the plant which was purchasing the gas produced from Epic's wells. Epic does not know if the plant will reopen and is currently looking for an alternate buyer for the gas. The acreage and wells were acquired for $100,000 in cash, a $2,500,000 loan from the sellers of the prospect and 3,100,000 shares of Epic's common stock. The $2,500,000 loan bears interest at 10% per year and is payable in 42 equal monthly installments of $72,000.


SUPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

      All of our operations are directly related to oil and gas producing activities located in Kansas and Oklahoma; we did not own or participate in any oil and gas properties prior to January 1, 2006.

         Capitalized Costs Relating to Oil and Gas Producing Activities

         December 31,                                2006
                                                 -----------
         Proved oil and gas properties           $ 10,447,59
         Unproved oil and gas properties              60,000
                                                 -----------
         Total capitalized costs                  10,507,590
         Less impairment allowance                (3,062,265)
         Less accumulated depreciation
         and amortization                            (30,814)
                                                 -----------
         Net Capitalized Costs                   $ 7,414,511
                                                 ===========

         Costs Incurred in Oil and Gas Producing Activities

         For the Fiscal Years Ended December 31,                2006
                                                             ----------
         Acquisition of proved properties                   $10,296,526
         Acquisition of unproved properties                      60,000
         Development costs                                        2,100
         Exploration costs                                            -
         Asset retirement costs recognized according
          to SFAS No. 143                                       148,964
                                                             ----------
         Total Costs Incurred                               $10,507,590
                                                             ==========

      Results of Operations from Oil and Gas Producing Activities

         For the Fiscal Years Ended December 31,                2006
                                                             ----------
         Oil and gas revenues                                $   73,073
         Production costs and taxes                             (59,460)
         Depreciation and amortization and ARO accretion        (31,539)
                                                             ----------
         Results of operations before income taxes              (17,926)
         Provision for income taxes                                  --
                                                             ----------
         Results of Oil and Gas Producing Operations        $  (17,926)
                                                             ==========

      The Company has presented the reserve estimates utilizing an oil price of $56.32 per Bbl and a natural gas price of $5.02 per Mcf as of December 31, 2006. Information for oil is presented in barrels (Bbl) and for natural gas in thousands of cubic feet (Mcf).

      The estimates of the Company's proved natural gas reserves and related future net cash flows that are presented in the following tables are based upon estimates made by independent petroleum engineering consultants.

   The Company's reserve information was prepared by independent petroleum engineering consultants as of December 31, 2006. The Company cautions that there are many inherent uncertainties in estimating proved reserve quantities, projecting future production rates, and timing of development expenditures. Accordingly, these estimates are likely to change as future information becomes available. Proved oil and natural gas reserves are the estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those reserves expected to be recovered through existing wells, with existing equipment and operating methods.

      A summary of changes in proved reserve balances is presented below:


                                       Total Proved           Proved Developed
                                       ------------           ----------------
                                     BBL          MCF          BBL         MCF
                                     ---          ---          ---         ---
Reserves as of January 1, 2006         -            -            -           -
Purchase of reserves in place      3,717    4,985,197        3,717   2,793,010

Sale of reserves in place              -            -            -           -
Extensions and discoveries             -            -            -           -
Revisions of previous estimates        -            -            -           -
Production                             -      (14,879)           -     (14,879)
                                  -------  -----------      -------  ----------
Reserves as of December 31, 2006   3,717    4,970,318        3,717   2,778,131
                                  =======  ===========      =======  ==========

      The following is a standardized measure of the discounted net future cash flows and changes applicable to proved oil and natural gas reserves required by Statement of Financial Accounting Standards No. 69, Disclosures about Oil and Gas Producing Activities (SFAS No. 69). The future cash flows are based on estimated oil and natural gas reserves utilizing prices and costs in effect as of year end, discounted at 10% per year and assuming continuation of existing economic conditions.

      The standardized measure of discounted future net cash flows, in management's opinion, should be examined with caution. The basis for this table is the reserve studies prepared by independent petroleum engineering consultants, which contain imprecise estimates of quantities and rates of production of reserves. Revisions of previous year estimates can have a significant impact on these results. Also, exploration costs in one year may lead to significant discoveries in later years and may significantly change previous estimates of proved reserves and their valuation. Therefore, the standardized measure of discounted future net cash flow is not necessarily indicative of the fair value of the Company's proved oil and natural gas properties.

      Future income taxes are based on year-end statutory rates, adjusted for net operating loss carry forwards and tax credits. A discount factor of 10% was used to reflect the timing of future net cash flows. The Standardized Measure of Discounted Future Net Cash Flows is not intended to represent the replacement cost or fair market value of the Company's oil and natural gas properties.

            Standardized Measure of Discounted Future Net Cash Flows
                     Relating to Proved Oil and Gas Reserves


                                                              December 31, 2006
                                                              -----------------

        Future cash inflows                                    $  25,156,646

        Future costs:
          Production and development costs                       (9,993,835)
          Future income taxes                                    (1,807,558)
                                                                 -----------
          Future net cash flows                                  13,355,253
          10% annual discount for estimated timing of
           cash flows                                            (6,000,742)
                                                                 -----------
          Standardized measure of discounted future net
           cash flows                                          $  7,354,511
                                                               =============

                            EPIC ENERGY RESOURCES, INC.

                            FINANCIAL STATEMENTS AS OF

                                SEPTEMBER 30, 2007
                                    (Unaudited)

                           EPIC ENERGY RESOURCES INC.
                           CONSOLIDATED BALANCE SHEETS


                                                 September 30,     December 31,
 ASSETS                                              2007              2006
                                                 (unaudited)
 CURRENT ASSETS
 Cash and cash equivalents                       $    700,909      $  590,172
 Accounts receivable:
     Billed, net of allowance of $0                 1,454,062           4,600
     Unbilled, at estimated net realizable value      330,597               -
 Accounts receivable from affiliates                    5,000               -
 Prepaid expenses and other                            16,250         120,219
                                                 ------------       ---------

 TOTAL CURRENT ASSETS                               2,506,818         714,991

 Oil and gas properties (full-cost method),
  net of accumulated depreciation, depletion,
  amortization and impairment
    Proved                                          6,075,984       7,354,511
    Unproved                                                -          60,000
 Other mineral reserves                               783,474         783,474
 Property and equipment, net                           27,473               -
 Investment in joint venture                           22,700               -
 Other assets                                         304,902               -
 Goodwill                                           9,967,252               -
                                                  ------------       ---------
 TOTAL ASSETS                                    $ 19,688,603     $ 8,912,976
                                                 ============     ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
 Accounts payable                                $    418,998     $    97,630
 Accrued liabilities                                  375,937           7,346
 Current portion of long term debt                    849,505         872,990
 Line of credit                                       362,000               -
                                                 ------------       ---------

 TOTAL CURRENT LIABILITIES                          2,006,440         977,966

 Asset retirement obligations                         151,555         142,343
 Long-term debt .                                   1,830,658       1,707,676
                                                 ------------       ---------
                TOTAL LIABILITIES                   3,988,653       2,827,985

 STOCKHOLDERS' EQUITY
   Common stock, no par value: 100,000,000
    authorized:
    36,939,586 and 53,441,601 shares issued
    and outstanding at September 30, 2007 and
    December 31, 2006, respectively                21,318,341       9,822,605
   Additional paid-in capital                         331,412         330,912
   Accumulated deficit                             (5,949,803)     (4,068,526)
                                                  ------------      ---------
 TOTAL STOCKHOLDERS EQUITY                         15,699,950       6,084,991

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $  19,688,603     $ 8,912,976
                                                =============     ===========



            See accompanying notes to consolidated financial statements.

                           EPIC ENERGY RESOURCES INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)


                                        For the three months         For the nine months
                                        ended September 30,          ended September 30,
                                      2007               2006        2007               2006
                                        -------------------         -------------------------
REVENUES
Consulting fees                    $  2,233,190    $       -    $ 2,328,032         $        -
Oil and gas revenue                           -            -          9,674                  -
     TOTAL REVENUES                   2,233,190            -      2,337,706                  -

OPERATING EXPENSES
    General and administrative          478,733      143,655      1,328,275            249,012
    Lease operating expenses             80,228            -        202,783                  -
    Professional and subcontracted
      services                          678,411            -        678,411                  -
    Compensation and benefits           258,740            -        258,740                  -
    Occupancy, communication and other  112,358            -        112,358                  -
    Depreciation, depletion and
       amortization                           -            -              -                  -
   Accretion expense                          -            -          9,212                  -
   Impairment of oil and gas properties       -            -      1,338,527                  -
     OPERATING EXPENSES               1,608,470      143,655      3,928,306            249,012

INCOME (LOSS) FROM OPERATIONS           624,720     (143,655)    (1,590,600)          (249,012)

OTHER INCOME (EXPENSE)
   Interest and other income                157          787          6,867              1,756
   Interest expense                    (217,280)           -       (297,544)                 -
     OTHER INCOME (EXPENSE)            (217,123)         787       (290,677)             1,756

NET INCOME (LOSS)                  $    407,597    $(142,868)  $ (1,881,277)       $  (247,256)

INCOME (LOSS) PER COMMON
       SHARE - Basic .             $       0.01    $   (0.00)  $      (0.05)       $     (0.01)
INCOME (LOSS) PER COMMON
SHARE - Diluted                    $       0.01    $   (0.00)  $      (0.05)       $     (0.01)
WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING - Basic               33,901,262   49,260,000     38,946,918         34,109,817
WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING - Diluted             34,796,571   49,260,000     38,946,918         34,109,817



            See accompanying notes to consolidated financial statements.

                           EPIC ENERGY RESOURCES INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)

                                                Nine Months Ended September 30,
                                                 2007                    2006
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                     $  (1,881,277)     $   (247,256)
 Adjustments to reconcile net loss to net
    cash used in operating activities:
 Depreciation, depletion and amortization                 -                 -
 Impairment of oil and gas properties             1,338,527                 -
 Accretion expense                                    9,212                 -
 Shares issued for compensation                     276,128                 -
 Imputed interest on acquisition                    115,000                 -
 Amortization of prepaid assets                      99,349                 -
 Changes in operating assets and liabilities:
   Accounts receivable                             (577,176)                -
   Prepaid expenses and other                        30,191                 -
   Accounts payable                                  11,812            (3,098)
   Accrued liabilities                              366,950            21,005
                                                ------------       ----------
      Net cash used in operating activities        (211,284)         (229,349)
                                                ------------       ----------
 CASH FLOWS FROM INVESTING ACTIVITIES
 Investment in joint venture                        (22,700)
 Acquisition of oil and gas properties and
   property and equipment                            (1,031)                -
 Acquisition of Carnrite, net of cash received       48,227                 -
 Increase in other assets                          (304,902)
                                                ------------       ----------
   Net cash used in investing activities           (280,406)                -
                                                ------------       ----------
 CASH FLOWS FROM FINANCING ACTIVITIES
 Payments on debt .                                (114,950)                -
 Proceeds from debt                                 193,777                 -
 Proceeds from issuance of common stock             523,600               440
 Capital contributed by stockholders                      -           305,021
                                                ------------       ----------
      Net cash provided by financing activities     602,427           305,461
                                                ------------       ----------
 NET INCREASE IN CASH AND CASH EQUIVALENTS          110,737            76,112
 CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD     590,172                 -
                                                ------------       ----------
 CASH AND CASH EQUIVALENTS, END OF PERIOD         $ 700,909        $   76,112
                                                ============       ==========

 SUPPLEMENTAL CASH FLOW DISCLOSURES:
      Interest paid                            $     5,978        $        -
 NON-CASH INVESTING AND FINANCING ACTIVITIES:
      Acquisition of Carnrite with stock       $10,696,508                 -



            See accompanying notes to consolidated financial statements.

                           EPIC ENERGY RESOURCES INC.
                   Notes to Consolidated Financial Statements
                                   (unaudited)

1.    Basis of Presentation

      The accompanying consolidated financial statements of Epic Energy Resources, Inc. ("Epic" or "the Company") at September 30, 2007 have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in conformity with generally accepted accounting principles have been omitted or condensed pursuant to such rules and regulations. These statements should be read in conjunction with Epic's audited financial statements and notes thereto included in Epic's Form 10-KSB for the year ended December 31, 2006. In management's opinion, these interim consolidated financial statements reflect all adjustments (consisting of normal and recurring adjustments) necessary for a fair presentation of the consolidated financial position and results of operations for each period presented. The accompanying unaudited interim financial statements for the nine months ended September 30, 2007 are not necessarily indicative of the results which can be expected for the entire year.

      Epic was in the development stage until the acquisition of The Carnrite Group L.L.C. ("Carnrite") on August 13, 2007. As a result, 2007 is the first year during which the Company is considered an operating company and is no longer in the development stage.

      Use of Estimates

      The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      Cash and cash equivalents

      For purposes of the statement of cash flow, cash and cash equivalents include demand deposits, time deposits and short-term liquid investments such as certificates of deposit with a maturity of three months or less when purchased. The Company maintains deposits at one financial institution, the balance of which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation ("FDIC"). However, the Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risks from these excess deposits.

      Receivables From Clients

     Billed receivables from clients are presented at their billed amount less an allowance for doubtful accounts. Unbilled receivables are stated at net realizable value less an allowance for non-billable amounts. The Company provides an allowance for doubtful accounts on receivables based on historical collection experience and a specific review of each customer's receivable balance. As of September 30, 2007, management determined that no allowance for doubtful accounts was required based on management's assessment of the collect ability of these items. No accounts were written off during the nine months ended September 30, 2007.

      Property and Equipment

      Property and equipment consists of office equipment and furniture and are stated at cost. Depreciation is computed on a straight-line basis over estimated useful lives ranging from three to five years.

      Revenue Recognition

      Revenue includes fees primarily generated from consulting services provided. The Company recognizes revenue from these consulting engagements when hours are worked, either on a time-and-materials basis or on a fixed-fee basis, depending on the terms and conditions defined at the inception of an engagement with a client. The terms of the contracts with clients are fixed and determinable and may change based upon agreement by both parties. Individual consultants' billing rates are principally based on a multiple of salary and compensation costs. Revenue recognized in excess of billings is recorded as unbilled accounts receivable. Cash collections and invoices generated in excess of revenue recognized are recorded as deferred revenue until the revenue recognition criteria are met. Client reimbursable expenses, including those relating to travel, other out-of-pocket expenses and any third-party costs, are included in revenue, and an equivalent amount of reimbursable expenses are included in professional and subcontracted services as a cost of revenue.

      Fair Value of Financial Instruments

      In accordance with the reporting requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of cash, accounts receivable and accounts payable approximate their carrying amounts due to the short maturity of these instruments. The carrying value of short and long-term debt also approximates fair value since their terms are similar to those in the lending market for comparable loans with comparable risks. None of these instruments are held for trading purposes.

      Earnings Per Share

     The Company applies the provisions of Statement of Financial Accounting Standards No. 128 "Earnings per Share" which requires the presentation of basic earnings per share which excludes dilution and is computed by dividing net income (loss) available to common stockholders by the weighted-average number of shares of common stock outstanding for the period. The provisions also require dual presentation of basic and diluted earnings per share on the face of the statement of operations and requires a reconciliation of the numerators and denominators of basic and diluted earnings per share.

      Recent Accounting Pronouncements

      In September 2006, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No.157, "Fair Value Measurements" (FAS 157). FAS 157defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. FAS 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. FAS 157 is effective for fiscal years beginning after November 15, 2007. The company does not believe the adoption of FAS 157 will have a material impact on its financial statements.

      In June 2006, the FASB issued FASB Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109"("FAS 109"), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FAS No. 109,"Accounting for Income Taxes." FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006 so it will be effective for the company in first quarter of fiscal year 2008, which begins on January 1, 2008. The Company does not believe the adoption of FIN 48 will have a material impact on its financial statements.

     In September  2006,  the SEC released  Staff  Accounting  Bulletin No. 108,
     "Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statement" ("SAB 108"), which provides guidance on how companies should quantify financial statement misstatements. SAB 108 requires that the effect of misstatements that were not corrected at the end of the prior year be considered in quantifying misstatements in the current-year financial statements. Two techniques were identified as being used by companies in practice to accumulate and quantify misstatements -- the "rollover" approach and the "iron curtain" approach. The rollover approach quantifies a misstatement based on the amount of the misstatement originating in the current-year income statement. Thus, this approach ignores the effects of correcting the portion of the current-year balance sheet misstatement that originated in prior years. The iron curtain approach quantifies a misstatement based on the effects of correcting the cumulative misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement's year(s) of origination. SAB 108 permits companies to adjust for the cumulative effect of misstatements relating to prior years in the carrying amount of assets and liabilities as of the beginning of the current fiscal year, with an offsetting adjustment to the opening balance of retained earnings in the year of adoption. In February 2007, the Financial Accounting Standards Board (the "FASB") issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities -- Including an Amendment of FASB Statement No. 115 ("SFAS 159"). This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. Most of the provisions in SFAS 159 are elective; however, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. The FASB's stated objective in issuing this standard is as follows: "to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions."

      The fair value option established by SFAS 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. The fair value option: (i) may be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method; (ii) is irrevocable (unless a new election date occurs); and (iii) is applied only to instruments and not to portions of instruments.

      SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements ("SFAS 157"). The Company is currently assessing the impact of SFAS 159 on its financial statements.

2.    Business Combination

     On August 13, 2007, Epic acquired Carnrite, an energy consulting company, for 3,177,810 shares of its restricted common stock valued at $10,486,773. Up to 1,673,036 additional shares have been awarded to employees of Carnrite as retention shares. These shares will be required to be returned to the Company if the employees of the consulting firm voluntarily terminate their employment prior to March 28, 2009. In accordance with EITF No. 95-8 "Accounting for Contingent Consideration Paid to the Shareholders for an Acquired Enterprise in a Business Combination", the contingent consideration is considered compensation cost for post-combination recognition and not additional purchase price consideration. In addition, Epic issued 63,556 shares of its restricted common stock valued at $209,735 as a transaction fee to an individual that assisted with the acquisition. The consolidated statement of operations includes the operations of Carnrite for the period from July 1, 2007 through September 30, 2007. Because the actual purchase date for Carnrite was August 13, 2007, imputed interest in the amount of $115,000 was recorded as of September 30, 2007.

      The acquisition and related transactions will be treated as a purchase business combination for accounting purposes, and Carnrite's assets acquired and liabilities assumed will be recorded at their fair value. The allocations of the purchase price to Carnrite's assets and liabilities are only preliminary allocations based on estimates of fair value and will change when the actual fair values are determined. Among the provisions of Statement of Financial Accounting Standards No. 141, "Business Combinations" criteria have been established for determining whether intangible assets should be recognized separately from goodwill. Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" provides, among other guidelines, that goodwill and intangible assets with indefinite lives will not be amortized, but rather are tested for impairment at least on an annual basis.

      The aggregate purchase price of $10,696,508 consisted of 3,241,366 shares of common stock valued at $3.30 per share, the closing price on the day of acquisition. The following table presents the allocation of the acquisition cost to the assets acquired and liabilities assumed, based on fair values:

                                                       Amount

            Cash                                $       48,227
             Receivables from clients                1,207,883
             Property and equipment, net                26,442
             Other assets                                4,901
             Goodwill                               10,082,252
                       Total assets acquired        11,369,705
                                                 -------------
            Accounts payable                          (311,197)
                                               ---------------
             Line of credit                           (362,000)
                  Total liabilities assumed           (673,197)
                   Net assets acquired            $ 10,696,508

      Carnrite commenced its operations on March 28, 2007. Summarized below is the pro forma statement of operations for the nine months ended September 30, 2007 had the acquisition of Carnrite taken place as of January 1, 2007:

                                                       Amount

            Revenues                              $  3,560,318
            Operating expenses                       4,535,806
            Other income (expense)                    (292,783)
                                                --------------
                       Net loss                   $ (1,268,271)
                                                  ============
                       Net loss per share        $       (0.03)
                                                  ============

     The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of that time, nor is it intended to be a projection of future results.

3.    Oil and Gas Properties

       In December 2006, Epic acquired a 100% working interest (approximately 82% net revenue interest) in 28,600 acres in Rush County, Kansas. Located on the acreage were 58 producing gas wells with total proved reserves at December 31, 2006 of 3,717 barrels of oil and 2,793,000 Mcf of gas.

      The acreage and wells were acquired for $100,000 in cash; a $2,500,000 loan from the sellers of the property; and 3,200,000 shares of Epic's common stock valued at $8,480,000 using the closing price of Epic's common stock at the inception of the agreement. The $2,500,000 loan bears interest at 10% per year and is payable in 42 equal monthly installments of $72,000. The wells had an impairment charge of $3,062,265 at December 31, 2006.

      In January 2007, the Rush County gas wells were shut in due to the closure of the plant which was purchasing the gas produced from Epic's wells. Epic does not know if the plant will reopen and is currently looking for an alternate buyer for the gas. There was minimal production from these properties during the nine month period ended September 30, 2007. Epic recorded an impairment charge of $1,338,527 during the first quarter of 2007.

      In December 2006, Epic acquired a 50% working interest (approximate 40% net revenue interest) in 6,000 acres in Kay County, Oklahoma. Located on the leased acreage was one producing gas well and six shut-in gas wells. Epic estimated that it will cost approximately $7,000 (with Epic being responsible for its 50% share) to rework each shut-in well and place the wells back on production. Epic plans to begin reworking the six shut-in wells in the next few quarters. For its interest in this property, Epic paid $50,000 in cash and issued 3,846 shares of its common stock to the sellers valued at $10,000 using the closing price of Epic's common stock at the date of the agreement.

      In July 2007, Epic formed a subsidiary, Epic Exploration and Production, LLC for the purpose of acquiring and developing oil and gas assets. Epic will have a 50% ownership interest in this new entity with the remaining 50% owned by a private investment company, UIV, LLC ("UIV"). Epic is the designated manager of this new entity and will provide operational, engineering and organizational support along with 100% responsibility for all day-to-day activities. UIV is a privately owned company and will provide the capital required for future acquisitions. The initial capital commitment is $15 to $25 million and the new entity will have the ability to leverage that amount through debt financing with institutional lenders.

4.    Long-Term Debt

      In December 2006, Epic borrowed $2,500,000 from the sellers secured by the Rush County Kansas property. The note is for a term of 42 months and bears annual interest of 10%. The monthly principal and interest payment of this note is approximately $72,000.

      Pursuant to the note agreement, if the cash flow from the property is less than the monthly principal and interest payment, the deficit is added to the principal amount of the note. If the cash flow from the property is greater than the monthly principal and interest, the additional amount reduces the principal of the note. Under these terms, during the three month period ended September 30, 2007, Epic incurred an additional $80,228 in lease operating expense associated with the Rush County property as the property had minimal production during the three month period then ended. Expenses are paid by the lender and due to the lack of revenue in the current quarter these expenses resulted in an increase in the note.

      Long-term debt at September 30, 2007 consists of the following:

                                                      Amount

      Note payable secured by property acquired$     2,680,163
      Line of credit                                   362,000
      Less - current maturities                     (1,211,505)
                                                    ----------
                 Total                             $ 1,830,658
                                                   ===========

 5.    Stockholders' Equity

      Common Stock

      In December 2006, an employment agreement was initiated with the new President of the oil and gas operations that included the future issuance of 200,000 shares of restricted common stock for services to be provided over the next 36 months. The fair market value using the closing price of the Epic's stock on the measurement date, was $554,000 of which $46,168 has been recorded as compensation expense. In addition, on March 26, 2007, 20,000 shares of restricted common stock were issued to a consultant for services rendered. The fair market value of the services rendered for the common stock was approximately $61,000 using the closing price of Epic's stock on the March 26, 2007 measurement date and is included as compensation expense.

      On March 12, 2007, Epic's Chief Executive Officer and President surrendered to the Company a total of 23,200,000 shares of common stock. This action was taken in order to place the Company in a favorable position to attract the equity and debt financing required to continue to execute its business plan.

      In the first nine months of 2007, Epic issued unregistered restricted common stock for gross proceeds of $558,000 in private placements. There were $40,400 of finder's fee related to these offerings. Epic sold 279,000 units with each unit consisting of 2 shares of Epic common stock and one Series A Warrant and one Series B Warrant. Each Series A Warrant entitles the holder to purchase one share of the Company's common stock at a price of $2.00 per share at any time prior to October 31, 2007. The expiration period for the purchase of the Series A Warrants has been extended to December 31, 2007, due to management's focus on raising capital to complete the acquisition of Pearl Investment Company (See Note 8). Each Series B Warrant entitles the holder to purchase one share of the Company's common stock at a price of $2.50 per share at any time prior to October 31, 2009. Both the shares and the shares associated with the warrants are restricted for a one year period. The relative fair value of the Common Stock and the Warrants was as follows:

                                               Shares    Relative Fair Value
                                               ------     ------------------

            Common Stock                       558,000       $   412,262
            Series A Warrants                  279,000            77,386
            Series B Warrants                  279,000            68,352
                                               -------    --------------
                 Total proceeds                                  558,000
            Placement fees                                       (40,400)
                                                          --------------
                  Net proceeds                              $    517,600
                                                            ============

      Proceeds raised in these private placements were used for due diligence costs associated with the acquisition of the Kansas oil and gas property, acquisition costs associated with the Kansas property, costs associated with investigating nitrogen and helium processing equipment for Kansas, legal and administrative costs associated with setting up the Joint venture in Kay County Oklahoma, initial well work and field maintenance costs in Kay county Oklahoma, due diligence costs associated with several ongoing acquisitions, working capital, and general and administrative costs.

      In August 2007, a total of 3,241,366 shares of restricted common stock were issued in conjunction with the Carnrite acquisition. In September 2007, a total of 1,186,240 shares of restricted common stock were issued as contingency shares and in October 2007, a total of 300,000 shares were held in escrow associated with the acquisition of Pearl Investment Company ("Pearl"). See Note 8.

      A total of 43,500 shares were issued to consultants for services rendered with a value of $127,100 during the nine months ended September 30, 2007.

      Warrants

      A summary of warrant activity for 2007 is as follows:

                                         Number of Warrants        Weighted
                                         Outstanding and        Average Exercise
                                           Exercisable               Price

      Outstanding, December 31, 2006            897,100        $      2.38
         Granted ...                            558,000               2.25
                                              ---------
      Outstanding, September 30, 2007         1,455,100        $      2.33
                                              =========

      As of September 30, 2007, the range of warrant prices for shares under warrants and the weighted average remaining contractual life is as follows:

                                                              Weighted Average
                                                                  Remaining
                                    Exercise    Number of      Contractual Life
                                     Price       Warrants          (in months)
                                    --------    ---------     -----------------

          Series A Warrants        $    2.00     491,500             3.0
          Series B Warrants              .50     963,600            24.5
                                               ---------
                                               1,455,100

      Stock Options

      A summary of stock option activity for 2007 is as follows:

                                               Number of
                                                Options       Weighted Average
                                               Outstanding     Exercise Price

          Outstanding, December 31, 2006         600,000         $      1.75
             Granted                                   -                   -
                                                --------
          Outstanding, September 30, 2007        600,000         $      1.75
                                                ========


      As of September 30, 2007, the range of option prices and the weighted average remaining contractual life is as follows:

                  Exercise     Exercisable Remaining     Outstanding Life
                    Price        Number of Shares          (in months)
                  --------     ---------------------     -----------------

                   $ 0.50              300,000                15.0
                     3.00              300,000                15.0

      As of September 30, 2007, there was approximately $1.7 million of total unrecognized compensation cost related to unvested share-based compensation arrangements that is expected to be recognized over a weighted-average period of 1.7 years.

      Restricted stock grants consist of the Company's common stock and generally vest after three years, with the exception of grants under the Non-employee Director Stock Option Plan, which vest when granted due to the fact that they are granted in lieu of cash payments. All restricted stock grants are cliff-vested. Restricted stock awards are valued at the average market price of the Company's common stock at the date of grant.

6.    Segment reporting

      With the acquisition of Carnrite during the quarter, Epic has two distinct business segments, (1) engineering consulting and (2) oil and gas production. These operating segments were determined based on the nature of the products and services offered. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. The Company's chief executive officer and chief operating officer have been identified as the chief operating decision makers. The Company's chief operating decision makers direct the allocation of resources to operating segments based on the profitability and cash flows of each respective segment. The Company evaluates performance based on several factors, of which the primary measure is business segment operating income. The accounting policies are the same as those described in Note 1. The following information summarizes the operating results of these two segments for the nine months ended September 30, 2007:

                                        Engineering   Oil and Gas
                                           Segment     Segment     Consolidated

      Revenues                        $  2,328,032   $   9,674     $  2,337,706
      Operating expenses:
         General and administrative        641,676     945,339        1,587,015
          Lease operating expenses               -     202,783          202,783
          Professional and subcontracted
             services                      678,411           -          678,411
          Occupancy, communication
            and other                      112,358           -          112,358
          Depreciation, depletion
            and amortization                     -           -                -
          Accretion expense                      -       9,212            9,212
          Impairment of oil and gas
            properties                           -   1,338,527        1,338,527
                                       -----------   ---------       ----------

             Total operating expenses    1,432,445   2,495,861        3,928,306
       Income (loss) from operations  $    895,587 $(2,486,187)    $ (1,590,600)
                                      ============ ===========     ============

            Total assets              $ 12,619,034 $ 7,069,569     $ 19,688,603
                                      ============ ===========     ============

7.    Earnings Per Share

      We apply the provisions of Statement of Financial Accounting Standards No. 128 "Earnings per Share" ("SFAS 128"). SFAS 128 requires the presentation of basic earning per share ("EPS") which excludes dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. SFAS 128 requires dual presentation of basic EPS and diluted EPS on the face of the income statement and requires a reconciliation of the numerators and denominators of basic and diluted EPS.

      Employee stock options and stock warrants were not included in the computation of diluted earnings per share for the nine months ended September 30, 2007 and the quarter and nine months ended September 30, 2006 because the effect od their assumed exercise would have an antidilutive effect on the computation of diluted loss per share. The assumed conversion of the outstanding employee stock options and stock warrants increased the weighted average number of common shares by 895,309 for the three months ended September 30, 2007.

8.    Subsequent events

      On July 16, 2007, Epic Exploration and Production, LLC, signed a Purchase and Sale Agreement to purchase four oil and gas leases in Ft. Bend and Brazoria Counties, Texas. The transaction was scheduled to close subsequent to the completion of four well workover operations conducted by the Seller. Because of less than anticipated post-workover production results, Epic is negotiating to purchase a small number of producing wells and delayed a decision on the other wells until additional work is performed to satisfy production expectations. It is expected that this acquisition will be completed by November 30, 2007 pending the outcome of current workovers.

      In September 2007, Epic entered into an agreement to acquire Pearl Investment Company for 1,186,240 shares of restricted common stock (held in escrow) and $18,000,000 in cash. In September 2007 Epic paid Pearl $300,000 and issued 300,000 shares of its common stock to Pearl to extend the closing date to October 30, 2007. If the acquisition is completed, up to 3,313,760 additional shares will be made available as retention shares to be awarded to key employees and officers of Pearl subject to certain vesting requirements. The completion of the acquisition is subject to raising $18,000,000 for the cash component of the purchase price. The closing did not take place October 30, 2007 due to the inability of Epic to raise the entire $18,000,000 on acceptable terms. Epic, on a non-exclusive basis, is actively working with Pearl to raise the capital needed to complete this acquisition.

                              THE CARNRITE GROUP, LLC

                            FINANCIAL STATEMENTS AS OF

                            JUNE 30, 2007 TOGETHER WITH

                           PROFORMA FINANCIAL STATEMENTS

             Report of Independent Registered Public Accounting Firm


To the Board of Directors and Shareholders of The Carnrite Group L.L.C.

We have audited the accompanying balance sheet of The Carnrite Group L.L.C. (the "Company") as of June 30, 2007, and the related statements of income, members' equity and cash flows for the period from March 28, 2007 (inception) through June 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Carnrite Group L.L.C. as of June 30, 2007, and the results of its operations and cash flows for the period from March 28, 2007 (inception) through June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

October 29, 2007

                            THE CARNRITE GROUP L.L.C.
                                  Balance Sheet
                                  June 30, 2007

                       ASSETS

CURRENT ASSETS
  Cash and cash equivalents                            $   48,227
  Receivables from clients:
      Billed, net of allowance of $0                      596,473
      Unbilled, at estimated net realizable value         611,410
                                                       -----------
      TOTAL CURRENT ASSETS                              1,256,110

Property and equipment, net                                26,442
Other assets                                                4,901
                                                       ===========
      TOTAL ASSETS                                     $1,287,453

           LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                     $  309,556
  Accounts payable - related party                          1,641
  Lines of credit                                         362,000
                                                       -----------
      TOTAL CURRENT LIABILITIES                           673,197

Non-current liabilities                                         0
                                                       -----------
               TOTAL LIABILITIES                          673,197

Members' Equity                                           614,256

                                                       -----------
        TOTAL LIABILITIES AND MEMBERS' EQUITY          $1,287,453
                                                       ===========




         The accompanying notes are an integral part of these financial statements.

                            THE CARNRITE GROUP L.L.C.
                                Income Statement
      For the period from March 28, 2007 (inception) through June 30, 2007


REVENUES
  Consulting fees                                      $1,222,612
                                                       -----------
      TOTAL REVENUES                                    1,222,612

OPERATING EXPENSES
    Depreciation and amortization expense                   1,089
    Professional and subcontracted services               297,698
    Compensation and benefits                             157,894
    Occupancy, communication and other                    128,961
    General and administrative                             21,858
                                                       -----------
      OPERATING EXPENSES                                  607,500

               INCOME FROM OPERATIONS                     615,112

     Interest expense                                       2,106
                                                       -----------
      OTHER EXPENSES                                        2,106
                                                       -----------

                        NET INCOME                     $  613,006
                                                       ===========








         The accompanying notes are an integral part of these financial statements.

                            THE CARNRITE GROUP L.L.C.
                Statement of Members' Equity For the period from March 28, 2007 (inception) through June 30, 2007



BALANCE, March 28, 2007             $        -

   Members' contributions                1,250
   Net income                          613,006
                                    ----------

BALANCE, June 30, 2007              $  614,256
                                    ==========












         The accompanying notes are an integral part of these financial statements.

                            THE CARNRITE GROUP L.L.C.
                             Statement of Cash Flows
      For the period from March 28, 2007 (inception) through June 30, 2007


CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                           $  613,006
  Adjustments to reconcile net income to
   net cash used in operating activities
  Depreciation and amortization                             1,089
  Changes in operating assets and
   liabilities:
   Accounts receivable                                  (1,207,88)
   Other assets                                            (4,901)
   Accounts payable                                       311,197
                                                       -----------
NET CASH USED IN OPERATING ACTIVITIES                    (287,492)
                                                       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                    (27,531)
                                                        ----------
NET CASH USED IN INVESTING ACTIVITIES                     (27,531)
                                                        ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from members' contributions                      1,250
  Borrowings under lines of credit                        362,000
                                                       -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                 363,250
                                                       -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                  48,227

CASH AND CASH EQUIVALENTS, March 28, 2007                       -
                                                       -----------

CASH AND CASH EQUIVALENTS, June 30, 2007               $   48,227
                                                       ===========







         The accompanying notes are an integral part of these financial statements.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business
-----------------------------------

The Carnrite Group L.L.C. (the Company) is a Texas Limited Liability Company focused on providing strategic and operational consulting services to the broad energy industry. The Company's consultants have industry experience that spans the upstream, midstream, downstream, and utility sectors of the energy industry. The Company covers areas that include reservoir management, project management, commodity marketing and trading, financial analysis, acquisition due diligence, and organizational design. The Company is currently engaged with several multi-national companies on assignments both domestically and internationally.

Basis of Presentation
---------------------

These financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

Use of Estimates
----------------

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and cash equivalents
-------------------------

For purposes of the statement of cash flow, cash and cash equivalents include demand deposits, time deposits and short-term liquid investments such as certificates of deposit with a maturity of three months or less when purchased. The Company maintains deposits at one financial institution, the balance of which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation ("FDIC"). However, the Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risks from these excess deposits.

Receivables From Clients
------------------------

Billed receivables from clients are presented at their billed amount less an allowance for doubtful accounts. Unbilled receivables are stated at net realizable value less an allowance for non-billable amounts.

The Company provides an allowance for doubtful accounts on receivables based on historical collection experience and a specific review of each customer's receivable balance. As of June 30, 2007, management determined that no allowance for doubtful accounts was required based on management's assessment of the collect ability of these items. No accounts were written off during the period from March 28, 2007 (inception) through June 30, 2007.

Property and Equipment
----------------------

Property and equipment consists of office equipment and furniture and are stated at cost. Depreciation is computed on a straight-line basis over estimated useful lives ranging from three to five years.

Impairment
----------

The Company has adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" and periodically evaluates, using independent appraisals and projected undiscounted cash flows, the carrying value of its long-lived assets and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. There were no impairment charges during the period from March 28, 2007 (inception) through June 30, 2007.

Revenue Recognition
-------------------

Revenue includes fees primarily generated from consulting services provided. The Company recognizes revenue from these consulting engagements when hours are worked, either on a time-and-materials basis or on a fixed-fee basis, depending on the terms and conditions defined at the inception of an engagement with a client. The terms of the contracts with clients are fixed and determinable and may change based upon agreement by both parties. Individual consultants' billing rates are principally based on a multiple of salary and compensation costs.

Revenue recognized in excess of billings is recorded as unbilled accounts receivable. Cash collections and invoices generated in excess of revenue recognized are recorded as deferred revenue until the revenue recognition criteria are met. Client reimbursable expenses, including those relating to travel, other out-of-pocket expenses and any third-party costs, are included in revenue, and an equivalent amount of reimbursable expenses are included in professional and subcontracted services as a cost of revenue.

Income Taxes
------------

The Company is treated as a partnership for federal income tax purposes; therefore, it is not taxed. Under Subchapter K of the Internal Revenue Code, each member is taxed separately on their distributive share of the Company's income whether or not that income is actually distributed.

Fair Value of Financial Instruments
-----------------------------------

In accordance with the reporting requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of cash, accounts receivable and accounts payable approximate their carrying amounts due to the short maturity of these instruments. The carrying value of short and long-term debt also approximates fair value since their terms are similar to those in the lending market for comparable loans with comparable risks. None of these instruments are held for trading purposes.

Recent Accounting Pronouncements
--------------------------------

In September 2006, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No.157, "Fair Value Measurements" (FAS 157). FAS 157defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. FAS 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. FAS 157 is effective for fiscal years beginning after November 15, 2007. The company does not believe the adoption of FAS 157 will have a material impact on its financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109"("FAS 109"), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FAS No. 109,"Accounting for Income Taxes." FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006 so it will be effective for the company in first quarter of fiscal year 2008, which begins on January 1, 2008. The Company does not believe the adoption of FIN 48 will have a material impact on its financial statements.

In September 2006, the SEC released Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statement" ("SAB 108"), which provides guidance on how companies should quantify financial statement misstatements. SAB 108 requires that the effect of misstatements that were not corrected at the end of the prior year be considered in quantifying misstatements in the current-year financial statements. Two techniques were identified as being used by companies in practice to accumulate and quantify misstatements -- the "rollover" approach and the "iron curtain" approach. The rollover approach quantifies a misstatement based on the amount of the misstatement originating in the current-year income statement. Thus, this approach ignores the effects of correcting the portion of the current-year balance sheet misstatement that originated in prior years. The iron curtain approach quantifies a misstatement based on the effects of correcting the cumulative misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement's year(s) of origination. SAB 108 permits companies to adjust for the cumulative effect of misstatements relating to prior years in the carrying amount of assets and liabilities as of the beginning of the current fiscal year, with an offsetting adjustment to the opening balance of retained earnings in the year of adoption.

In February 2007, the Financial Accounting Standards Board (the "FASB") issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities -- Including an Amendment of FASB Statement No. 115 ("SFAS 159"). This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. Most of the provisions in SFAS 159 are elective; however, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. The FASB's stated objective in issuing this standard is as follows: "to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions."

The fair value option established by SFAS 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. The fair value option: (i) may be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method;
(ii) is irrevocable (unless a new election date occurs); and (iii) is applied only to instruments and not to portions of instruments.

SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements ("SFAS 157"). The Company is currently assessing the impact of SFAS 159 on its financial statements.

NOTE 2 - LINES OF CREDIT

The Company's borrowings consist of two lines of credit.

On May 1, 2007, the Company entered into a line of credit agreement with Compass Bank for a total of $800,000. As of June 30, 2007, the amount outstanding under the line of credit was $312,000. The loan bears interest at 8.25% and matures April 30, 2008. Interest is payable monthly and principal is due at maturity. The credit agreement is secured by all accounts of the Company.

On May 9, 2007, the Company borrowed $50,000 from Carnrite Consolidated Business Enterprises Ltd. ("CCBE"). CCBE is owned by Alan Carnrite (principal director at The Carnrite Group L.L.C.) who had an option to purchase 40% of the Company. The loan bears interest at 8.25% and matures May 15, 2012. The note is callable by the lender at any point. The Company must make principal payments in the amount of 85% of cash in excess of $300,000 at each month end.

NOTE 3 - MEMBERS' EQUITY

On March 28, 2007, the Company issued members' equity to five individuals in exchange for cash of $1,250.

On March 28, 2007, the Company issued an option to Alan G. Carnrite to purchase a 40% membership interest in the Company. The option had an exercise price of $1 and a term of two years. The fair value for the option granted was estimated at the date of grant using the Black-Scholes option-pricing model assuming an expected life of 2.0 years, a risk-free rate of 4.53% and an expected volatility of 100%. The Black-Scholes option-pricing model resulted in a total fair value on the date the option was granted of $499. In August 2007, Alan G. Carnrite exercised the option.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Leases
------

On April 23, 2007, the Company entered into an agreement to lease office facilities and copier in Houston, Texas leased under a twenty-four month operating lease agreement. The agreement expires May 1, 2009, and provides for base monthly rental payments of $2,500 through May 1, 2008, and $2,750 for the final 12 months of the lease. The lease may be renewed for an additional year at the option of the Company at a rate of $3,000 per month. During the period from March 28, 2007 (inception) through June 30, 2007, rent expense totaled $13,183.

Future minimum lease payments for The Carnrite Group operating lease commitments are:

Fiscal                           Lease
Year                             Commitments
----------------------------     ------------------

2008                             $     35,240
2009                             14,240
2010                             3,240
2011                             1,215
2012                             0
Thereafter                       0
                                       ------------
Total                            $     53,935
                                 ==================


NOTE 4 - COMMITMENTS AND CONTINGENCIES (Continued)

We evaluate office capacity on an ongoing basis to meet changing needs in our markets with a goal of minimizing our occupancy expense.

License Fee Commitments under License Agreement
-----------------------------------------------

The Company entered into an agreement to license certain products. These products are databases containing primarily financial data at the industry and company level that is used by the Company in connection with the preparation of presentations, publications, and other materials as part the Company's ordinary business activities. Under the agreement, the Company is obligated to pay quarterly license fees of $5,000, through the term year ending May 15, 2008 and may be renewed on terms agreed to by both parties. As of September 30, 2007, the Company had paid $10,000 of the annual license fees. Under the terms of the agreement, the Company has no obligation beyond May 15, 2008 regarding any fees associated with this licensed products.

Concentrations of Risk
----------------------

As of June 30, 2007, two of the Company's customers accounted for 63% and 29% of total accounts receivable, respectively. For the period from March 28, 2007 (inception) through June 30, 2007, the company's two largest customers accounted for 37% and 15% of total revenues.

NOTE 5 - SUBSEQUENT EVENTS

In August 2007, the Company was acquired by Epic Energy Resources, Inc. ("Epic") for 3,177,812 shares of Epic's restricted common stock. In connection with this acquisition, 1,673,036 additional shares of Epic common stock were issued to key officers of the Company as retention shares that will vest in two years from March 28, 2007, which is the effective date of the acquisition. All or part of these shares will be returned to Epic if one or more officers of the Company voluntarily terminate their employment prior to March 23, 2009.

                           Epic Energy Resources, Inc.
           Unaudited Pro forma Condensed Combined Financial Statements
                                  June 30, 2007

The following unaudited pro forma condensed combined balance sheet, unaudited pro forma condensed combined statement of operations and explanatory notes give effect to the acquisition of The Carnrite Group L.L.C. ("Carnrite") by Epic Energy Resources, Inc. ("Epic").

The unaudited pro forma condensed combined balance sheet, unaudited pro forma condensed combined statement of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations have been prepared utilizing the historical financial statements of Carnrite and Epic and should be read in conjunction with the historical financial statements and notes thereto.

The transaction giving rise to the unaudited pro forma condensed combined financial statements is the purchase by Epic of a 100% interest in Carnrite on August 13, 2007 in consideration for 3,177,812 shares of its restricted common stock. In addition, Epic issued 63,556 shares of its restricted common stock as a transaction fee to an individual that assisted with the Carnrite acquisition. In connection with this acquisition, 1,673,036 additional shares of common stock were issued to key officers of the Carnrite Group as contingent consideration that will vest in two years from March 28, 2007, which is the effective date of the acquisition. All or part of these shares will be returned to the Company if one or more officers of Carnrite voluntarily terminate their employment prior to March 23, 2009. Based upon management's interpretation of EITF No. 95-8 "Accounting for Contingent Consideration Paid to the Shareholders for an Acquired Enterprise in a Business Combination", the contingent consideration is considered compensation cost for post-combination recognition and not additional purchase price.

The unaudited pro forma condensed combined statement of operations has been prepared as if the acquisition had been consummated on January 1, 2007. Carnrite did not commence its operations until March 28, 2007. The unaudited pro forma condensed combined balance sheet has been prepared as if the acquisition was consummated on June 30, 2007.

The unaudited condensed combined financial statements are presented for informational purposes only, are based on certain assumptions that we believe are reasonable and do not purport to represent our financial condition or our results of operations had the business combination occurred on or as of the dates noted above or to project the results for any future date or period. In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited condensed combined financial information.

The acquisition and related transactions will be treated as a purchase business combination for accounting purposes, and Carnrite's assets acquired and liabilities assumed will be recorded at their fair value.

The allocations of the purchase price to Carnrite's assets and liabilities are only preliminary allocations based on estimates of fair value and will change when the actual fair values are determined. Among the provisions of Statement of Financial Accounting Standards No. 141, "Business Combinations," criteria have been established for determining whether intangible assets should be recognized separately from goodwill. Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," provides, among other guidelines, that goodwill and intangible assets with indefinite lives will not be amortized, but rather are tested for impairment on at least an annual basis.

                           Epic Energy Resources, Inc.
              Unaudited Pro forma Condensed Combined Balance Sheet
                                  June 30, 2007


                                         Historical  Historical   Pro Forma
                                            Epic      Carnrite   Adjustments  Pro Forma
                                         ----------  ----------  -----------  ---------
                 ASSETS
CURRENT ASSETS
  Cash and cash equivalents              $  513,723  $   48,227   $       -   $ 561,950
  Receivables from clients:
      Billed, net of allowance of $0         10,000     596,473           -     606,473
      Unbilled, at estimated net
        realizable value                          -     611,410           -     611,410
  Prepaid expenses and other                 64,999           -           -      64,999
                                         ----------  ----------  -----------  ---------

        TOTAL CURRENT ASSETS                588,722   1,256,110           -   1,844,832

Proved oil and gas properties
 (full-cost method)                       6,075,984           -           -   6,075,984
Other mineral reserves                      783,474           -           -     783,474
Property and equipment, net                       -      26,442           -      26,442
Other assets                                      -       4,901           -       4,901
Goodwill (Note 1)                                 -           -  10,082,252  10,082,252
                                         ----------  ----------  -----------  ---------
        TOTAL ASSETS                     $7,448,180  $1,287,453 $10,082,252 $18,817,885
                                         ==========  ========== ===========  ==========
LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                         $ 42,092  $  309,556 $         -  $  351,648
  Accounts payable - related party                -       1,641           -       1,641
  Accrued liabilities                        81,862                              81,862
  Current portion of long term debt         877,046           -           -     877,046
  Lines of credit                                 -     362,000           -     362,000
                                         ----------  ----------  -----------  ---------
        TOTAL CURRENT LIABILITIES         1,001,000     673,197           -   1,674,197

Asset retirement obligations                153,081           -           -     153,081
Long-term debt                            1,750,431           -           -   1,750,431
                                         ----------  ----------  -----------  ---------
               TOTAL LIABILITIES
                                          2,904,512     673,197           -   3,577,709

Members' Equity (Note 1)                          -     614,256    (614,256)          -
Common stock (Note 1)                    10,570,157           -  10,696,508  21,056,937
Additional paid in capital                  330,912           -           -     330,912
Retained deficit                         (6,357,401)          -           -  (6,357,401)
                                         ----------  ----------  -----------  ---------
TOTAL OWNERS' EQUITY                      4,543,668     614,256  10,082,252  15,240,176
                                         ----------  ----------  ----------- ----------
TOTAL LIABILITIES AND OWNERS' EQUITY     $7,448,180  $1,287,453 $10,082,252 $18,817,855
                                         ==========  ==========  ==========  ===========


See explanatory notes to unaudited proforma condensed combined financial statements

                           Epic Energy Resources, Inc.
         Unaudited Pro forma Condensed Combined Statement of Operations
                         Six Months Ended June 30, 2007


                                         Historical  Historical   Pro Forma
                                            Epic      Carnrite   Adjustments  Pro Forma
                                         ----------  ----------  -----------  ---------
REVENUES
  Consulting fees                         $  94,842   $1,222,612               $1,317,454
  Oil and gas revenue                         9,673            -                    9,673
                                          -----------------------------------------------
        TOTAL REVENUES                      104,515    1,222,612          -     1,327,127

OPERATING EXPENSES
    General and administrative              848,016       21,858                  869,874
    Lease operating expenses                122,555            -                  122,555
    Professional and subcontracted
      services                                    -      297,698                  297,698
    Compensation and benefits (Note 2)            -      157,894                  157,894
    Occupancy, communication and other            -      128,961                  128,961
    Depreciation, depletion and
      amortization expense                        -        1,089                    1,089
    Accretion expense                        10,738                                10,738
    Impairment of oil and gas properties  1,338,527                             1,338,527
                                          -----------------------------------------------
        OPERATING EXPENSES                2,319,836      607,500          -     2,927,336

     INCOME (LOSS) FROM OPERATIONS       (2,215,321)     615,112          -    (1,600,209)

OTHER INCOME (EXPENSE)
    Interest and other income                 6,710            -                    6,710
    Interest expense                        (80,264)      (2,106)                 (82,370)
                                          -----------------------------------------------
        OTHER INCOME (EXPENSE)              (73,554)      (2,106)         -       (75,660)
                                          -----------------------------------------------
NET INCOME (LOSS)                       $(2,288,875)   $ 613,006          -   $(1,675,869)
                                          -----------------------------------------------

Earnings (loss) per share from
continuing operations - Basic and Diluted      (.05)                                (.04)
WAVG shares outstanding - Basic and      41,670,355                           41,670,355
Diluted



See explanatory notes to unaudited proforma condensed combined financial statements

EXPLANATORY NOTES

Pro forma adjustments

1. The adjustment to the balance sheet for the acquisition is to recognize the consideration for the acquisition, being 3,241,368 shares of Epic common stock valued at the closing price on August 13, 2007 of $3.30 per share. The excess purchase price paid over the fair value of the acquired net assets of Carnrite is recorded as Goodwill. The members' equity of Carnrite is eliminated as is standard in consolidation of acquired entities. We have not completed a final assessment of the fair value of assets and liabilities of Carnrite. The assessment will not be completed until the full review of the assets has been completed. We expect that the ultimate purchase price allocation will include adjustments to the fair value of certain assets and liabilities. Accordingly, to the extent such assessments indicate that the fair value of the assets and liabilities differ from their net book value, such differences would be allocated to those assets and liabilities.

2. No adjustments were made for the employment agreements entered into with key members of management of Carnrite. Such agreements provide for compensation of $150,000 per annum to five key employees of Carnrite. Such amounts were not included in the unaudited pro forma condensed combined statement of operations.

                            PEARL DEVELOPMENT COMPANY

                           Financial Statements as of

                           December 31, 2006 and 2005

                            PEARL DEVELOPMENT COMPANY




                                Table of Contents


                                                                          Page

Independent Auditors' Report...........................................      1

Financial Statements

      Balance Sheets...................................................      2

      Statements of Income.............................................      3

      Statement of Changes in Stockholders' Equity.....................      4

      Statements of Cash Flows.........................................      5

Notes to Financial Statements..........................................      6

                          INDEPENDENT AUDITORS' REPORT



Board of Directors and Stockholders
Pearl Development Company
Lakewood, Colorado


We have audited the accompanying balance sheets of Pearl Development Company as of December 31, 2006 and 2005, and the related statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pearl Development Company as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                          Ehrhardt Keefe Steiner & Hottman PC

June 6, 2007
Denver, Colorado

                            PEARL DEVELOPMENT COMPANY

                                 Balance Sheets


                                                             December 31,
                                                          2006          2005
                                                        -----------------------
                                     Assets

Current assets
  Cash and cash equivalents                          $  7,369,296  $    279,320
  Accounts receivable - trade                          10,580,513     2,115,067
  Prepaid expenses                                        137,345             -
                                                     ------------- -------------
      Total current assets                             18,087,154     2,394,387
                                                     ------------- -------------

Non-current assets
  Property, plant and equipment, net                    2,669,680       861,479
  Note receivable - related party                         291,871             -
  Deposits                                                 28,269           847
                                                     ------------- -------------
      Total non-current assets                          2,989,820       862,326
                                                     ------------- -------------
Total assets                                         $ 21,076,974  $  3,256,713
                                                     ============= =============

                      Liabilities and Stockholders' Equity

Current liabilities
  Accounts payable - trade                           $  5,690,259  $    887,291
  Accounts payable - related party                         93,563             -
  Accrued expenses                                        702,806       475,565
  Line-of-credit                                          500,000            -
  Current portion of capital lease obligations            476,976       188,051
                                                     ------------- -------------
      Total current liabilities                         7,463,604     1,550,907
                                                     ------------- -------------
Non-current liabilities
  Capital lease obligations, less current portion         783,193       187,754
  Deposit liability                                     7,485,412             -
                                                     ------------- -------------
      Total non-current liabilities                     8,268,605       187,754
                                                     ------------- -------------
      Total liabilities                                15,732,209     1,738,661
                                                     ------------- -------------
Commitments and contingencies

Stockholders' equity
  Common stock, no par value; 1,000 shares authorized,
   issued and outstanding                                       -             -
  Additional paid-in capital                              257,443       257,443
  Retained earnings                                     5,087,322     1,260,609
                                                     ------------- -------------
      Total stockholders' equity                        5,344,765     1,518,052
                                                     ------------- -------------

Total liabilities and stockholders' equity           $ 21,076,974  $  3,256,713
                                                     ============= =============


                       See notes to financial statements.

                            PEARL DEVELOPMENT COMPANY

                              Statements of Income


                                                         For the Years Ended
                                                             December 31,
                                                          2006          2005
                                                        -----------------------

Sales
  Revenue                                             $ 34,610,756 $ 12,274,683
                                                      ------------ -------------
      Total sales                                       34,610,756   12,274,683
                                                      ------------ -------------
Cost of services
  Reimbursed expenses                                   16,260,146    4,527,963
  Professional services                                    869,494      598,506
  Salaries and employee benefits                         8,765,176    4,713,646
                                                      ------------ -------------
      Total cost of services                            25,894,816    9,840,115
                                                      ------------ -------------
Gross profit                                             8,715,940    2,434,568
                                                      ------------ -------------

General and administrative expenses
  Vehicle expense                                          938,124      474,958
  Marketing, promotion, and communication                  794,148      268,435
  Office expense                                           503,060      208,602
  Insurance                                                410,501      212,342
  Depreciation and amortization                            390,121      241,775
  Professional fees                                        340,392       16,464
  Specialty equipment                                      318,850      111,067
  Other                                                    303,534       19,893
  Aviation expense                                         143,843            -
  Computer software and licenses                           138,385       88,057
  Training                                                  36,848       10,112
                                                      ------------ -------------
      Total general and administrative expenses          4,317,806    1,651,705
                                                      ------------ -------------
Income from operations                                   4,398,134      782,863
                                                      ------------ -------------
Other income (expense)
  Interest expense                                         (59,782)     (42,046)
  Interest income                                          177,233          782
  Loss on disposal of assets                                     -      (22,970)
                                                      ------------ -------------
      Total other income (expense)                         117,451      (64,234)
                                                      ------------ -------------
Net income                                            $  4,515,585 $    718,629
                                                      ============ =============


                       See notes to financial statements.

                            PEARL DEVELOPMENT COMPANY

                  Statement of Changes in Stockholders' Equity
                 For the Years Ended December 31, 2006 and 2005


                                                                   Additional                  Total
                                            Common Stock            Paid-in      Retained   Stockholders'
                                      Shares            Amount      Capital      Earnings      Equity
                                      ------            ------     ----------    --------   -------------

Balance - December 31, 2004            1,000          $       -   $   257,443  $   541,980  $   799,423

Net income                                 -                  -             -      718,629      718,629
                                   ----------         ----------  ------------ ------------ ------------

Balance - December 31, 2005            1,000                  -       257,443    1,260,609    1,518,052

Distributions to stockholders              -                  -             -     (688,872)    (688,872)

Net income                                 -                  -             -    4,515,585    4,515,585
                                   ----------         ----------  ------------ ------------ ------------

Balance - December 31, 2006            1,000          $       -   $   257,443  $ 5,087,322  $ 5,344,765
                                   ==========         ==========  ============ ============ ============


                       See notes to financial statements.

                            PEARL DEVELOPMENT COMPANY

                            Statements of Cash Flows


                                                          For the Years Ended
                                                              December 31,
                                                           2006          2005
                                                      --------------------------
Cash flows from operating activities
  Net income                                          $  4,515,585  $   718,629
                                                      ------------- ------------
  Adjustments to reconcile net income
   to net cash provided by operating
   activities
   Depreciation and amortization                           390,121      241,775
   Loss on disposal of assets                                    -       22,970
   Changes in assets and liabilities
     Accounts receivable - trade                        (8,465,446)  (1,434,134)
     Prepaid expenses                                     (137,345)           -
     Deposits                                              (27,422)           -
     Accounts payable - trade                            4,802,968      644,155
     Accounts payable - related party                       93,563            -
     Accrued expenses                                      227,241      286,165
     Deposit liability                                   7,485,412            -
                                                      ------------- ------------
                                                         4,369,092     (239,069)
      Net cash provided by operating activities          8,884,677      479,560
                                                      ------------- ------------
Cash flows from investing activities
  Purchases of property, plant and equipment            (1,132,843)    (123,314)
  Note receivable - related party                         (291,871)           -
                                                      ------------- ------------
      Net cash used in investing activities             (1,424,714)    (123,314)
                                                      ------------- ------------
Cash flows from financing activities
  Distributions to stockholders                           (688,872)           -
  Payments on capital leases                              (181,115)    (179,976)
  Proceeds from line of credit                             500,000            -
                                                      ------------- ------------
      Net cash used in financing activities               (369,987)    (179,976)
                                                      ------------- ------------

Net increase in cash                                     7,089,976      176,270

Cash and cash equivalents - beginning of year              279,320      103,050
                                                      ------------- ------------
Cash and cash equivalents  - end of year              $  7,369,296  $   279,320
                                                      ============= ============

Supplemental disclosure of cash flow information:

      Cash paid for interest for the years ended December 31, 2006 and 2005 was $59,782 and $42,046, respectively.

Supplemental disclosure of non-cash activity:

      The Company entered into capital lease transactions during 2006 and 2005 in the amount of $1,065,479 and $164,760, respectively .



                       See notes to financial statements.

                            PEARL DEVELOPMENT COMPANY

                          Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies
-------------------------------------------------------------------------------

Pearl Development Company (the Company) provides value added engineering, construction and field consulting services to the natural gas production, gathering, processing, and transportation industry. The Company also supports the production, refinery, petrochemical, and pipeline industries. The Company's expertise involves providing high level, conceptual engineering, construction and field consulting services that improve the profitability of energy industry companies and to provide support and insight to implement projects in a timely and cost effective manner.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid instruments purchased with an original maturity of 3 months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions it invests with. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Concentrations of Credit Risk
-----------------------------

The Company grants credit in the normal course of business to customers. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

The Company records trade accounts receivable in the normal course of business related to the sale of services or for reimbursement of expenses. The Company evaluates the collectibility of its accounts receivable periodically and has determined that no allowance for doubtful accounts is necessary based on a history of successful collections of amounts due. As such, no allowance for doubtful accounts has been recorded in the accompanying financial statements.

During the years ended December 31, 2006 and 2005, 2 and 4 customers accounted for 78% and 82% of total revenues, respectively. At December 31, 2006 and December 31, 2005, the same customers accounted for 46% and 74% of total accounts receivable, respectively.

Prepaid Expenses
----------------

Prepaid expenses consist primarily of software maintenance, rent, deposits and other expenses paid in advance

Property and Equipment
----------------------

Property and equipment is stated at cost. Equipment under capital leases is valued at the lower of fair market value or net present value of the minimum lease payments at inception of the lease. Depreciation and amortization is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from 3 to 10 years, and the related lease terms for leasehold improvements and equipment under capital leases.

                            PEARL DEVELOPMENT COMPANY

                          Notes to Financial Statements


Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Deposit Liability
-----------------

The deposit liability represents advance payments for procurement of materials for a customer. During 2006, the Company entered into a contractual relationship with a customer to procure engineered materials for a gas plant project. The customer provides funds in a lump sum to the Company to procure the materials for use in the project. The Company recognizes the related cash and a liability in the financial statements for future materials to be purchased as agent for the customer. Any excess funds received shall be refunded to the customer at the end of the contract.

Revenue Recognition
-------------------

The Company recognizes revenue from four distinct revenue streams. Service revenue is received from certain contractual relationships under time and materials type contracts, for which revenue is recognized monthly in the period in which the related time is incurred and as expenses are recognized. Agent fees revenue is recognized in the period in which related materials are purchased and customers are simultaneously invoiced for reimbursement. Revenues from lump-sum turn-key contracts is recognized upon achievement of contract milestones, based on contracts. Interest income is generated from certain customer prepayments for materials to be procured, received, and paid for on behalf of the customer and is recognized monthly.

Advertising Costs
-----------------

The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2006 and 2005 was $65,508 and $7,908, respectively.

Income Taxes
------------

The Company has elected their tax status in accordance with Subchapter S (S Corporation) of the Internal Revenue Code, as a limited liability corporation
(LLC). As these types of entities are not taxpaying entities for federal or state income tax purposes, no income tax expense or income tax benefit has been recorded in these financial statements. Income or losses are reflected in the stockholders' individual income tax returns.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            PEARL DEVELOPMENT COMPANY

                          Notes to Financial Statements


Note 2 - Notes Receivable - Related Party

During 2006, the Company granted a note receivable in the amount of $290,000 to Pearl Aviation, an affiliated company, to fund the down payment on an airplane. The note receivable accrues interest at 7.5% per annum, and both principal and interest are due and payable on demand. As of December 31, 2006, the Company was owed $291,871 in principal and interest on the note.


Note 3 - Property and Equipment

Property and equipment, including assets under capital leases (Note 6), consist of the following:

                                                            December 31,
                                                       2006              2005
                                                  ------------------------------
   Vehicles                                       $  1,954,029   $     565,487
   Software                                            453,649         263,326
   Computer equipment                                  445,642         352,017
   Office equipment                                    327,939         184,684
   Equipment                                           323,978           7,071
   Leasehold improvements                              142,518          76,848
                                                  -------------  --------------
                                                     3,647,755       1,449,433
   Less accumulated depreciation                      (978,075)       (587,954)
                                                  -------------  --------------
                                                  $  2,669,680   $     861,479
                                                  =============  ==============

Note 4 - Accrued Expenses

Accrued expenses consist of the following:

                                                            December 31,
                                                       2006              2005
                                                  ------------------------------

   Accrued vacation                               $     227,536   $     93,689
   Accrued compensation                                 157,783        168,982
   Accrued employee benefits                             93,110         73,106
   Accrued retirement plan                               92,888         27,973
   Accrued sales taxes                                   92,335          8,616
   Accrued payroll taxes                                 23,796         91,326
   Accrued expenses                                      15,358         11,873
                                                  --------------  -------------
                                                  $     702,806   $    475,565
                                                  ==============  =============

                            PEARL DEVELOPMENT COMPANY

                          Notes to Financial Statements

Note 5 - Line-of-Credit

                                                               December 31,
                                                            2006          2005
                                                        -----------------------
$3,000,000  line-of-credit  payable  to  a  bank,  due
 December   2007.   Interest   is  at  7.75%   payable
 monthly.  The line contains  affirmative and negative
 covenants.  It is  Collateralized  by all  assets  of
 the  Company   and   guaranteed   by  the   Company's
 president.                                             $  500,000    $       -
                                                        ===========   ==========

Note 6 - Capital Leases
-----------------------

The Company has acquired assets under the provisions of long-term leases. For financial reporting purposes, minimum lease payments relating to the assets have been capitalized. The leases expire between March 1, 2007 and December 15, 2010. Amortization of the leased property is included in depreciation expense.

The assets under capital lease that are included in property and equipment (Note
3) have cost and accumulated amortization as follows:

                                                              December 31,
                                                           2006          2005
                                                      -------------------------
   Vehicles - cost                                    $  1,954,029  $   565,487
   Less accumulated amortization                          (392,366)    (149,413)
                                                      ------------- ------------
                                                      $  1,561,663  $   416,074
                                                      ============= ============

Maturities of capital lease obligations are as follows:

   Year Ending December 31,
           2007                                         $     558,887
           2008                                               538,100
           2009                                               277,856
           2010                                                16,855
                                                        -------------
           Total minimum lease payments                     1,391,698
           Amount representing interest                     (131,529)
                                                        -------------
           Present value of net minimum lease payments      1,260,169
           Less current portion                             (476,976)
                                                        -------------

           Long-term capital lease obligation           $     783,193
                                                        =============

                            PEARL DEVELOPMENT COMPANY

                          Notes to Financial Statements

Note 7 - Related Party Transactions
-----------------------------------

The Company has a note receivable from Pearl Aviation, an affiliated company, related to a loan for the down payment and related closing costs for the purchase of a Cessna Jet in the amount of $290,000 plus accrued interest of $1,871 for a balance of $291,871 at December 31, 2006.

The Company owes $93,563 to Pearl Development - Australia, an affiliated company, related to reimbursable expenses.

The Company is named guarantor of the aircraft loan between Pearl Aviation and Cessna Financial in the approximate amount of $4,800,000.


Note 8 - Commitments and Contingencies
--------------------------------------

Operating Leases
----------------

The Company leases facilities, equipment and vehicles under non-cancelable operating leases. Rent expense for these leases was:

   Year Ended December 31,
   -----------------------

           2006                                         $     330,303
           2005                                         $     189,005

Future minimum lease payments under these leases are approximately as follows:

   Year Ending December 31,
   ------------------------

           2007                                         $     391,555
           2008                                               390,897
           2009                                               394,138
           2010                                               299,390
           2011                                               172,860
                                                        -------------
                                                        $   1,648,840

Litigation
----------

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company. As of December 31, 2006, management is not aware of any pending or threatened litigation.

                            PEARL DEVELOPMENT COMPANY

                          Notes to Financial Statements



Note 9 - Subsequent Events
--------------------------

As of January 1, 2007, the Company implemented a reorganization plan to better manage the risks and cross-liabilities of the Company's various business units and to allow each business unit to focus on its core business and operations. As part of the reorganization plan, the Company formally changed its name to "Pearl Investment Company," and formed the following Colorado entities which are owned by the Company or are under common ownership or control with the Company: "Pearl Development Company, LLC"; "Pearl Field Services, LLC"; "Pearl Process Systems, LLC"; "Pearl Group Management, LLC"; and "Pearl Construction Company, LLC."

                           PEARL INVESTMENT COMPANY

            Unaudited Condensed Consolidated Financial Statements
                              September 30, 2007

                            PEARL INVESTMENT COMPANY




                                Table of Contents


                                                                           Page
                                                                           ----

Financial Statements

      Condensed Consolidated Balance Sheet (Unaudited).......................1

      Condensed Consolidated Statements of Income (Unaudited)................2

      Condensed Consolidated Statements of Cash Flows (Unaudited)............3

Notes to Unaudited Condensed Consolidated Financial Statements...............4

                            PEARL INVESTMENT COMPANY

                      Condensed Consolidated Balance Sheet
                                   (unaudited)

                                                     September 30,
                                                         2007
                                                     -------------
Assets
Current assets
  Cash and cash equivalents                          $          -

  Accounts receivable - trade                          13,477,185
  Accounts receibable - related party                      80,000
  Prepaid expenses                                        267,297
                                                     -------------
      Total current assets                             13,824,482
                                                     -------------
Non-current assets
  Property and equipment, net                           9,940,691
  Intangible assets                                     1,000,000
  Deposits                                              184,312
                                                     -------------
      Total non-current assets                         11,125,003
                                                     -------------
Total assets                                         $ 24,949,485
                                                     =============
Liabilities and Stockholders' Equity
Current liabilities
  Accounts payable - trade                           $  4,003,767
  Bank overdrafts                                         889,993
  Accrued expenses                                      1,238,391
  Line of credit                                        1,000,000
  Current portion of capital lease obligations          1,576,091
                                                     -------------
      Total current liabilities                         8,708,242
                                                     -------------
Non-current liabilities
  Capital lease obligations, less current portion       5,572,732
  Deposit liability                                     3,034,419
                                                     -------------
      Total non-current liabilities                     8,607,151
                                                     -------------
      Total liabilities                                17,315,393
                                                     -------------
Stockholders' equity
  Common stock, no par value; 1,000 shares
   authorized, issued and outstanding                           -
  Additional paid-in-capital                              257,463
  Retained earnings                                     7,376,629
                                                     -------------
      Total stockholders' equity                        7,634,092
                                                     -------------
Total liabilities and stockholders' equity           $ 24,949,485
                                                     =============

                 See notes to unaudited financial statements.
                                      1

                            PEARL INVESTMENT COMPANY

                 Condensed Consolidated Statements of Income
                                 (unaudited)

                                                        Nine Months Ended
                                                          September 30,
                                                       2007           2006
                                                     -----------------------

Sales
  Revenue                                           $37,575,940   $23,200,162
                                                   ------------- -------------
      Total sales                                    37,575,940    23,200,162
                                                   ------------- -------------
Cost of services
  Reimbursed expenses                                15,239,550    10,595,767
  Professional services                                 643,513       760,689
  Salaries and employee benefits                     12,784,682     5,531,756
                                                   ------------- -------------
      Total cost of services                         28,667,745    16,888,212
                                                   ------------- -------------
                                                      8,908,195     6,311,949
                                                   ------------- -------------
Gross profit

General and administrative expenses
  Vehicle expense                                       738,336       669,809
  Marketing, promotion, and communication               945,258       396,645
  Office expense                                        896,565       340,132
  Insurance                                             578,541       313,748
  Depreciation and amortization                         886,697       212,500
  Professional fees                                     715,846        80,569
  Specialty equipment                                   189,900       156,647
  Other                                                 (20,052)       26,740
  Aviation expense                                      673,024             0
  Computer software and licenses                        189,074       113,994
  Training                                               95,437        23,881
                                                   ------------- -------------
      Total general and administrative expenses       5,888,626     2,334,665
                                                   ------------- -------------
                                                      3,019,569     3,977,285
Income from operations

Other income (expense)
  Interest expense                                     (347,170)      (38,568)
  Interest income                                       193,712        75,896
  Other income                                            3,578             0
                                                   ------------- -------------
      Total other income (expense)                     (149,880)       37,328
                                                   ------------- -------------
      Net income                                     $2,869,689    $4,014,613
                                                   ============= =============


                  See notes to unaudited financial statements.
                                       2

                           PEARL INVESTMENT COMPANY

               Condensed Consolidated Statements of Cash Flows
                                 (unaudited)

                                                           Nine Months Ended
                                                             September 30,
                                                         ---------------------
                                                           2007         2006
                                                         --------     --------

Cash flows from operating activities
  Net income                                           $2,869,689    $4,014,613
  Adjustments to reconcile net income to net
  cash provided by (used in) operating
  activities
    Depreciation and amortization                         886,697       212,500
    Changes in assets and liabilities
      Accounts receivable - trade                      (2,896,672)   (3,103,282)
      Accounts receivable - related party                 (80,000)            -
      Prepaid expenses                                   (129,952)      (95,833)
      Deposits                                           (156,043)      (19,887)
      Accounts payable - trade                         (1,780,055)    1,547,516
      Accounts payable - related party                          -             -
      Accrued expenses                                    535,585         3,104
      Deposit liability                                (4,450,993)    6,504,617
                                                      ------------  ------------
       Net cash provided by (used in)
        operating activities                           (5,201,744)    9,063,348

Cash flows from investing activities
  Purchases of property and equipment                  (1,558,041)     (777,862)
  Intangible assets - patent technology                (1,000,000)            0
  Collections on notes receivable - related party         291,871             0
                                                      ------------  ------------
      Net cash used in investing activities            (2,266,170)     (777,862)

Cash flows from financing activities
  Net proceeds from line of credit                        500,000             0
  Payments on capital leases                             (711,013)     (135,836)
  Net increase in bank overdrafts                         889,993             -
  Distributions to stockholders                          (580,362)     (196,923)
                                                      ------------  ------------
    Net cash provided by (used in) financing
     activities                                            98,618      (332,759)
                                                      ------------  ------------
Net increase (decrease) in cash and cash equivalents   (7,369,296)    7,952,727
Cash and cash equivalents - beginning of period         7,369,296       279,320
                                                      ------------  ------------
Cash and cash equivalents - end of period             $         -   $ 8,232,047
                                                      ============  ============

Supplemental disclosure of cash flow information:

      Cash paid for interest for the nine months ended September 30, 2007 and 2006 was $347,170 and $38,568, respectively.

Supplemental disclosure of non-cash investing and financing activity:

      The Company entered into capital lease transactions during the first nine months of 2007 and 2006 in the approximate amount of $6,600,000 and $857,000 respectively.


                 See notes to unaudited financial statements.
                                       3

                            PEARL INVESTMENT COMPANY

         Notes to Unaudited Condensed Consolidated Financial Statements

Note 1 - Summary of Significant Accounting Policies
---------------------------------------------------

Organization and Nature of Business
-----------------------------------

Pearl Investment Company (the "Company"), formerly known as Pearl Development Company, provides value added engineering, construction and field consulting services to the natural gas production, gathering, processing, and transportation industry. The Company also supports the production, refinery, petrochemical, and pipeline industries. The Company's expertise involves providing high level, conceptual engineering, construction and field consulting services that improve the profitability of energy industry companies and to provide support and insight to implement projects in a timely and cost effective manner.

Basis of Presentation
---------------------

The accompanying condensed consolidated financial statements of the Company included herein have been prepared by the Company's management, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and, in the opinion of management, reflect all adjustments necessary to present a fair statement of operations, financial position and cash flows. The Company's management believes that the disclosures are adequate and the information presented is not misleading, although certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The accompanying condensed consolidated financial statements should be read in conjunction with the financial statements and notes of Pearl Development Company for the year ended December 31, 2006.

The accompanying condensed consolidated financial statements include the accounts of our wholly-owned subsidiaries: Pearl Development Company, LLC, Pearl Field Services, LLC, Pearl Group Management, LLC, Pearl Process Systems, LLC, Pearl Construction Company, LLC and Pearl Aviation, LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

                            PEARL INVESTMENT COMPANY

         Notes to Unaudited Condensed Consolidated Financial Statements

Fair Value of Financial Instruments
-----------------------------------

In accordance with the reporting requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of cash, accounts receivable and accounts payable approximate their carrying amounts due to the short maturity of these instruments. The carrying value of the line of credit and short and long-term capital lease obligations also approximates fair value since their terms are similar to those in the lending market for comparable debt and capital leases with comparable risks. None of these instruments are held for trading purposes.

Recent Accounting Pronouncements
--------------------------------

In September 2006, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No.157, "Fair Value Measurements" (FAS 157). FAS 157defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. FAS 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. FAS 157 is effective for fiscal years beginning after November 15, 2007. The Company does not believe the adoption of FAS 157 will have a material impact on its financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FAS 109"), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FAS No. 109,"Accounting for Income Taxes." FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006 so it was effective for the Company in first quarter of fiscal year 2007, which began on January 1, 2007. The adoption of FIN 48 did not have a material impact on the Company's financial statements.

In September 2006, the SEC released Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statement" ("SAB 108"), which provides guidance on how companies should quantify financial statement misstatements. SAB 108 requires that the effect of misstatements that were not corrected at the end of the prior year be considered in quantifying misstatements in the current-year financial statements. Two techniques were identified as being used by companies in practice to accumulate and quantify misstatements -- the "rollover" approach and the "iron curtain" approach. The rollover approach quantifies a misstatement based on the amount of the misstatement originating in the current-year income statement. Thus, this approach ignores the effects of correcting the portion of the current-year balance sheet misstatement that originated in prior years. The iron curtain approach quantifies a misstatement based on the effects of correcting the cumulative misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement's year(s) of origination. SAB 108 permits companies to adjust for the cumulative effect of misstatements relating to prior years in the carrying amount of assets and liabilities as of

                            PEARL INVESTMENT COMPANY

         Notes to Unaudited Condensed Consolidated Financial Statements


the beginning of the current fiscal year, with an offsetting adjustment to the opening balance of retained earnings in the year of adoption.

In February 2007, the Financial Accounting Standards Board (the "FASB") issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities -- Including an Amendment of FASB Statement No. 115 ("SFAS 159"). This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. Most of the provisions in SFAS 159 are elective; however, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. The FASB's stated objective in issuing this standard is as follows: "to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions."

The fair value option established by SFAS 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. The fair value option: (i) may be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method;
(ii) is irrevocable (unless a new election date occurs); and (iii) is applied only to instruments and not to portions of instruments.

SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements ("SFAS 157"). The Company's management is currently assessing the impact of SFAS 159 on its financial statements.

Note 2 - Capital Leases
-----------------------

The Company has acquired assets under the provisions of long-term leases. For financial reporting purposes, minimum lease payments relating to the assets have been capitalized. The leases expire between March 1, 2007 and November 27, 2018. Amortization of the leased property is included in depreciation expense.

The assets under capital lease that are included in property and equipment (Note
3) have cost and accumulated amortization as follows:

                                                              September 30,
                                                           2007          2006
                                                        -----------------------
   Vehicles - cost                                      $2,447,688   $1,613,665
   Less accumulated amortization                          (267,429)    (331,628)
                                                        ----------- -----------
                                                        $2,180,259   $1,282,037
                                                        =========== ===========

                            PEARL INVESTMENT COMPANY

         Notes to Unaudited Condensed Consolidated Financial Statements


Maturities of capital lease obligations are as follows:

   Twelve months ending September 30,
   ----------------------------------
           2008                                         $   1,890,402
           2009                                             1,572,011
           2010                                               960,471
           2011                                               651,407
           Thereafter                                       4,198,501
           Total minimum lease payments                     9,272,792
           Amount representing interest                    (2,123,969)
                                                         -------------
           Present value of net minimum lease payments      7,148,823
           Less current portion                            (1,576,091)
                                                         -------------

           Long-term capital lease obligation            $  5,572,732
                                                         =============

                           PEARL INVESTMENT COMPANY

        Notes to Unaudited Condensed Consolidated Financial Statements

Note 3 - Subsequent Events
--------------------------

In December 2007, the Company was acquired by Epic Energy Resources, Inc. for 1,486,240 shares of its restricted common stock and $18,720,000 in cash. The 1,486,240 shares are restricted securities as that term is defined in Rule 144 of the Securities and Exchange Commission. Up to 3,313,760 additional shares may be issued in the future to key employees and officers of Pearl Investment Company subject to certain vesting requirements.

                                 TABLE OF CONTENTS
                                                                       Page
PROSPECTUS SUMMARY .................................................
RISK FACTORS .......................................................
MARKET FOR COMMON STOCK ............................................
MANAGEMENT'S DISCUSSION AND ANALYSIS
     AND PLAN OF OPERATION .........................................
BUSINESS............................................................
MANAGEMENT .........................................................
PRINCIPAL SHAREHOLDERS..............................................
SELLING SHAREHOLDERS................................................
DESCRIPTION OF SECURITIES...........................................
INDEMNIFICATION ....................................................
AVAILABLE INFORMATION...............................................
FINANCIAL STATEMENTS................................................

      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Security Devices. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

                                     PART II

                     Information Not Required in Prospectus

Item 24. Indemnification of Officers and Directors The Colorado Business Corporation Act provides that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company's best interest.

Item 25. Other Expenses of Issuance and Distribution.

   The following table lists the costs and expenses payable by the Company in connection with the issuance and distribution of the securities being registered.

             SEC Filing Fee                              $   4,451
             Blue Sky Fees and Expenses                        300
             Legal Fees and Expenses                        70,000
             Accounting Fees and Expenses                   25,000
             Miscellaneous Expenses                            249
                                                      ------------
                  TOTAL                                   $100,000
                                                      ============

   All expenses other than the SEC filing fee are estimated.

Item 26. Recent Sales of Unregistered Securities.

   The following lists all shares issued by the Company since December 31, 2004 which were not registered with the Securities and Exchange Commission. Unless otherwise indicated, all per share information has been adjusted to reflect a 20-for-1 forward split of the Company's common stock which was approved by the Company's shareholders in March 2005.

April 2006 Sales
----------------

Name                  Date of Sale        Shares        Warrants  Consideration
----                  ------------        ------        --------  -------------

Rex Doyle                4-4-06         20,000,000 (1)       --         $200
John Ippolito            4-4-06         20,000,000 (1)       --         $200
David Reynolds           4-4-06          2,000,000           --         $ 20
Dana Walters             4-4-06          1,000,000           --         $ 10
Joseph Lindquist         4-4-06          1,000,000           --         $ 10


(1) On March 12, 2007 Rex Doyle and John Ippolito each agreed to the cancellation of 11,600,0000 of their respective shares.

Consulting Services
-------------------

    Name                      Date         Shares      Consideration
    ----                      ----         ------      -------------

    John Sherwood           12/18/06       15,000      Services rendered  and
                                                       valued at $11,419.

    W. Robert Eissler       12/18/06       15,000      Services rendered
                                                       and valued at $11,419.

    Dr. Robert M. Ferguson  12/18/06        15,000     Services rendered and
                                                       valued at $11,419.

    W. Steven Goff          12/18/06       10,000      Services rendered and
                                                       valued at $7,613.

    Michael Kinney          12/18/06       20,000      Services rendered and
                                                       valued at $15,225.

    Michael Kinney           3/26/07       20,000      Services rendered and
                                                       valued at $61,000.

    Michael Kinney            6/6/07       20,000      Services rendered and
                                                       valued at $62,500.

    Gary L. Christensen      9/14/07       63,556      Services rendered and
                                                       valued at $209,735.

Oil and Gas Properties
----------------------

    Name                      Date         Shares      Consideration
    ----                      ----         ------      -------------

    Dick Schremmer          12/22/06    2,200,000     Interest in Kansas oil and
                                                      gas property

    Edwin Gressel           12/22/06    1,000,000     Interest in Kansas oil and
                                                      gas property

    Harold Gordon            2/16/07        1,923     Interest in Oklahoma oil
                                                      and gas property

    David Howard             2/16/07        1,923     Interest in Oklahoma oil
                                                      and gas property

Private Placement
-----------------

      Between October 2006 and April 2007 the Company raised $1,414,100, net of commissions, from the sale of 1,455,100 shares of its common stock, plus 491,500 Series A warrants and 963,600 Series B warrants, to private investors. The Series A warrants expired on December 31, 2007. Each Series B Warrant entitles the holder to purchase one share of the Company's common stock at a price of $2.50 per share at any time prior to September 30, 2009. The Company paid commissions of $40,400 in connection with the sale of these securities.

The Carnrite Group LLC
----------------------

    Name                      Date         Shares      Consideration
    ----                      ----         ------      -------------

    Alan G. Carnrite         8/10/07    1,271,125     Membership interest in the
                                                      Carnrite Group, LLC.

    Gillian A. Tilbury       8/10/07      381,337     Membership interest in the
                                                      Carnrite Group, LLC.

    Lea Ann Robertson        8/10/07      381,337     Membership interest in the
                                                      Carnrite Group, LLC.

    Rita L. Williams         8/10/07      381,337     Membership interest in the
                                                      Carnrite Group, LLC.

    Sherri L. Herzig         8/10/07      381,337     Membership interest in the
                                                      Carnrite Group, LLC.

    Carolyn N. Stortstrom    8/10/07      381,337     Membership interest in the
                                                      Carnrite Group, LLC.

Pearl Investment Company
------------------------

    Name                      Date         Shares     Consideration
    ----                      ----         ------     -------------

    R. Bret Rhinesmith      12/5/07     1,000,000     Shares of Pearl
                                                      Investment Company.

    Curtis L. Good           12/5/07      126,928     Shares of Pearl Investment
                                                      Company.

   Patrick A. Redalen        12/5/07       59,312     Shares of Pearl Investment
                                                      Company.

   Kindra Snow-McGregor      12/5/07       75,000     Services rendered.

   Michael J. Kraft          12/5/07       75,000     Services rendered.

   Edward C. Relaford, Jr.   12/5/07       75,000     Services rendered.

    Larry W. Bridger         12/5/07       75,000     Services rendered.

Common Stock and Warrants
-------------------------

      On December 5, 2007 Epic sold 5,096,002 shares of its common stock, plus warrants, to the investors listed below. Each warrant entitles the holders to purchase one share of the Epic's common stock. The warrants are exercisable at a price of $1.50 per share and expire on December 5, 2012.

      On December 31, 2007 Epic sold an additional 1,023,001 shares of its common stock to a group of private investors for gross proceeds of $1,534,502 or $1.50 per share. The investors also received warrants which entitle the holders to purchase up to 1,023,001 shares of Epic's common stock. The warrants are exercisable at a price of $1.50 per share and expire on December 5, 2012.

Name                             Date of Sale Shares    Warrants  Consideration
----                             ------------ ------    --------  -------------

Chestnut Ridge Partners, LP        12-05-07   200,000    200,000     $300,000

Ironman PI Fund (QP), L.P.         12-05-07   500,000    500,000     $750,000

Truk Opportunity Fund, LLC         12-05-07   250,000    250,000     $375,000

Truk International Fund, LP        12-05-07    83,333     83,333     $125,000

Brio Capital L.P.                  12-05-07   100,000    100,000     $150,000

GCA Strategic Investment Fund Ltd. 12-05-07   333,333    333,333     $500,000

Cranshire Capital, L.P.            12-05-07   166,667    166,667     $250,000

Midsummer Investment, Ltd.         12-05-07   500,000    500,000     $750,000

Fort Mason Master, LP              12-05-07   469,550    469,550     $704,325

Fort Mason Partners, LP            12-05-07    30,450     30,450      $45,675

Fraser Black and Deirdre D. Black  12-05-07   333,333    333,333     $500,000

Marcus Wilkins                     12-05-07   100,000    100,000     $150,000

Robert R. Henry                    12-05-07   130,000    130,000     $195,000

C. Allen Robinson                  12-05-07    66,666     66,666      $99,999

Castex New Ventures, L.P.          12-05-07   666,667    666,667   $1,000,000

Roger S. Kellett                   12-05-07    35,000     35,000      $52,500

Ricky D. Needham                   12-05-07    22,000     22,000      $33,000

Name                             Date of Sale Shares    Warrants  Consideration
----                             ------------ ------    --------  -------------

Thomas E. Palmer Jr.               12-05-07    20,000     20,000      $30,000

Thomas Edwin Palmer Sr.            12-05-07    33,334     33,334      $50,001

Terry P. Sellers                   12-05-07    33,333     33,333      $50,000

Continental American Resources, Inc.12-05-07   33,333     33,333      $50,000

Morgan J. Scudi                    12-05-07    40,000     40,000      $60,000

Albert G Aaron                     12-05-07    66,667     66,667     $100,000

Edward  Perera                     12-05-07    76,001     76,001     $114,001

Warren W. Smith                    12-05-07    66,667     66,667     $100,000

William Reed Moraw                 12-05-07    50,000     50,000      $75,000

M. Richard Asher                   12-31-07   466,667    466,667     $700,000

Susanne Young                      12-31-07    66,667     66,667     $100,000

Steven Hahn                        12-31-07    66,667     66,667     $100,000

Jeffrey Hahn                       12-31-07    66,667     66,667     $100,000

Braden S. Carlsson                 12-31-07    23,000     23,000      $34,500

Retzloff Family Company Ltd.       12-31-07   333,333    333,333     $500,000

Notes and Warrants

      On December 5, 2007 the Company sold notes in the principal amount of $20,250,000 plus warrants, to the investors listed below. Each warrant entitles the holders to purchase one share of the Company's common stock. The warrants are exercisable at a price of $1.65 per share and expire on December 5, 2012.

                                        Principal
Name                                  Amount of Note         Warrants
----                                  --------------         --------

Shelter Island Opportunity Fund, LLC    $1,000,000           787,879

William H. Wilson, Jr.                     $70,000            55,152

H. Steven Walton                           $50,000            39,394

                                        Principal
Name                                  Amount of Note         Warrants
----                                  --------------         --------

Peter Morin                                $65,000            51,213

Todd M. Binet                              $65,000            51,513

Cranshire Capital, L.P.                   $250,000           196,970

Midsummer Investment, Ltd.              $4,500,000         3,545,455

Fort Mason Master, L.P.                 $2,112,975         1,664,769

Fort Mason Partners, L.P.                 $137,025           107,960

Whitebox Convertible Arbitrage          $5,500,000         4,333,334
 Partners, LP

Pandora Select Partners, LP             $3,000,000         2,363,637

Whitebox Special Opportunities          $3,000,000         2,363,637
 Partners Series B, LP

Guggenheim Portfolio Company              $500,000           393,940
  XXXI, LLC


      Rodman & Renshaw acted as the lead placement agent for the sale of the common stock, notes and warrants. For its services in this regard, Rodman & Renshaw received $1,849,000 in cash from the Company, as well as warrants to purchase 1,301,151 shares of the Company's common stock. Warrants to purchase 184,333 shares are exercisable at a price of $1.50 per share and warrants to purchase 1,116,818 shares are exercisable at a price of $1.65 per share. The Company paid $235,000 to other placement agents, none of which were affiliated with the Company, participating in the financing.

      The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of the shares of common stock, notes and warrants. The persons who acquired these shares were sophisticated investors. The persons who acquired these shares acquired them for their own accounts. The certificates representing these shares will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

Item 27. Exhibits

The following exhibits are filed with this Registration Statement:

Exhibit
Number    Exhibit Name
3.1       Articles of Incorporation                  Incorporated by reference,
                                                     and as same exhibit number,
                                                     from  the   ompany's
                                                     Registration Statement  on
                                                     Form SB-2 (Commission File
                                                     No. 333-57030).

3.2      Amendments to Articles of Incorporation

3.3      Bylaws

5        Opinion of Counsel

10.1  Agreement relating to the acquisition of the  Incorporated by reference to
         Carnrite Group, LLC                        Exhibit 10 to the Company's
                                                    report on Form 8-K dated
                                                    August 10, 2007.

10.2  Agreement relating to the acquisition of      Incorporated by reference to
         Pearl Investment Company                  Exhibit 10.1 to the Company's
                                                    report  on  Form  8-K  dated
                                                    December 5, 2007.

10.3  Securities Purchase Agreement (together with  Incorporated by reference to schedule required by Instruction 2 to  Exhibit 10.2 to the
          Item 601 of Regulation S-K) pertaining    Company's report on Form 8-K
          to the sale of common stock and warrants  dated December 5, 2007.

10.4  Purchase Agreement (together with schedule    Incorporated by reference to
          required by Instruction 2 to Item 601     Exhibit 10.3 to the
          of Regulation S-K)                        Company's pertaining to the
                                                    sale of the notes and
                                                    warrants report on Form 8-K
                                                    dated December 5, 2007.

21.       Subsidiaries

23.1     Consent of Attorneys

23.2     Consent of Accountants

Item 28. Undertakings

    (a) The small business issuer will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to.

            (i) Include any Prospectus required by Section l0 (a)(3) of the Securities Act:

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      (e) Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Small Business Issuer pursuant to the foregoing provisions or otherwise, the Small Business Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Small Business Issuer of expenses incurred or paid by a director, officer or controlling person of the Small Business Issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Small Business Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (g) That, for the purpose of determining liability under the Securities Act to any purchaser:

      (1) If the small business issuer is relying on Rule 430B:

        (i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

        (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      (2) If the small business issuer is subject to Rule 430C, include the following:

   Each prospectus filed pursuant to Rue 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                    SIGNATURES

         In accordance with the requirements of the Securities Act of l933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in Spring, Texas on the 3rd day of January 2008.

                                    EPIC ENERGY RESOURCES, INC.


                                 By: /s/ Rex P. Doyle
                                     ----------------------------------
                                     Rex P. Doyle, President, Principal
                                     Financial Officer and Principal Accounting
                                     Officer

    In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                            Title                    Date
---------                            -----                    ----

/s/ Rex P. Doyle                    Director             January 3, 2008
-------------------------
Rex P. Doyle


                                    Director
-------------------------
W. Robert Eissler


/s/ Dr. Robert M. Ferguson          Director             January 3, 2008
-------------------------
Dr. Robert M. Ferguson


/s/ Kevin G. McMahon                Director             January 3, 2008
-------------------------
Kevin G. McMahon

                            EPIC ENERGY RESOURCES, INC.

                                     FORM SB-2

                                     EXHIBITS